Exhibit 10.1

FOURTH AMENDMENT AGREEMENT
THIS FOURTH AMENDMENT AGREEMENT, dated as of February 13, 2024 (this “Amendment”), by and among the undersigned Lenders and L/C Issuers, SUNPOWER CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto, and BANK OF AMERICA, N.A., as Administrative Agent and the Swingline Lender.
RECITALS:
WHEREAS, reference is hereby made to the Credit Agreement, dated as of September 12, 2022 (as amended by the First Amendment, dated as of January 26, 2023, as amended by the Amendment and Waiver to Credit Agreement, dated as of December 8, 2023, as modified by the Extension Agreement, dated as of January 18, 2024, as modified by the Waiver Agreement, dated as of January 30, 2024 (the “Waiver Agreement”), as modified by the Extension Agreement, dated as of January 31, 2024, as amended by the Third Amendment Agreement, dated as of January 31, 2024 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to giving effect to this Amendment, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by this Amendment, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”), by and among the Borrower, the Subsidiary Guarantors, the Lenders and the L/C Issuers party thereto from time to time, the Administrative Agent and Collateral Agent;
WHEREAS, the Borrower intends to enter into a Second Lien Credit Agreement (as defined in the Amended Credit Agreement);
WHEREAS, in connection with the Borrower entering into the Second Lien Credit Agreement, the outstanding Second Amendment Revolving Loans (as defined in the Existing Credit Agreement) will be converted into loans under the Second Lien Credit Agreement and shall no longer be outstanding as Second Amendment Revolving Loans hereunder, the Second Amendment Revolving Commitments (as defined in the Existing Credit Agreement) will be terminated and the Second Amendment Revolving Lender (the “Exiting Second Amendment Revolving Lender”) shall no longer be a party to the Amended Credit Agreement;
WHEREAS, the Lenders agreed to temporarily waive the Waived Defaults (as defined in the Second Amendment) upon entry into the Second Amendment;
WHEREAS, the Lenders agreed to temporarily waive the Permitted Variance Breach (as defined in the Waiver Amendment) and any Default or Event of Default arising solely therefrom (the “Waived Variance Defaults”) upon entry into the Waiver Agreement;
WHEREAS, the Borrower has requested that the Lenders permanently waive the Waived Defaults and the Waived Variance Defaults, occurring on or prior to the date hereof;
WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended and the Lenders party hereto, constituting all of the Lenders, agree to amend the Existing Credit Agreement, subject to the conditions and limitations set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
1.Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement. The rules of construction specified in Sections 1.02 through 1.08 of the Amended Credit Agreement also apply to this Amendment, mutatis mutandis, as if fully set forth herein.
2.Waiver. Effective as of and from the Commencement Time (as defined in the Second Amendment), the Administrative Agent and the Lenders hereby agree to permanently waive the Waived Defaults and the Waived Variance Defaults.
3.Amendments to the Existing Credit Agreement.
(a)Each of the parties hereto agrees that, on and as of the Amendment Effective Date (as defined below), the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), to add the double- underlined text (indicated textually in the same manner as the following example: double-under- lined text), and to move the green text (indicated textually in the same manner as the following examples: ~~moved text~~ and moved text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto.
(b)Each of the parties hereto agrees that, on and as of the Amendment Effective Date, Exhibit H to the Existing Credit Agreement shall be amended and restated in its entirety as set forth in Exhibit B attached hereto.
(c)Each of the parties hereto agrees that, on and as of the Amendment Effective Date, Schedule 1.01(b) to the Existing Credit Agreement shall be amended and restated in its entirety as set forth in Schedule I attached hereto.
(d)Each of the parties hereto agrees that, on and as of the Amendment Effective Date, Schedule 5.15 to the Existing Credit Agreement shall be amended and restated in its entirety as set forth in Schedule 5.15 attached hereto.
(e)Each of the parties hereto agrees that, on and as of the Amendment Effective Date, Schedule 7.02(b) hereto is added to the Existing Credit Agreement as Schedule 7.02(b) thereto.
(f)Each of the parties hereto agrees that, on and as of the Amendment Effective Date, Schedule 7.05A hereto is added to the Existing Credit Agreement as Schedule 7.05A thereto.
(g)Each of the Parties hereto agree, on and as of the Amendment Effective Date the “Initial Revolving Loans” as defined in the Existing Credit Agreement in effect immediately prior to the effectiveness of this Amendment shall constitute the “Revolving Loans”.

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(h)Each of the Parties hereto agree, on and as of the Amendment Effective Date the “Initial Revolving Commitments” as defined in the Existing Credit Agreement in effect immedi- ately prior to the effectiveness of the Amendment shall constitute the “Revolving Commitments”.
4.Second Amendment Revolving Loans. The Exiting Second Amendment Revolving Lender hereby agrees that upon the issuance to it on the Amendment Effective Date of Second Lien Loans in a principal amount of $45,463,390.39, all obligations in respect of the outstanding principal amount of Second Amendment Revolving Loans held by it shall be satisfied. The Exiting Second Amendment Revolving Lender hereby authorizes the Administrative Agent to update the register accordingly.
5.Representations and Warranties. By its execution of this Amendment, each Loan Party hereby represents and warrants that, as of the date hereof:
(a)each Loan Party has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment and the Amended Credit Agreement;
(b)this Amendment when delivered hereunder will have been, duly executed and delivered by each Loan Party that is party hereto. This Amendment constitutes a legal, valid and binding obligation of each such Loan Party, enforceable against each Loan Party that is party hereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law;
(c)the execution, delivery and performance by each Loan Party of this Amendment has been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (x) any indenture, agreement or other instrument evidencing Material Indebtedness that is binding upon the Loan Parties or any of their respective properties or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Applicable Law, except, in each case (other than with respect to clause (i) above), to the extent that any of the foregoing would not reasonably be expected to have a Material Adverse Effect; and
(d)after giving effect to this Amendment, the representations and warranties of each Loan Party set forth in Article V of the Amended Credit Agreement and in each other Loan Document are true and correct in all material respects (other than representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date hereof with the same effect as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date (it being understood that any representation or warranty made with respect to any information contained on any Schedule to any Loan Document shall be made as if such representation or warranty was specifically limited to the Closing Date).

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6.Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions (the first date on which all such conditions are satisfied, the “Amendment Effective Date”):
(a)Execution of this Amendment and Intercreditor Agreement. The Administrative Agent shall have received duly executed counterparts of (i) this Amendment from the Administrative Agent, the Lenders constituting all of the Lenders, the Borrower and each other Loan Party and (ii) the Second Lien Intercreditor Agreement from the Collateral Agent, the GLAS Americas, LLC, as collateral agent under the Second Lien Credit Agreement, and acknowledged by the Borrower and each other Loan Party.
(b)Payment of Fees and Expenses. The Borrower shall have paid (or caused to be paid), to the extent invoiced at least one (1) Business Day prior to the Amendment Effective Date, all costs, fees and expenses of the Administrative Agent (including, without limitation, legal fees and expenses) to the extent required to be paid by the Borrower pursuant to Section 11.04(a) of the Amended Credit Agreement.
(c)No Default or Event of Default. As of the Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing and no “default” or “event of default” (or analogous term) shall have occurred and be continuing in respect of any financing, including any non-recourse financing of receivables, that provides liquidity to the Borrower or any of its Restricted Subsidiaries.
(d)Legal Opinion. The Administrative Agent shall have received dated as of the Amendment Effective Date a favorable written opinion of Kirkland & Ellis LLP, as counsel to the Loan Parties addressed to the Administrative Agent and the Lenders and in form and substance satisfactory to the Administrative Agent.
(e)Representations and Warranties. The representations and warranties set forth in Section 5 hereof shall be true and correct on and as of the Amendment Effective Date in all material respects.
(f)Second Lien Credit Agreement. The Administrative Agent shall have received duly executed counterparts of the Second Lien Credit Agreement and the Second Lien Credit Agreement shall become effective and shall have funded a minimum of $80,000,000 to the Borrower substantially concurrently with this Amendment.
(g)Juniper Financing. Except as otherwise agree by the Lenders, the applicable Juniper Financing Entities shall have obtained investment committee approvals with respect to the Juniper Financing.
(h)Second Amendment Revolving Loans. Substantially concurrently with the effectiveness of this Amendment, the Second Amendment Revolving Loans shall be converted into loans under the Second Lien Credit Agreement and the Second Amendment Revolving Loans shall have been deemed to have been repaid, discharged and satisfied and all obligations with respect thereto terminated pursuant to Section 4 of this Amendment.

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(i)Availability of Other Facilities. Amendments and waivers in form and substance satisfactory to the Administrative Agent shall have been entered into in connection with each of the non-recourse-financings set forth in Schedule II attached hereto and the Administrative Agent shall have received evidence that such financings are available to be drawn in accordance with their terms.
(j)Business Plan. The Administrative Agent shall have received that certain business plan prepared by Alvarez & Marsal North America, LLC, and delivered to the Administrative Agent on January 2, 2024.
7.Reaffirmations.
(a)Each Loan Party, subject to the terms and limits contained in the Amended Credit Agreement and in the other Loan Documents, reaffirms its Guaranty of the Guaranteed Obligations (including all such Guaranteed Obligations as amended, reaffirmed and/or increased pursuant to this Amendment) pursuant to the Amended Credit Agreement. Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to the amendment of the Existing Credit Agreement effected pursuant to this Amendment. Each Loan Party hereby confirms that each Loan Document to which it is a party or is otherwise bound will continue to be in full force and effect as amended by this Amendment and that its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Amendment.
(b)Each Loan Party hereby (i) confirms that each Collateral Document to which it is a party or is otherwise bound and all Collateral encumbered thereby will continue to secure to the fullest extent provided thereunder, the payment and performance of the Secured Obligations (including all such Secured Obligations as amended, reaffirmed and/or increased pursuant to the Amended Credit Agreement) in accordance with the terms thereof, (ii) confirms its respective grant to the Collateral Agent for the benefit of the Secured Parties of the security interest in and continuing Lien on all of such Loan Party’s right, title and interest in, to and under the applicable Collateral in accordance with the terms thereof and (iii) confirms its other pledges, other grants of security interests and other obligations, as applicable, under and subject to the terms of each Loan Document to which it is a party.
8.Release.
(a)In consideration of the agreements of the Administrative Agent, the Lenders, L/C Issuers and the Swingline Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Borrower, each other Loan Party and any of their Related Parties, on behalf of themselves and their successors and assigns (collectively, the “Releasors”), hereby absolutely, unconditionally and irrevocably re- leases, remises and forever discharges the Administrative Agent, the Lenders, the L/C Issuers and the Swingline Lender, and their successors and assigns, and their present and former Related Par- ties (in each case, solely in their capacities as or in their duties as a Related Party of the Adminis- trative Agent, Lender, L/C Issuer and/or Swingline Lender, as applicable, collectively, the “Re- leasees”), of and from all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every

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name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which the Releasors may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with any of the Amended Credit Agreement, any of the other Loan Documents, this Amendment or transactions thereunder or related thereto which arises at any time on or prior to the date of this Amendment. For the avoidance of doubt, nothing in this Section 8 shall release or relieve any party from claims or obligations related to actions taken in any capacity other than as Administrative Agent, Lender, L/C Issuer and/or Swingline Lender, or in performing their duties as a Related Party thereof.
(b)Each Releasor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)Each Releasor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

9.Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except in accordance with Section 11.01 of the Amended Credit Agreement.
10.Entire Agreement. This Amendment, the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.
11.Effect of the Amendment. On and after the Amendment Effective Date, (a) each reference to the “Credit Agreement” in any Loan Document shall be deemed to be a reference to the Amended Credit Agreement, (b) the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import, as used in the Amended Credit Agreement, shall, unless the context otherwise requires, mean the Amended Credit Agreement and
(c) this Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents. Except as expressly provided in this Amendment, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents. Each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation but, rather, an amendment of the terms of the Existing Credit Agreement.
12.GOVERNING LAW; JURISDICTION AND WAIVER OF JURY TRIAL. THE PROVISIONS OF SECTIONS 11.14 AND 11.15 OF THE AMENDED CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN AND MADE A PART HEREOF.

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13.Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 13, if and to the extent that the enforceability of any provisions in this Amendment relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuers or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
14.Electronic Execution; Electronic Records; Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each other party hereto agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by it pursuant to procedures approved by it; provided that, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any party hereto without further verification and (b) upon the request of the Administrative Agent, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the

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meanings assigned to them, respectively, by 15 DSC §7006, as it may be amended from time to time.
15.Exiting Lenders. For the avoidance of doubt, the Exiting Second Amendment Revolving Lender is executing this Amendment solely in its capacity as the Exiting Second Amendment Revolving Lender.
[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.
BANK OF AMERICA, N.A., as the Administrative Agent

By:     s/ Christine Trotter
Name: Christine Trotter
Title: Vice President

[Signature Page to Fourth Amendment]

BANK OF AMERICA, N.A., as a Lender, the Swingline Lender and a L/C Issuer

By:     /s/ Cameron D. Taylor
Name: Cameron D. Taylor
Title: Senior Vice President

[Signature Page to Fourth Amendment]

BMO BANK, N.A., as a Lender and a L/C Issuer

By:     /s/ David Check
Name: David Check
Title: Managing Director

[Signature Page to Fourth Amendment]

CITIBANK, N.A., as a Lender and a L/C Issuer the Exiting Second Amendment Revolving Lender

By:     /s/ Derrick Lenz
Name: Derrick Lenz
Title: Authorized Signatory

[Signature Page to Fourth Amendment]

JPMORGAN CHASE BANK, N.A., as a Lender and a L/C Issuer

By:     /s/ Jason R. Williams
Name: Jason R. Williams
Title: Authorized Officer

[Signature Page to Fourth Amendment]

SOL HOLDING, LLC., as the Existing Second Amendment Revolving Lender

By:     /s/ Emmanuel Barrois
Name: Emmanuel Barrois
Title: Manger

[Signature Page to Fourth Amendment]

BORROWER:

SUNPOWER CORPORATION

By:     /s/ Elizabeth Eby
Name: Elizabeth Eby
Title: Executive Vice President, Chief Financial Officer and Authorized Officer

[Signature Page to Fourth Amendment]

SUBSIDIARY GUARANTORS:

SUNPOWER NORTH AMERICA, LLC

By:     /s/ Elizabeth Eby
Name: Elizabeth Eby
Title: Chief Executive Officer, President and Authorized Officer

SUNPOWER CORPORATION, SYSTEMS

By:     /s/ Elizabeth Eby
Name: Elizabeth Eby
Title: Authorized Officer

FALCON ACQUISITION HOLDCO, INC.

By:     /s/ Elizabeth Eby
Name: Elizabeth Eby
Title: Director and Authorized Officer

BLUE RAVEN SOLAR HOLDINGS, LLC

By:     /s/ Elizabeth Eby
Name: Elizabeth Eby
Title: Manager and Authorized Officer

BLUE RAVEN SOLAR, LLC

By:     /s/ Elizabeth Eby
Name: Elizabeth Eby
Title: Manager and Authorized Officer

[Signature Page to Fourth Amendment]

BRS FIELD OPS, LLC

By:     /s/ Elizabeth Eby
Name: Elizabeth Eby
Title: Manager and Authorized Officer

SUNPOWER CAPITAL, LLC

By:     /s/ Elizabeth Eby
Name: Elizabeth Eby
Title: Authorized Officer

SUNPOWER CAPITAL SERVICES, LLC

By:     /s/ Elizabeth Eby
Name: Elizabeth Eby
Title: Authorized Officer

SUNPOWER HOLDCO, LLC

By:     /s/ Elizabeth Eby
Name: Elizabeth Eby
Title: Chief Financial Officer, Treasurer and Authorized Officer

[Signature Page to Fourth Amendment]

EXHIBIT A
[See attached]

EXHIBIT B
[See attached]

Schedule I
Schedule 1.01(b)

Revolving Commitments and Applicable Percentages

Initial Revolving Commitments

Lender	Initial Revolving Commit- ment	Applicable Percentage
Bank of America, N.A.	$50,000,000.00	25%
BMO Bank N.A.	$50,000,000.00	25%
Citibank, N.A.	$50,000,000.00	25%
JPMorgan Chase Bank, N.A.	$50,000,000.00	25%
Total	$200,000,000.00	100%

Schedule II
Amendments/Waivers to Non-Recourse Financings

1.Fifth Amendment and Waiver to Loan and Security Agreement, dated as of February 13, 2024, by and among SPWR RIC Borrower 2022-1, LLC, SunPower Corporation, the Lenders party thereto and Atlas Securitized Products Advisors Holdings, L.P.
2.Waiver and Amendment to Loan Purchase Agreement, dated as of February 12, 2024, by and among SunPower Capital Services, LLC, SPR Solar Funding Trust and SunPower Corporation.
3.Omnibus Waiver and Amendment, dated as of February 13, 2024, by and among Hannon Arm- strong Capital, LLC, Sunstrong Capital Lender, LLC, Sunstrong Capital Lender 6, LLC, HAT Ul- tralight Capital Lender, LLC, HAT Ultralight Capital Lender 2, LLC, HAT Terrier Capital Lender LLC, HASI Raven Capital Lender 1, LLC, HAT Dorado Capital Lender 1 LLC, SunPower Corpo- ration, Sunstrong Capital Acquisition, LLC, Sunstrong 2018-1 Mezzanine, LLC, Sunstrong Capital Acquisition OF, LLC, Sunstrong Capital Acquisition 3, LLC, Ultralight Mezzanine Borrower, LLC, Ultralight 2 Mezzanine Borrower, LLC, 8Point3 Solar Investco 3 Holdings, LLC, RLP 1 Mezzanine Borrower, LLC and Dorado 1 Mezzanine Borrower, LLC.
4.Waiver and Amendment to Revolving Credit and Security Agreement, dated as of February 12, 2024, by and among U.S. Bank Trust Company, National Association, Crédit Agricole Corporate and Investment Bank, Atlantic Asset Securitization LLC, RLP 1 Senior Borrower, LLC, SunPower Capital Services, LLC, RLP 1 Residential Solar, LLC and RLP 1 Senior Pledgor, LLC.
5.Consent to Loan Agreement, dated as of February 12, 2024, by and among Wells Fargo Bank, National Association, the lenders party thereto and Ultralight Residential Solar, LLC.
6.Consent to Loan Agreement, dated as of February 12, 2024, by and among Wells Fargo Bank, National Association, the lenders party thereto and Ultralight 2 Residential Solar, LLC.
7.Eighth Amendment to and Waiver under Credit Agreement, dated as of February 13, 2024, by and among Bank of America, N.A., Computershare Trust Company, National Association, Citibank, N.A., Dorado 1 Senior Borrower, LLC, Dorado 1 Senior Pledgor, LLC, Dorado 1 Class B Member, LLC, Dorado 2 Class B Member, LLC, Sunstrong Capital Holdings, LLC and Sunpower Capital Services, LLC.
8.First Amendment and Waiver to the Amended and Restated Limited Liability Company Agreement of Dorado 2 Residential Solar, LLC dated as of February 12, 2024, by and among Dorado 2 Class B Member, LLC and BAL Investment and Advisory, LLC.
9.Fourth Amendment and Waiver to the Amended and Restated Limited Liability Company Agree- ment of Dorado 1 Residential Solar, LLC dated as of February 12, 2024, by and among Dorado 1 Class B Member, LLC and BAL Investment and Advisory, LLC.
10.Fourth Amendment and Waiver to the Amended and Restated Limited Liability Company Agree- ment of Ultralight 2 Holdco, LLC dated as of February 12, 2024, by and among Ultralight 2 Holdco, LLC and BAL Investment and Advisory, LLC.
11.Second Amendment and Waiver to the Amended and Restated Limited Liability Company Agree- ment of Ultralight Holdco, LLC dated as of February 12, 2024, by and among Ultralight Holdco, LLC and BAL Investment and Advisory, LLC.

12.Second Amendment and Waiver to the Amended and Restated Limited Liability Company Agree- ment of Sunrise 3, LLC dated as of February 12, 2024, by and among Aton Solar Program, LLC and BAL Investment and Advisory, LLC.
13.Waiver to the Amended and Restated Limited Liability Company Agreement of Perpetual Sunshine Solar Program I, LLC dated as of February 12, 2024, by and among Perpetual Sunshine Solar Program I, LLC and JPM Capital Corporation.

Schedule 5.15
Subsidiaries

Entity Name	Jurisdiction	Loan Party?	Unrestricted/ Restricted	Holder of Ownership Interests	Nature of Ownership Interests	Percentage of Ownership	Capital
SunPower North America, LLC	Delaware	Yes	Restricted (Material)	SunPower Corporation	Member	100%	N/A
SunPower Corporation, Systems	Delaware	Yes	Restricted (Material)	SunPower Corporation	Shareholder	100%	100 shares authorized; 100 shares issued and outstanding
Falcon Acquisition HoldCo, Inc.	Delaware	Yes	Restricted (Material)	SunPower Corporation	Shareholder	100%	100 shares authorized; 100 shares issued and outstanding
Blue Raven Solar Holdings, LLC	Delaware	Yes	Restricted (Material)	Falcon Acquisition Holdco, Inc.	Member	100%	N/A
Blue Raven Solar, LLC	Utah	Yes	Restricted (Material)	Blue Raven Solar Holdings, LLC	Member	100%	N/A
BRS Field Ops, LLC	Utah	Yes	Restricted (Material)	Blue Raven Solar Holdings, LLC	Member	100%	N/A
SunPower Capital, LLC	Delaware	Yes	Restricted (Material)	SunPower HoldCo, LLC	Member	100%	N/A
SunPower Capital Services, LLC	Delaware	Yes	Restricted (Material)	SunPower HoldCo, LLC	Member	100%	N/A
SunPower HoldCo, LLC	Delaware	Yes	Restricted (Material)	SunPower Corporation	Member	100%	N/A
Cogenra Solar, Inc.	Delaware	No	Restricted (Immaterial)	SunPower Corporation	Shareholder	100%
SolarBridge Technologies, Inc.	Delaware	No	Restricted (Immaterial)	SunPower Corporation	Shareholder	100%
SunPower Equity Holdings, LLC	Delaware	No	Restricted (Immaterial)	SunPower Corporation	Member	100%
SunPower Manufacturing Oregon, LLC	Delaware	No	Restricted (Immaterial)	SunPower Corporation	Member	100%
SunPower Technologies AssetCo Holdings, LLC	Delaware	No	Restricted (Immaterial)	SunPower Corporation	Member	100%
BRS Setter, LLC	Utah	No	Unrestricted	Blue Raven Solar, LLC	Member	100%
Shop Renewable Energy, LLC	Delaware	No	Unrestricted	Blue Raven Solar, LLC	Member	100%
BRS Field Ops Nevada, LLC	Nevada	No	Unrestricted	BRS Field Ops, LLC	Member	100%
Albatross Software, LLC	Delaware	No	Unrestricted	Blue Raven Solar, LLC	Member	35%
SunPower Systems Mexico S. de R.L. de C.V.	Mexico	No	Unrestricted	SunPower Corporation; SunPower Corporation, Systems	Stockholder	0.033%; 99.967%
GridVault DR1, LLC	Delaware	No	Unrestricted	SunPower Corporation, Systems	Member	100%

Entity Name	Jurisdiction	Loan Party?	Unrestricted/ Restricted	Holder of Ownership Interests	Nature of Ownership Interests	Percentage of Ownership	Capital
Solar Star California I, LLC	Delaware	No	Unrestricted	SunPower Corporation, Systems	Member	100%
Solar Star Arizona VII, LLC	Delaware	No	Unrestricted	SunPower Corporation, Systems	Member	100%
SunPower Residential V, LLC	Delaware	No	Unrestricted	SunPower Capital, LLC	Member	100%
SunPower Residential VI, LLC	Delaware	No	Unrestricted	SunPower Capital, LLC	Member	100%
SunPower Residential VII, LLC	Delaware	No	Unrestricted	SunPower Capital, LLC	Member	100%
SunPower Electrical of New York, LLC	Delaware	No	Unrestricted	SunPower Corporation, Systems	Member	100%
SunPower Foundation	California	No	Unrestricted	SunPower Corporation	Nonprofit public benefit corporation	100%
SunPower AssetCo, LLC	Delaware			SunPower HoldCo, LLC	Member	100%
SPWR SunStrong Holdings, LLC	Delaware			SunPower HoldCo, LLC	Member	100%
Solar Sail, LLC	Delaware			SunPower HoldCo, LLC; SunStrong Capital Hold- ings, LLC	Member	49%; 2%
SunPower DevCo, LLC	Delaware			SunPower HoldCo, LLC	Member	100%
SunPower Mortgage Corporation	Delaware			SunPower Capital Services, LLC	Member	100%
SPWR RIC Depositor 2022-1, LLC	Delaware			SunPower Capital Services, LLC	Member	100%
SPWR RIC Borrower 2022-1, LLC	Delaware			SPWR RIC Depositor 2022- 1, LLC	Member	100%
GFS I Holding Company, LLC	Delaware			SunPower Capital Services, LLC	Class C Member	100% of Class C in- terests
Golden Fields Solar I Parent, LLC	Delaware			GFS I Holding Company, LLC	Member	100%
Golden Fields Solar I, LLC	Delaware			Golden Fields Solar I Par- ent, LLC	Member	100%
SSCA XLI Holding Company, LLC	Delaware			SunPower Capital Services, LLC	Class C Member	100% of Class C in- terests
Solar Star California XLI Parent, LLC	Delaware			SSCA XLI Holding Com- pany, LLC	Member	100%
Solar Star California XLI, LLC	Delaware			Solar Star California XLI Parent, LLC	Member	100%

Entity Name	Jurisdiction	Loan Party?	Unrestricted/ Restricted	Holder of Ownership Interests	Nature of Ownership Interests	Percentage of Ownership	Capital
Helix Fund I, LLC	Delaware			SunPower Capital Services, LLC	Class C Member	100% of Class C in- terests
Helix Project I, LLC	Delaware			Helix Fund I, LLC	Member	100%
Helix Project II, LLC	Delaware			Helix Fund I, LLC	Member	100%
Helix Project III, LLC	Delaware			Helix Fund I, LLC	Member	100%
NorthStar Macy’s Colorado, LLC	Delaware			Helix Fund I, LLC	Member	100%
NorthStar Macy’s East Coast 2016, LLC	Delaware			Helix Fund I, LLC	Member	100%
NorthStar Macy’s US West 2016, LLC	Delaware			Helix Fund I, LLC	Member	100%
NorthStar Macy’s Illinois, LLC	Delaware			Helix Fund I, LLC	Member	100%
NorthStar Macy’s Nevada, LLC	Delaware			Helix Fund I, LLC	Member	100%
Total SunPower Energia S.A.	Chile			SunPower AssetCo, LLC	Shareholder	50%
SGS Antelope Valley Development, LLC	Delaware			SunPower AssetCo, LLC	Member	100%
JDA Overseas Holdings, LLC	Delaware			SunPower AssetCo, LLC	Member	100%
SunPower Energy Systems Canada Corporation	Canada			JDA Overseas Holdings, LLC	Member	100%
SunPower Philippines Ltd. - Regional Operating Headquarters	Cayman Islands			JDA Overseas Holdings, LLC	Member	100%
Societe D’Exploitation de Centrales Photovolatiques 1	France			JDA Overseas Holdings, LLC	Shareholder	50.10%
Vega Solar 1 S.A.P.I. de C.V.	Mexico			JDA Overseas Holdings, LLC; SunPower AssetCo, LLC	Shareholder	99%; 1%
Vega Solar 2 S.A.P.I. de C.V.	Mexico			JDA Overseas Holdings, LLC; SunPower AssetCo, LLC	Shareholder	99%; 1%
Solar Sail Commercial Holdings, LLC	Delaware			Solar Sail, LLC; SunPower AssetCo, LLC	Member	20.2%; 79.8%
JOBS Tugboat, LLC	Delaware			Solar Sail Commercial Holdings, LLC	Member	100%
Solar Sail Commercial MPW DevCo, LLC	Delaware			Solar Sail Commercial Holdings, LLC	Member	100%
TW2 Tugboat, LLC	Delaware			Solar Sail Commercial Holdings, LLC	Member	100%
Tugboat Commercial Pledgor, LLC	Delaware			Solar Sail Commercial Holdings, LLC	Member	100%

Entity Name	Jurisdiction	Loan Party?	Unrestricted/ Restricted	Holder of Ownership Interests	Nature of Ownership Interests	Percentage of Ownership	Capital
TW3 Tugboat, LLC	Delaware			Solar Sail Commercial Holdings, LLC	Member	100%
Solar Sail Generate DevCo I, LLC	Delaware			Solar Sail Commercial Holdings, LLC	Member	100%
Solar Sail Commercial DevCo I, LLC	Delaware			Solar Sail Commercial Holdings, LLC	Member	100%
8point3 Solar InvestCo 3 Holdings, LLC	Delaware			SPWR SunStrong Holdings, LLC	Member	44.9%
8point3 Solar InvestCo 3, LLC	Delaware			8point3 Solar InvestCo 3 Holdings, LLC	Member	100%
SunPower Residential I, LLC	Delaware			8point3 Solar InvestCo 3, LLC	Member	100%
SunPower Residential IV, LLC	Delaware			8point3 Solar InvestCo 3 Holdings, LLC	Member	100%
Dorado Development Partners, LLC	Delaware			SPWR SunStrong Holdings, LLC	Member	37.87%
Dorado 1 Mezzanine Pledgor, LLC	Delaware			Dorado Development Part- ners, LLC	Member	99%
Dorado 1 Mezzanine Borrower, LLC	Delaware			Dorado 1 Mezzanine Pledgor, LLC	Member	100%
Dorado 1 Senior Pledgor, LLC	Delaware			Dorado 1 Mezzanine Bor- rower, LLC	Member	100%
Dorado 1 Senior Borrower, LLC	Delaware			Dorado 1 Senior Pledgor, LLC	Member	100%
Dorado 1 Class B Member, LLC	Delaware			Dorado 1 Senior Borrower, LLC	Member	100%
Dorado 1, Residential Solar, LLC	Delaware			Dorado 1 Class B Member, LLC	Class B Member	33.31%
Dorado 1 SolarBloom Pledgor, LLC	Delaware			Dorado Development Part- ners, LLC	Member	100%
Dorado 1 SolarBloom, LLC	Delaware			Dorado 1 SolarBloom Pledgor, LLC	Member	100%
Dorado 2 Class B Member, LLC	Delaware			Dorado 1 Senior Borrower, LLC	Member	100%
Dorado 2 Residential Solar, LLC	Delaware			Dorado 2 Class B Member, LLC	Member
SunStrong Partners, LLC	Delaware			SPWR SunStrong Holdings, LLC	Member	37.87%
Ultralight 2 Mezzanine Pledgor, LLC	Delaware			SunStrong Partners, LLC	Member	99.90%
Ultralight 2 Mezzanine Borrower, LLC	Delaware			Ultralight 2 Mezzanine Pledgor, LLC	Member	100%
Ultralight 2 Class B Member, LLC	Delaware			Ultralight 2 Mezzanine Bor- rower, LLC	Member	100%

Entity Name	Jurisdiction	Loan Party?	Unrestricted/ Restricted	Holder of Ownership Interests	Nature of Ownership Interests	Percentage of Ownership	Capital
Ultralight 2 HoldCo, LLC	Delaware			Ultralight 2 Class B Mem- ber, LLC	Member	100%
Ultralight 2 Residential Solar, LLC	Delaware			Ultralight 2 HoldCo, LLC	Member	100%
Ultralight 2 Solarbloom Pledgor, LLC	Delaware			SunStrong Partners, LLC	Member	100%
Ultralight 2 Solarbloom, LLC	Delaware			Ultralight 2 Solarbloom Pledgor, LLC	Member	100%
Ultralight Mezzanine Pledgor, LLC	Delaware			SunStrong Partners, LLC	Member	99.90%
Ultralight Mezzanine Borrower, LLC	Delaware			Ultralight Mezzanine Pledgor, LLC	Member	100%
Ultralight Class B Member, LLC	Delaware			Ultralight Mezzanine Bor- rower, LLC	Member	100%
Ultralight HoldCo, LLC	Delaware			Ultralight Class B Member, LLC	Class B Member	100%
Ultralight Residential Solar, LLC	Delaware			Ultralight HoldCo, LLC	Member	100%
Freedom Solar Holdings, LLC	Delaware			SunPower HoldCo, LLC	Member	4.50%
Empower CES, LLC	Delaware			SunPower HoldCo, LLC	Member	20%
Sea Bright Solar, Inc.	Delaware			SunPower HoldCo, LLC	Shareholder	20%
Renova Energy Corp.	Delaware			SunPower HoldCo, LLC	Shareholder	10.60%
OhmConnect, Inc.	Delaware			SunPower Corporation	Shareholder	1.80%
SunPower Energia SpA	Chile			JDA Overseas Holdings, LLC	Shareholder	100%
LTL LED, LLC dba Wolf River Electric	Delaware			SunPower HoldCo, LLC	Member	16.67%
SunStrong Capital Holdings, LLC	Delaware			Raven Loan Partners, LLC	Member	100%
Raven Loan Partners, LLC	Delaware			RLP 1 Mezzanine Pledgor, LLC	Member	100%
RLP 1 Mezzanine Pledgor, LLC	Delaware			RLP 1 Mezzanine Bor- rower, LLC	Member	100%
RLP 1 Mezzanine Borrower, LLC	Delaware			RLP 1 Senior Pledgor, LLC	Member	100%
RLP 1 Senior Pledgor, LLC	Delaware			RLP 1 Senior Borrower, LLC	Member	100%
RLP 1 Class B Member, LLC	Delaware			RLP 1 Residential Solar, LLC	Member	100%
SunStrong Capital Holdings, LLC	Delaware			Juniper Dev Partners, LLC	Member	100%

Entity Name	Jurisdiction	Loan Party?	Unrestricted/ Restricted	Holder of Ownership Interests	Nature of Ownership Interests	Percentage of Ownership	Capital
SPWR SunStrong Holdings 2, LLC	Delaware			SunPower HoldCo, LLC	Member	100%
Juniper Development Partners, LLC	Delaware			Juniper 1 Mezzanine Pledgor, LLC	Member	100%
Juniper 1 Mezzanine Pledgor, LLC	Delaware			Juniper 1 Mezzanine Bor- rower, LLC	Member	100%
Juniper 1 Mezzanine Borrower, LLC	Delaware			Juniper 1 Senior Pledgor, LLC	Member	100%
Juniper 1 Senior Pledgor, LLC	Delaware			Juniper 1 Senior Borrower, LLC	Member	100%
Juniper 1 Senior Borrower, LLC	Delaware			Juniper 1 Class B Member, LLC	Member	100%
Juniper 1 Class B Member, LLC	Delaware			Juniper 1 Residential Solar, LLC	Member	100%
Juniper 1 Residential Solar, LLC	Delaware			Juniper 1 Class B Member, LLC	Member	100%

Project Companies:

1.GridVault DR1, LLC
2.Solar Star California I, LLC
3.Solar Star Arizona VII, LLC
4.SunPower Residential V, LLC
5.SunPower Residential VI, LLC
6.SunPower Residential VII, LLC
7.SPWR SunStrong Holdings, LLC
8.Solar Sail, LLC
9. 8point3 Solar InvestCo 3 Holdings, LLC
10. 8point3 Solar InvestCo 3, LLC
11.SunPower Residential I, LLC
12.SunPower Residential IV, LLC
13.Dorado Development Partners, LLC
14.Dorado 1 Mezzanine Pledgor, LLC
15.Dorado 1 Mezzanine Borrower, LLC
16.Dorado 1 Senior Pledgor, LLC
17.Dorado 1 Senior Borrower, LLC
18.Dorado 1 Class B Member, LLC
19.Dorado 1, Residential Solar, LLC
20.Dorado 1 SolarBloom Pledgor, LLC
21.Dorado 1 SolarBloom, LLC
22.Dorado 2 Class B Member, LLC
23.Dorado 2 Residential Solar, LLC
24.SunStrong Partners, LLC
25.Ultralight 2 Mezzanine Pledgor, LLC
26.Ultralight 2 Mezzanine Borrower, LLC
27.Ultralight 2 Class B Member, LLC
28.Ultralight 2 HoldCo, LLC
29.Ultralight 2 Residential Solar, LLC
30.Ultralight 2 Solarbloom Pledgor, LLC
31.Ultralight 2 Solarbloom, LLC
32.Ultralight Mezzanine Pledgor, LLC
33.Ultralight Mezzanine Borrower, LLC
34.Ultralight Class B Member, LLC
35.Ultralight HoldCo, LLC
36.Ultralight Residential Solar, LLC
37.SPWR RIC Borrower 2022-1, LLC
38.SPWR RIC Depositor 2022-1, LLC
39.SunStrong Capital Holdings, LLC and all of its direct and indirect Subsidiaries and Joint Ventures
40.SunPower Corporation, Systems
41.SunPower Capital, LLC
42.SunPower Capital Services, LLC
43.SunPower AssetCo, LLC

44.SPWR SunStrong Holdings 2, LLC
45.Juniper Dev Partners, LLC
46.Juniper 1 Mezzanine Pledgor, LLC
47.Juniper 1 Mezzanine Borrower, LLC
48.Juniper 1 Senior Pledgor, LLC
49.Juniper 1 Senior Borrower, LLC
50.Juniper 1 Class B Member, LLC
51.Juniper 1 Residential Solar, LLC
52.Dorado 2 Class B Member, LLC
53.Dorado 2 Residential Solar, LLC
54.Raven Loan Partners, LLC
55.RLP 1 Mezzanine Pledgor, LLC
56.RLP 1 Mezzanine Borrower, LLC
57.RLP 1 Senior Pledgor, LLC
58.RLP 1 Senior Borrower, LLC
59.RLP 1 Residential Solar, LLC

Schedule 7.02(b)
Existing Fourth Amendment Effective Date Liens

1.Liens in favor of Enphase Energy, Inc., as secured party, evidenced by UCC financing statement # U240012612416 filed on February 6, 2024 in the Office of the Secretary of State of California.

Schedule 7.05A
Committed Investments

1.Investments related to tax obligations with respect to subsidiaries organized or located in the Philip- pines or Mexico.

Conformed for the First Amendment, dated as of January 26, 2023, the Second Amendment, dated as of December 8, 2023, the Third Amendment, dated as of January 31, 2024 and the Fourth Amendment dated as of February 13, 2024

CREDIT AGREEMENT
Dated as of September 12, 2022 among SUNPOWER CORPORATION,
as the Borrower,
CERTAIN SUBSIDIARIES OF THE BORROWER PARTY HERETO,
as the Subsidiary Guarantors, BANK OF AMERICA, N.A.,
as Administrative Agent, Collateral Agent, Swingline Lender and L/C Issuer, and
THE LENDERS PARTY HERETO
BOFA SECURITIES, INC. and BMO BANK N.A.,
as Joint Lead Arrangers and Joint Bookrunners

i

5.05 Financial Statements; No Material Adverse Effect	104
5.06 Litigation and Environmental Matters	105
5.07 Compliance with Laws and Agreements	106
5.08 Properties; Intellectual Property	106
5.09 Insurance	106
5.10 Taxes	107
5.11 ERISA Compliance	107
5.12 Investment Company Act	108
5.13 Disclosure	108
5.14 Capitalization	108
5.15 Subsidiaries	109
5.16 Use of Proceeds	109
5.17 Solvency	109
5.18 Casualty, Etc	109
5.19 Sanctions Concerns and Anti-Corruption Laws	109
5.20 Material Indebtedness, Liens and Agreements	110
5.21 Federal Reserve Regulations	111
5.22 [Reserved]	111
5.23 Bank Accounts	111
5.24 Collateral Documents	111
5.25 Affected Financial Institutions	111
5.26 Covered Entities	111
5.27 Beneficial Ownership Certification	111
5.28 Labor and Employment Matters	112
ARTICLE VI AFFIRMATIVE COVENANTS	112
6.01 Financial Statements and Other Information	112
6.02 Notices of Material Events	116
6.03 Existence; Conduct of Business	117
6.04 Payment of Tax Obligations	116
6.05 Maintenance of Properties; Insurance	116
6.06 Books and Records; Inspection Rights	118
6.07 Fiscal Year	118
6.08 Compliance with Laws	118
6.09 Use of Proceeds	118
6.10 Certain Obligations Respecting Subsidiaries; Additional Guarantors	118
6.11 ERISA	119
6.12 Environmental Matters; Reporting	120
6.13 Matters Relating to Real Property Collateral	120
6.14 Anti-Corruption Laws	121
6.15 Further Assurances	121
6.16 Designation of Subsidiaries	122
6.17 Information Regarding Collateral	122
6.18 Control Agreements	123
6.19 Financial Advisor	123
6.20 Other Post-Closing Requirements	123

6.21 Additional Information	123
6.22 Post-Fourth Amendment Effective Date Obligations	124
ARTICLE VII NEGATIVE COVENANTS	124
7.01 Indebtedness	124
7.02 Liens	129
7.03 Contingent Liabilities	132
7.04 Fundamental Changes; Dispositions	133
7.05 Investments; Hedging Agreements	135
7.06 Restricted Junior Payments	137
7.07 Transactions with Affiliates	138
7.08 Restrictive Agreements	139
7.09 Sale-Leaseback Transactions	139
7.10 Certain Financial Covenants	140
7.11 Lines of Business	142
7.12 [Reserved]	142
7.13 Modifications of Certain Documents	142
7.14 Sanctions	142
7.15 Anti-Corruption Laws	142
7.16 Additional Restrictions with Respect to Certain Indebtedness	142
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES	143
8.01 Events of Default	143
8.02 Remedies upon Event of Default	145
8.03 Application of Funds	146
8.04 Borrower’s Right to Cure	147
ARTICLE IX ADMINISTRATIVE AGENT	148
9.01 Appointment and Authority	148
9.02 Rights as a Lender	149
9.03 Exculpatory Provisions	149
9.04 Reliance by Administrative Agent	151
9.05 Delegation of Duties	151
9.06 Resignation of Administrative Agent	151
9.07 Non-Reliance on Administrative Agent, the Arranger and the Other Lenders	153
9.08 No Other Duties, Etc	154
9.09 Administrative Agent May File Proofs of Claim: Credit Bidding	154
9.10 Collateral and Guaranty Matters	155
9.11 Secured Cash Management Agreements and Secured Hedge Agreements	157
9.12 Certain ERISA Matters	157
9.13 Recovery of Erroneous Payments	158
ARTICLE X CONTINUING GUARANTY	159
10.01 Guaranty	159
10.02 No Setoff or Deductions; Taxes; Payments	159
10.03 Rights of Lenders	159
10.04 Certain Waivers	160
10.05 Obligations Independent	160
10.06 Subrogation, Contribution, Etc	160

10.07 Termination: Reinstatement	160
10.08 Subordination	161
10.09 Stay of Acceleration	161
10.10 Condition of Borrower	161
10.11 Appointment of Borrower	161
10.12 Right of Contribution	162
10.13 Keepwell	162
ARTICLE XI MISCELLANEOUS	162
11.01 Amendments, Etc.	162
11.02 Notices; Effectiveness; Electronic Communications	165
11.03 No Waiver; Cumulative Remedies; Enforcement	167
11.04 Expenses; Indemnity; Damage Waiver	168
11.05 Payments Set Aside	171
11.06 Successors and Assigns	171
11.07 Treatment of Certain Information; Confidentiality	176
11.08 Right of Setoff	178
11.09 Interest Rate Limitation	178
11.10 Integration; Effectiveness	179
11.11 Survival of Representations and Warranties	179
11.12 Severability	179
11.13 Replacement of Lenders	179
11.14 Governing Law; Jurisdiction; Etc.	180
11.15 Waiver of Jury Trial	182
11.16 [Reserved]	182
11.17 [Reserved]	182
11.18 No Advisory or Fiduciary Responsibility	182
11.19 Electronic Execution; Electronic Records; Counterparts	183
11.20 USA Patriot Act Notice	184
11.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions	184
11.22 Acknowledgement Regarding Any Supported QFCs	185

Schedules and Exhibits
Schedule 1.01(a) Certain Addresses for Notices
Schedule 1.01(b) Revolving Commitments, Term Commitments and Applicable Percentage Schedule 1.01(c) Existing Letters of Credit
Schedule 1.01(d) Material Owned Properties Schedule 2.01 Swingline Commitments Schedule 2.03 Letter of Credit Commitments
Schedule 5.05 Financial Condition; No Material Adverse Changes Schedule 5.06 Litigation and Environmental Matters
Schedule 5.07 Compliance with Laws and Agreements Schedule 5.08 Properties; Intellectual Property Schedule 5.09 Insurance
Schedule 5.10 Taxes Schedule 5.11 Pension Plans Schedule 5.15 Subsidiaries
Schedule 5.16 Necessary Governmental Permits, Licenses and Authorizations and Consents Schedule 5.20 Material Indebtedness, Liens and Agreements
Schedule 5.28 Labor and Employment Matters Schedule 6.20 Post-Closing Requirements
Schedule 7.01 Existing Indebtedness; Existing Non-Recourse Indebtedness; Existing Liens; Existing Contingent Liabilities
Schedule 7.05 Existing Investments Schedule 7.05A Committed Investments Schedule 7.07 Transactions with Affiliates Schedule 7.08 Restrictive Agreements

Exhibit A Form of Loan Notice
Exhibit B Form of Swingline Loan Notice Exhibit C Form of Revolving Note Exhibit D Form of Term Note
Exhibit E Form of Swingline Note Exhibit F Form of Security Agreement Exhibit G Form of Joinder Agreement Exhibit H Form of Compliance Certificate
Exhibit I Form of Secured Party Designation Notice Exhibit J Form of Solvency Certificate
Exhibit K Form of Administrative Questionnaire Exhibit L Form of Assignment and Assumption Exhibit M Form of U.S. Tax Compliance Certificates Exhibit N Form of Perfection Certificate
Exhibit O Form of Notice of Loan Prepayment
v

CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of September 12, 2022, among SUNPOWER CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors from time to time party hereto, the Lenders from time to time party hereto, the L/C Issuers from time to time party hereto and BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and a L/C Issuer.
PRELIMINARY STATEMENTS:
WHEREAS, the Loan Parties have requested that the Lenders, the Swingline Lender and the L/C Issuers make loans and other financial accommodations to the Loan Parties in an aggregate amount of up to $200,000,000;
WHEREAS, the Lenders, the Swingline Lender and the L/C Issuers have agreed to make such Loans and other financial accommodations to the Loan Parties on the terms and subject to the conditions set forth herein; and
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“2023 Convertible Notes” means the 4.00% senior convertible notes due 2023 issued by the Borrower.
“2023 Convertible Notes Conversion Date” means the date on which all or a portion of the outstanding 2023 Convertible Notes have converted into Equity Interests of the Borrower (together, if applicable, with cash in lieu of any fractional unit of Equity Interests) in accordance with the terms thereof.
“Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the Voting Stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest or (b) assets of another Person that constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.
“Additional Convertible Debt” means any unsecured Indebtedness of the Borrower that is convertible into shares of common Equity Interests of the Borrower (or other securities or Property following a merger event, reclassification or other change of the common Equity Interests of the Borrower, as applicable), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common Equity Interests or such other securities or Property, as applicable), and cash in lieu of fractional shares of common Equity Interests of the Borrower.
“Additional Mortgage” has the meaning set forth in Section 6.13(a).
“Additional Secured Obligations” means all obligations of any Loan Party arising under Secured Cash Management Agreements and Secured Hedge Agreements, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided that Additional Secured Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.
“Additional Tax Equity Financing” means a certain tax equity financing transaction described to the Administrative Agent prior to the Fourth Amendment Effective Date.
“Additional Tax Equity Financing Date” means the first date on which Additional Tax Equity Financing and the commitments thereunder have become effective.
“Adjusted Consolidated Net Tangible Assets” means, as of any date of determination, Consolidated Total Assets, except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP) minus (a) applicable depreciation, amortization and other valuation reserves, (b) all current liabilities of the Borrower and its Restricted Subsidiaries (excluding intercompany items) and (c) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of the Borrower and its Restricted Subsidiaries, all as set forth on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries most recently delivered (or required to be delivered) pursuant to Section 6.01(a) or (b), as applicable (as adjusted for the Borrower and its Restricted Subsidiaries as per the information set forth in the certificate delivered concurrently with such balance sheet under Section 6.01(j)), in each case, determined on a Pro Forma Basis after giving effect to any Material Acquisitions or Material Dispositions permitted hereunder or by the other Loan Documents.
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent, and, as the context may require, shall also include the Collateral Agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.01(a), or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit K or any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Financials” means, collectively, the following financial statements of the Borrower: (a) audited financial statements included in the Borrower’s Annual Report on Form 10-K for the period ended January 1, 2023; (b) unaudited financial statements included in the Borrower’s Quarterly Report on Form 10-Q for the quarterly period ended April 2, 2023; and (c) unaudited financial statements included in the Borrower’s Quarterly Report on Form 10-Q for the quarterly period ended July 2, 2023.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, including all schedules, exhibits and annexes hereto.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.
“Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth (9th) decimal place) of the Term Facility represented by (i) on or prior to the Closing Date, such Term Lender’s Term Commitment at such time and (ii) thereafter, such Term Lender’s remaining Term Commitment at such time plus the outstanding principal amount of such Term Lender’s Term Loans at such time and (b) in respect of any Revolving Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth (9th) decimal place) of such Revolving Facility represented by such Revolving Lender’s Revolving Commitment under such Revolving Facility at such time, in each case, subject to adjustment as provided in Section 2.15. If the Revolving Commitments of all of the Revolving Lenders under the Revolving Facility or the Term Commitments of all the Term Lenders have expired or have been terminated at such time (and, in the case of the Term Facility, there are no Term Loans outstanding at such time), whether pursuant to Section 8.02 or otherwise, then the Applicable Percentage of each Lender in respect of the applicable Revolving Facility and/or Term Facility, as applicable, at such time shall be determined based on the Applicable Percentage of such Lender in respect of the applicable Revolving Facility and/or Term Facility, as applicable, most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The Applicable Percentage of each Lender in respect of each Facility as of the Fourth Amendment Effective Date is set forth opposite the name of such Lender on Schedule 1.01(b) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, for any day, the rate per annum set forth below opposite the applicable Level then in effect (based on the Total Net Leverage Ratio):

Applicable Rate
Level	Total Net Leverage Ratio	Term SOFR & Letter of Credit Fee		Base Rate		Commitment Fee
1.	Greater than 3.25:1.00	3.25%	3.25%	2.25%	2.25%	0.35%
2.	Greater than 2.50:1.00 but less than or equal to 3.25:1.00	3.00%	3.00%	2.00%	2.00%	0.30%
3.	Greater than 1.75:1.00 but less than or equal to 2.50:1.00	2.75%	2.75%	1.75%	1.75%	0.25%
4.	Greater than 1.00:1.00 but less than or equal to 1.75:1.00	2.50%	2.50%	1.50%	1.50%	0.25%
5.	Less than or equal to 1.00:1.00	2.25%	2.25%	1.25%	1.25%	0.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c): provided, however, that if a Compliance Certificate is not delivered when due in accordance with Section 6.01(c), then the Applicable Rate as determined pursuant to “Level 1” shall apply, in each case as of the first (1st) Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first (1st) Business Day following the date on which such Compliance Certificate is delivered. In addition, at all times while an Event of Default exists and is continuing, the highest rate set forth in each column of the above table shall apply.
Notwithstanding anything to the contrary contained in this definition, (a) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b) and (b) the initial Applicable Rate shall be determine pursuant to “Level 1” until the first (1st) Business Day immediately following the date a Compliance Certificate is delivered to the Administrative Agent pursuant to Section 6.01(c) for the fiscal quarter ending September 30, 2022. Any adjustment in the Applicable Rate shall be applicable to all Credit Extensions then existing or subsequently made or issued.
“Applicable Revolving Percentage” means with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the applicable Revolving Facility at such time.
“Applicable Term Percentage” means with respect to any Term Lender at any time, such Term Lender’s Applicable Percentage in respect of the Term Facility at such time.
“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to Section 2.03, the Revolving Lenders under the Revolving Facility and (c) with respect to the Swingline Sublimit, (i) the Swingline Lender and (ii) if any Swingline Loans are outstanding pursuant to Section 2.04(a), the Revolving Lenders under the Revolving Facility.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means BofA Securities, Inc. and BMO Bank N.A., in their capacities as joint lead arrangers and joint bookrunners.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit L or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, in respect of any Financing Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Audited Financial Statements” means the audited consolidated balance sheets and statements of operations, shareholders’ equity and cash flows of the Borrower and its consolidated Subsidiaries, as of and for each of the fiscal years ended January 3, 2021 and January 2, 2022, in each case, that have been publicly filed by the Borrower with the SEC.

“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b).

“Availability Period” means (a) in respect of the Revolving Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date of the Revolving Facilities, (ii) the date of termination of the Revolving Commitments pursuant to Section 2.06, and (iii) the date of termination of the Revolving Commitments and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02 and (b) in respect of the Term Facility, the period from and including the Closing Date to the earliest of (i) January 31, 2023, (ii) the date of termination of the Term Commitments pursuant to Section 2.06, and (iii) the date of termination of the Term Commitments pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as

amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Term SOFR plus 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than 1.00%, such rate shall be deemed 1.00% for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change (or if such day is not a Business Day, the immediately succeeding Business Day). Any change in the Base Rate due to a change in the Federal Funds Rate or the Term SOFR shall be effective from and including the date of such change in the Federal Funds Rate or the Term SOFR, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause
(c) above.
“Base Rate Loan” means a Revolving Loan or a Term Loan that bears interest based on the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” has the meaning set forth in the introductory paragraph hereto. “Borrower Materials” has the meaning set forth in Section 6.01.
“Borrowing” means a Revolving Borrowing, a Swingline Borrowing or a Term Borrowing, as the context may require.

“Budget” means the Initial Budget, as amended, modified, supplemented or replaced from time to time in accordance with Section 6.01(m).
“Budget Reporting Period” means the period beginning on the Second Amendment Effective Date through the Saturday immediately prior to the delivery of the applicable Budget Variance Report.
“Budget Variance Report” means, until the Reporting Reversion Date, (x) prior to Additional Tax Equity Financing Date, a weekly variance report delivered every week and (y) thereafter, a biweekly variance report delivered every two weeks, in each case prepared by a Responsible Officer of the Borrower, comparing for each applicable Budget Reporting Period the actual results against anticipated results under the applicable Budget(s), on a line item basis and in the same level of detail set forth in the Budget(s), together with such other information as the Administrative Agent or the Required Lenders may reasonably request, in each case in form consistent with that delivered prior to the Fourth Amendment Effective Date.
“Budget Variance Reporting Date” has the meaning assigned to such term in Section 6.01(n).
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
“Capital Markets Transaction” means any issuance of debt securities of the Borrower or any of its Restricted Subsidiaries or equity securities or equity-linked securities of the Borrower (in a public offering or private placement) (including Additional Convertible Debt) or the borrowing of any syndicated loans by the Borrower or any of its Restricted Subsidiaries, other than (a) equity issuances pursuant to or otherwise in connection with employee stock plans, employee stock purchase plans, “phantom stock”, employee benefit plans or other employee compensation plans or in connection with the vesting of units and exercising of stock options and
(b) Credit Extensions under this Agreement.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Swingline Lender (as applicable) or the Revolving Lenders, as Collateral for L/C Obligations, the Obligations in respect of Swingline Loans, or obligations of the Revolving Lenders to fund participations in respect of L/C Obligations or Swingline Loans (as the context may require), (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer, and/or (c) if the Administrative Agent and the applicable L/C Issuer or Swingline Lender shall agree, in their sole discretion, other credit support, in each case, in Dollars and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and such L/C Issuer or the Swingline Lender (as applicable).
“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

“Cash Equivalents” means, as of any date of determination, any of the following types of Investments, to the extent owned by the Borrower or any of its Restricted Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Permitted Liens) at such time:
(a)readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 365 days from the date of acquisition thereof;
(b)time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) (A) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (B) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (C) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than 365 days from the date of acquisition thereof;
(c)commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 360 days from the date of acquisition thereof;
(d)marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 365 days from the date of acquisition thereof or providing for the resetting of the interest rate applicable thereto not less often than annually and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s; and
(e)Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b), (c) and
(d) of this definition.
“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, at the time it enters into a Cash Management Agreement with the Borrower or any of its Restricted Subsidiaries, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender).
“Casualty Event” means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means an event or series of events by which:
(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than one or more Permitted Holders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 50% of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
(b)a “change of control” or any comparable term under, and as defined in, the definitive documentation governing any Material Indebtedness of the Borrower and its Restricted Subsidiaries shall have occurred; or
(c)the sale or transfer of all or substantially all assets of the Borrower.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Commitment.

“Closing Date” means the date on which the conditions precedent set forth in Section 4.01 are satisfied (or waived in accordance with Section 11.01), which date is September 12, 2022.
“CME” means CME Group Benchmark Administration Limited. “Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means all of the “Collateral” or functionally equivalent terms referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.
“Collateral Account” has the meaning set forth in Section 2.03(q).
“Collateral Agent” means Bank of America in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.
“Collateral Documents” means, collectively, the Security Agreement, each Joinder Agreement, each intellectual property security agreement, each mortgage, each of the collateral assignments, security agreements, pledge agreements, account control agreements (including the Control Agreements delivered to the Collateral Agent pursuant to Section 6.18) or other similar agreements delivered to the Administrative Agent pursuant to Section 6.13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.
“Commitment” means a Term Commitment or a Revolving Commitment, as the context may require.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Competitor” means any Person that (a) participates in its ordinary course of business in the solar technology and energy services businesses, including, without limitation, installation, financing, and direct consumer lending services in connection therewith and is identified as a competitor in writing by the Borrower to the Administrative Agent from time to time or (b) is an Affiliate (other than any Affiliate that is a bona fide debt fund or other financial institution that makes loans in the ordinary course of business) of a Person described in the foregoing clause (a) that is clearly identifiable as such solely by name.
“Compliance Certificate” means a certificate signed by a Responsible Officer, in substantially the form of Exhibit H annexed hereto, (a) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (b) setting forth reasonably detailed calculations demonstrating compliance with Section 7.10, (c) if there have been any changes to the information set forth on Schedule 5.15 since the most recently delivered Compliance Certificate, setting forth any such changes, (d) setting forth in reasonable detail all adjustments to the consolidated financial statements of the Borrower and its consolidated Subsidiaries and adjustments described in Section 6.01(j) that are necessary to reflect the exclusion of Unrestricted Subsidiaries from the financial covenant calculations set forth therein, and (e) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements delivered pursuant to Section 6.01(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with Term SOFR or any proposed Successor Rate for Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Consolidated Asset Coverage Ratio” means, as of any date of determination, the ratio of (a) Adjusted Consolidated Net Tangible Assets to (b) the outstanding principal amount of the Revolving Loans and Term Loans, in each case, as of such date of determination.
“Consolidated EBITDA” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus
(a)the following to the extent deducted in calculating such Consolidated Net Income, without duplication:
(i)Consolidated Net Interest Charges for such period;
(ii)the provision for federal, state, local and foreign income taxes payable for such period;
(iii)depreciation and amortization expense for such period;
(iv)Non-Cash Charges for such period;
(v)cash restructuring charges and extraordinary or non-recurring expenses or charges during such period;

(vi)(A) Transaction Costs in connection with the transactions occurring on the Closing Date, this Agreement and the Facilities and (B) fees, costs, charges, expenses and other Transaction Costs not addressed by the foregoing clause (vi)(A);
(vii)losses from sales or other Dispositions of assets (other than sales or other Dispositions in the ordinary course of business) for such period and other extraordinary or non- recurring losses for such period;
(viii)(A) any charge incurred in connection with a Permitted Acquisition attributable to the undertaking or implementation of restructurings, cost savings initiatives, cost rationalization programs, operating expense reductions or synergies within twelve (12) months after the consummation of such Permitted Acquisition and (B) the amount of “run rate” cost savings projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or planned to be taken, in each case on or prior to the date that is twelve (12) months after the consummation of any Permitted Acquisition (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a Pro Forma Basis), net of the amount of actual benefits realized during such period from such actions; provided that (1) such cost savings are reasonably identifiable, factually supportable and disclosed in reasonable detail to the Administrative Agent, (2) such cost-savings are commenced within twelve (12) months of the date thereof in connection with such actions and (3) no cost savings may be added back pursuant to this clause (viii) to the extent duplicative of any expenses or charges relating thereto that are either included in computing Consolidated Net Income or added back in computing Consolidated EBITDA for such period;
(ix)losses during such period relating to the commercial and industrial business disposed of in May of 2022; and
(x)expenses or charges during such period that were incurred on or prior to March 31, 2022 and that are related to cracking issues that developed in certain factory-installed connectors within certain third-party commercial equipment supplied for “light commercial value-added reseller” and “commercial & industrial solutions” systems;
minus
(b)the following to the extent included in calculating such Consolidated Net Income, without duplication:
(i)gains from sales or other Dispositions of assets (other than sales or other Dispositions in the ordinary course of business) and other extraordinary or non- recurring gains during such period;
(ii)Non-Cash Gains for such period; and
(iii)proceeds received during such period in respect of Casualty Events.
Notwithstanding the foregoing, for any applicable Test Period, the addbacks listed in the foregoing clauses (a)(v), (a)(vi)(B), (a)(vii) and (a)(viii) shall, in the aggregate, be capped at 15%

of Consolidated EBITDA (calculated prior to giving effect to such addbacks). For purposes of calculating Consolidated EBITDA for any period during which a Material Acquisition or Material Disposition permitted hereunder or by the other Loan Documents is consummated, Consolidated EBITDA shall be calculated on a Pro Forma Basis for such Material Acquisition or Material Disposition.
“Consolidated First Lien Debt” means the outstanding principal amount of the Revolving Loans and Term Loans.
“Consolidated Interest Charges” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of (a) all cash interest, premium payments, debt discount, fees and charges in connection with Indebtedness for borrowed money or evidenced by bonds, notes or indentures (including capitalized interest but excluding pay-in-kind interest) or in connection with the deferred purchase price of assets during such period, in each case, to the extent treated as interest in accordance with GAAP and (b) the portion of rent expense with respect to such period under Financing Lease Obligations that is treated as interest expense in accordance with GAAP.
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Net Interest Charges, in each case, for the most recently completed Test Period.
“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries on a consolidated basis for such period as determined in accordance with GAAP; provided that, Consolidated Net Income shall exclude (a) the net income (but not loss) of any Restricted Subsidiary for such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Restricted Subsidiary during such period, except to the extent such income is actually paid in cash during such period by such Restricted Subsidiary to the Borrower or another Restricted Subsidiary (or to the extent non-cash dividends or distributions are received and converted into cash by the Borrower or any of its Restricted Subsidiaries during such period) and (b) any income (or loss) for such period of any Person in which the Borrower or any of its Restricted Subsidiaries has an interest that is not a Restricted Subsidiary, except that the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually paid by such Person during such period to the Borrower or any Restricted Subsidiary (or to the extent non-cash dividends or distributions are received and converted into cash by the Borrower or any of its Restricted Subsidiaries during such period) as a dividend or other distribution (and in the case of a dividend or other distribution to a Restricted Subsidiary, such Restricted Subsidiary is not precluded from further distributing such amount to the Borrower or any other Restricted Subsidiary as described in clause (a) of this proviso).
“Consolidated Net Interest Charges” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, Consolidated Interest Charges for such period minus all interest income of the Borrower and its Restricted Subsidiaries during such period as determined in accordance with GAAP.

“Consolidated Total Assets” means, as of any date of determination, the total property and assets of the Borrower and its Restricted Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries most recently delivered (or required to be delivered) pursuant to Section 6.01(a) or (b), as applicable (as adjusted for the Borrower and its Restricted Subsidiaries as per the information set forth in the certificate delivered concurrently with such balance sheet under Section 6.01(j)), in each case, determined on a Pro Forma Basis after giving effect to any Material Acquisitions or Material Dispositions permitted hereunder or by the other Loan Documents.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound,
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise,
“Controlling” and “Controlled” have meanings correlative thereto. A Person who owns or holds capital stock, beneficial interests or other securities representing ten percent (10%) or more of the Total Voting Power of another Person shall be deemed, for purposes of this Agreement, to “control” such other Person.
“Control Agreement” means, with respect to any deposit or securities account of any Loan Party, a control agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by such Loan Party, the financial institution at which such account is maintained and the Collateral Agent, as any such agreement may be amended, supplemented or otherwise modified from time to time.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the SOFR Administrator’s website (or any successor source).
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each L/C Issuer, the Swingline Lender and each other Lender promptly following such determination.
“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Loans that are Base Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by Applicable Law.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81,47.2 or 382.1, as applicable.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine).
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 5.06.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a direct Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Equity Interest” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition, (a) require the payment of any dividends (other than dividends payable solely in shares of Qualified Equity Interests or payment-in-kind), (b) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (other than solely for Qualified Equity Interests), in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards) or (c) are or become convertible into or exchangeable for, automatically or at the option of any holder thereof, any Indebtedness, Equity Interests or other assets other than Qualified Equity Interests, in the case of each of clauses (a), (b) and (c), prior to the date that is ninety-one (91) days after the latest Maturity Date of the Facilities at the time of issuance of such Equity Interests (other than (i) following Facilities Termination Date or (ii) upon a “change in control”; provided that any payment required pursuant to this clause (ii) is subject to the prior occurrence of the Facilities Termination Date); provided, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Borrower or any of its Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or such Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Dollar” and “$” mean lawful money of the United States.
“Early Maturity Trigger” means the occurrence of any of the following with respect to any Junior Indebtedness incurred pursuant to Section 7.01(f) or (q) (or any Permitted Refinancing Debt in respect thereof): if the weighted average life to maturity of any such

Indebtedness is shorter than the remaining weighted average life to maturity of the then-existing Term Loans, or if any such Indebtedness has a scheduled maturity date earlier than 91 days following the latest Maturity Date.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.
“Environmental Laws” means any and all federal, state, local and foreign statutes, laws (including common law), regulations, ordinances, rules, judgments, orders, decrees, permits, or legally binding governmental restrictions relating to pollution or the protection of the Environment or human health (to the extent related to exposure to hazardous materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials, air emissions and discharges to publicly owned wastewater treatment systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, directly or indirectly relating to (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Cure Contribution” means (a) a new cash capital contribution to the common Qualified Equity Interests of the Borrower or (b) the cash proceeds of an issuance of

Qualified Equity Interests by the Borrower, in each case, that are received by the Borrower and (i) in the case of a cash capital contribution, such cash capital contribution is made by one or more holders of the Equity Interests in the Borrower from funds that do not constitute dividends from, or advances, loans or investments made by, the Borrower or any of its Restricted Subsidiaries to such holder and (ii) such cash capital contribution or issuance is designated in writing by the Borrower as an “Equity Cure Contribution” to be used for purposes of an equity cure in accordance with the terms of Section 8.04.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all Equity Rights with respect to such Person, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that “Equity Interests” shall not include at any time (a) Additional Convertible Debt until such Additional Convertible Debt has been converted pursuant to the terms thereof, (b) other debt securities that are or by their terms may be convertible or exchangeable into or for such Equity Interests until such debt securities have been converted or exchanged pursuant to the terms thereof or (c) Permitted Convertible Debt Call Transactions until any Equity Interests have been issued pursuant to the terms thereof.
“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders’ or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person,
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan, (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan,
(g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, (h) the imposition of any liability under Title IV of ERISA, other than for

PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 8.01.

“Excluded Account” has the meaning set forth in Section 6.18.

“Excluded Convertible Debt Conditions” has the meaning set forth in Section 7.01(f).

“Excluded Events” has the meaning set forth in Section 7.01(f).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.12 and any other “keepwell”, support or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Sections 3.01(b) or (d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” means that certain Loan and Security Agreement, dated as of March 29, 2019, by and among SunPower Corporation and SunPower North America, LLC, as borrowers, the lenders from time to time party thereto and Bank of America, as agent.
“Existing Debt” means (a) Indebtedness of the Borrower and its Restricted Subsidiaries existing as of the Closing Date which is being repaid in full at the Closing Date, including Indebtedness under the Existing Credit Agreement and (b) Indebtedness of the Borrower and its Restricted Subsidiaries existing as of the Closing Date which is permitted to remain outstanding after the Closing Date under Section 7.01 and is set forth in Part A of Schedule 7.01.
“Existing Letters of Credit” means those certain letters of credit set forth on Schedule 1.01(c).

“Facility” means the Term Facility or the Revolving Facility, as the context may require.

“Facilities” means each of them.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the termination of the Aggregate Commitments; (b) the payment in full in cash of all Secured Obligations (other than (i) contingent indemnification obligations and (ii) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made); and (c) the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized or as to which other arrangements satisfactory to the applicable L/C Issuer shall have been made).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the Closing Date (or any amended or successor version described above), and any intergovernmental agreement (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the

Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letters” means (a) that certain Fee Letter, dated as of August 9, 2022, by and among the Borrower, Bank of America and BofA Securities, Inc. and (b) that certain Fee Letter, dated as of August 9, 2022, by and between the Borrower and Bank of the West.

“Financing Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as financing leases or capitalized leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“First Amendment” shall mean that certain First Amendment to Credit Agreement, dated as of January 26, 2023, by and among the Borrower, the Subsidiary Guarantors party thereto, the Lenders and L/C Issuers party thereto and the Administrative Agent and the Swingline Lender.

“First Amendment Effective Date” shall have the meaning specified in the First Amendment, which date occurred on January 26, 2023.

“First Lien Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Consolidated First Lien Debt as of such date minus (ii) Unrestricted Cash as of such date to (b) Consolidated EBITDA for the most recently ended Test Period.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (c) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“Fourth Amendment” shall mean that certain Fourth Amendment Agreement, dated as of February 13, 2024, by and among the Borrower, the Subsidiary Guarantors party thereto, the Lenders and L/C Issuers party thereto and the Administrative Agent and the Swingline Lender.

“Fourth Amendment Effective Date” shall have the meaning specified in the Fourth Amendment, which date occurred on February 13, 2024.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Revolving Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Revolving Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including, without limitation, the FASB ASC, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the Equity Interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor’s obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligations in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

“Guaranteed Obligations” has the meaning set forth in Section 10.01.
“Guarantors” means, collectively, (a) the Subsidiary Guarantors and (b) with respect to Additional Secured Obligations owing by any Loan Party (other than the Borrower) and any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 10.01 and 10.11) under the Guaranty, the Borrower.
“Guaranty” means, collectively, the Guarantee made by the Guarantors under Article X in favor of the Secured Parties, together with each Joinder Agreement and each other guaranty delivered by a Guarantor pursuant to Section 6.10.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, at the time it enters into a Swap Contract not prohibited under Articles VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement.
“Hedge Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement or rights of offset under such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined in good faith and in a commercially reasonable manner by the counterparties to such Hedging Agreements.
“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement. For the avoidance of doubt, any agreements entered into in connection with a Permitted Convertible Debt Call Transaction will not constitute a Hedging Agreement.
“Incremental Amendment” has the meaning set forth in Section 2.16(f). “Incremental Effective Date” has the meaning set forth in Section 2.16(d). “Incremental Facility” has the meaning set forth in Section 2.16(a). “Incremental Revolving Increase” has the meaning set forth in Section 2.16(a).

“Incremental Term Facility” has the meaning set forth in Section 2.16(a). “Incremental Term Loan” has the meaning set forth in Section 2.16(a).
“Indebtedness” means, for any Person, without duplication, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, advance, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) purchase money obligations and other obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses, obligations in respect of earn-outs or purchase price adjustments that are not treated as a liability on the balance sheet of such Person in accordance with GAAP, and deferred taxes incurred and paid, in the ordinary course of business and, in each case, that are not past due for more than ninety (90) days after the date on which such trade account payable was created; (c) all Attributable Indebtedness of such Person; (d) obligations of such Person in respect of Hedging Agreements; (e) obligations of such Person in respect of letters of credit, bankers’ acceptances, bank guaranties, surety bonds and or similar instrument issued or accepted by banks and other financial institutions for the account of such Person; (f) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, to the extent of the lesser of the amount of such indebtedness and the net book value of the assets so secured; (g) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Equity Interests (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Equity Interests); and (h) all Guarantees of such Person in respect of any of the foregoing. The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning set forth in Section 11.04(b). “Information” has the meaning set forth in Section 11.07(a).
“Initial Budget” means the initial 13-week cash flow budget of the Loan Parties and their Subsidiaries prepared by Responsible Officers of the Borrower setting forth sources and uses of cash, in final form approved by the Required Lenders and marked on its face as the “Final Version”, and provided to the Administrative Agent prior to the Second Amendment Effective Date.

“Intellectual Property” has the meaning set forth in the Security Agreement.
“Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the applicable Facility and
(b) as to any Base Rate Loan (including a Swingline Loan), the last Business Day of each March, June, September and December and the Maturity Date of the applicable Facility; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall be Interest Payment Dates.
“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one (1), three (3) or six (6) months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the Borrower in its Loan Notice; provided that:
(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)no Interest Period shall extend beyond the Maturity Date of the applicable
Facility.
“Investment” in any Person means (a) any loan or advance to, purchase or acquisition of Indebtedness of, or Guarantee or assumption of Indebtedness of, or any other credit support to (including by way of issuance of letters of credit for the account of, or in support of any obligations of), such Person, (b) any purchase or other acquisition of any Equity Interests or the assets comprising a division or business unit or a substantial part of all of the business of such Person, (c) any capital contribution to such Person or (d) any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction). For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“IP Rights” has the meaning set forth in Section 5.08(c). “IRS” means the United States Internal Revenue Service.
“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement or instrument entered into by any L/C Issuer and the Borrower (or any Subsidiary) or in favor of any L/C Issuer and relating to such Letter of Credit.
“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit G executed and delivered in accordance with the provisions of Section 6.10.
“Joint Venture” means a joint venture, partnership or similar arrangement, whether in corporate, partnership or other legal form. References herein to a “Joint Venture” shall, unless the context requires otherwise, be deemed to be references to a Joint Venture in which the Borrower or any of its Restricted Subsidiaries directly or indirectly owns an Equity Interest.
“Junior Indebtedness” means any Indebtedness that (a) by its terms (or by the terms of the instrument under which it is outstanding and to which appropriate reference is made in the instrument evidencing such Indebtedness) is subordinated in right of payment to the prior payment of the Secured Obligations, (b) is unsecured or (c) is secured by Liens that rank junior in priority to the Liens securing the Secured Obligations. For the avoidance of doubt, Indebtedness outstanding under Section 7.01(p) or 7.01(q) shall at all times constitute Junior Indebtedness.
“Juniper Financing” means a certain tax equity financing transaction to be provided by HA SunStrong Capital LLC, HASI JUNIPER CAPITAL LENDER 1 LLC, Atlas Securitized Products Holdings, L.P., AP Nebula Solar Holdings (DC), LLC, APO Corp., Hannon Armstrong Sustainable Infrastructure Capital, Inc. and Apollo Global Management, Inc. (collectively, the “Juniper Financing Entities”) and described to the Administrative Agent prior to the Fourth Amendment Effective Date having total commitments of not less than $280,000,000.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Percentage. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing. All L/C Borrowings shall be denominated in Dollars.
“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The initial amount of each L/C Issuer’s Letter of Credit Commitment is set forth on Schedule 2.03. The Letter of Credit Commitment of any L/C Issuer may be modified from time to time by agreement between such L/C Issuer and the Borrower, and notified to the Administrative Agent.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Disbursement” means the amount of any payment by any L/C Issuer to a beneficiary pursuant to a drawing on a Letter of Credit.
“L/C Issuer” means each of Bank of America, BMO Bank N.A. and any other Revolving Lender designated by the Administrative Agent in its sole discretion and with the consent of such other Revolving Lender in its sole discretion, in each case, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. Each reference herein to the “L/C Issuer” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant L/C Issuer with respect thereto.
“L/C Obligations” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, including any automatic or scheduled increases provided for by the terms of such Letters of Credit, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all Unreimbursed Amounts, including all L/C Borrowings. The L/C Obligations of any Revolving Lender at any time shall be its Applicable Revolving Percentage of the total L/C Obligations at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Lender shall remain in full force and effect until the L/C Issuers and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and, their successors and assigns and, unless the context requires otherwise, includes the Swingline Lender.
“Lender Party” and “Lender Recipient Party” means collectively, the Administrative Agent, the Lenders, the Swingline Lender and the L/C Issuers.
“Lending Office” means, as to the Administrative Agent, any L/C Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate. Unless the context otherwise requires, each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by any L/C Issuer.
“Letter of Credit Fee” has the meaning set forth in Section 2.03(l).
“Letter of Credit Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $50,000,000 and (b) the aggregate amount of Revolving Commitments as of such date. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility under the Revolving Commitments.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing, and in the case of securities, any purchase option, call or similar right of a third party with respect to such securities).
“Liquidity” means, as of any date of determination, the sum of (a) the total Revolving Commitments as of such date, minus (i) the aggregate principal amount of any Revolving Loans actually borrowed and outstanding as of such date and (ii) the aggregate principal amount of outstanding L/C Obligations as of such date and (b) the aggregate amount of Unrestricted Cash as of such date.
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Loan or a Swingline Loan.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) each Guaranty, (d) the Collateral Documents, (e) the Fee Letters, (f) each Issuer Document, (g) the Second Lien Intercreditor Agreement, (h) any agreement creating or perfecting Liens in favor of the Collateral Agent in Cash Collateral pursuant to the provisions of Section 2.14 and (i) all other certificates, agreements, documents and instruments executed and delivered, in each case, by or on behalf of any Loan Party pursuant to the foregoing (but specifically excluding any Secured Hedge Agreement or any Secured Cash Management Agreement) and any amendments, modifications or supplements thereto or to any other Loan Document or waivers hereof or to any other Loan Document; provided, however, that for purposes of Section 11.01, “Loan Documents” means this Agreement, each Guaranty and the Collateral Documents.
“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other or (c) a continuation of Term SOFR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Loan Purchase Agreement” means that certain Loan Purchase Agreement entered into among certain Subsidiaries of the Borrower and the other parties from time to time party thereto that has been disclosed to the Administrative Agent by the Borrower on or prior to the Closing Date.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Material Acquisition” means any Investment or acquisition (or series of related Investments or acquisitions) made by the Borrower or any of its Restricted Subsidiaries of property (including of Equity Interests) that involves consideration in excess of $10,000,000.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Agreement” has the meaning set forth in Section 5.20(c).
“Material Assets” means any asset (including any intellectual property assets) owned by the Borrower or any of its Restricted Subsidiaries that is, in the reasonable determination of the Borrower, material to the operation of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and if not owned by the Borrower or any of its Restricted Subsidiaries, would, in the reasonable determination of the Borrower, materially and adversely affect the ability of the Borrower (a) to operate any line of business conducted by the Borrower and its Restricted Subsidiaries, taken as a whole, at such time or (b) to repay the Loans in accordance with the terms of this Agreement.
“Material Disposition” means any sale, transfer or other Disposition made by the Borrower or any of its Restricted Subsidiaries of property (including of Equity Interests) that involves consideration in excess of $10,000,000.
“Material Indebtedness” means Indebtedness (other than the Loans or Letters of Credit or, to the extent constituting Indebtedness, any Permitted Project Recourse) of the Borrower or any of its Restricted Subsidiaries, including, without limitation, obligations in respect of one or more Hedging Agreements, in an aggregate principal amount exceeding $20,000,000; provided, that it is agreed and understood that the Second Lien Indebtedness (and any Permitted Second Lien Refinancing) shall constitute “Material Indebtedness”. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Person in respect of a Hedging Agreement at any time shall be the Hedge Termination Value of such Hedging Agreement at such time.
“Material Owned Property” means any fee-owned or acquired fee-owned Real Property Asset that has a fair market value in excess of $10,000,000, as reasonably determined in good faith by the Administrative Agent, including those listed on Schedule 1.01(d) hereto from time to time.
“Material Subsidiary” means, as of any date of determination, each domestic Restricted Subsidiary (a) that incurs or guarantees any Material Indebtedness or (b) whose consolidated revenues or Adjusted Consolidated Net Tangible Assets, when taken together with its Restricted Subsidiaries, as of the last day of the most recent fiscal quarter for which financial statements are required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b), were equal to or greater than 2.5% of the consolidated revenues or Adjusted Consolidated Net Tangible Assets, as applicable, of the Borrower and its Restricted Subsidiaries as of such date, determined in accordance with GAAP; provided that, if as of the last day of the most recent fiscal quarter for which financial statements are required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b), the aggregate revenues attributable to all Restricted Subsidiaries that are not Material Subsidiaries exceed 5% of the consolidated revenues or Adjusted Consolidated Net Tangible Assets, as applicable, of the Borrower and its Restricted Subsidiaries as of such date, then the Borrower shall designate in the Compliance Certificate required to be delivered pursuant to Section 6.01(c) for such fiscal quarter or fiscal year, as applicable, one or more Restricted Subsidiaries that are not Material Subsidiaries as Material Subsidiaries as may be necessary to eliminate such excess, and upon the delivery of such Compliance Certificate to the Administrative Agent, such designated Restricted Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries until such time as such Restricted Subsidiary ceases to constitute a Material Subsidiary in accordance with this definition.
“Maturity Date” means (a) with respect to the Revolving Facility, February 13, 2029 and (b) with respect to the Term Facility, February 13, 2029; provided, however, that (x) if an Early Maturity Trigger occurs, the Maturity Date applicable to the Revolving Facility and/or the Term Facility, as applicable, shall be the date that is the earlier of (A) the date that is 91 days prior to the maturity of the applicable Indebtedness incurred pursuant to Section 7.01(f) or 7.01(q) (or Permitted Refinancing Debt in respect thereof), as applicable and (B) the date that would result in the remaining weighted average life to maturity of the Revolving Facility and/or the Term Facility, as applicable, being shorter than the weighted average life of the applicable Indebtedness incurred pursuant to Section 7.01(f) or 7.01(q) (or Permitted Refinancing Debt in respect thereof), as applicable and (y) in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 102% of the Fronting Exposure of the L/C Issuers with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a), an amount equal to 102% of the Outstanding Amount of all L/C Obligations and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuers in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” means a security instrument (whether designated as a deed of trust or a mortgage, leasehold mortgage, assignment of leases and rents or by any similar title) executed and delivered by any Loan Party in form reasonably satisfactory to the Administrative Agent and the Borrower, in each case with such changes thereto as may be recommended by the Administrative Agent’s local counsel based on local laws or customary local practices, and at the Administrative Agent’s option, in the case of an additional Mortgaged Property, an amendment to an existing Mortgage, in form reasonably satisfactory to the Administrative Agent and the Borrower, adding such additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either cases as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time.
“Mortgaged Property” means any Material Owned Property with respect to which the Borrower is required to deliver a Mortgage following the Closing Date pursuant to Section 6.13.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001 (a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Payments” means:
(a)with respect to any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation actually received by the Borrower and its Restricted Subsidiaries in the form of cash and Cash Equivalents in respect of such Casualty Event, net of (i) reasonable expenses incurred by the Borrower and its Restricted Subsidiaries in connection therewith, (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such property, and (iii) any Federal, state, local and foreign income or other Taxes payable by the Borrower and its Restricted Subsidiaries in respect of such Casualty Event;
(b)with respect to any Disposition, the aggregate amount of all cash and Cash Equivalents actually received by the Borrower and its Restricted Subsidiaries in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition (but only as and when received), net of (i) the amount of any legal, title, transfer and recording tax expenses, commissions and other fees, expenses and Transaction Costs payable by the Borrower and its Restricted Subsidiaries in connection therewith, (ii) any Federal, state, local and foreign income or other Taxes estimated to be payable by the Borrower and its Restricted Subsidiaries as a result thereof, (iii) any repayments by the Borrower and its Restricted Subsidiaries of Indebtedness to the extent that such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property, (iv) any repayments by the Borrower and its Restricted Subsidiaries to minority stockholders if and to the extent permitted hereby and such cash or Cash Equivalents are not available for distribution to, or for the account of, the Borrower or any of its Restricted Subsidiaries as a result thereof, and (v) a reasonable reserve for retained liabilities in accordance with GAAP; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Payments of such event occurring on the date of such reduction;
(c)with respect to any incurrence of Indebtedness, the aggregate amount of all proceeds constituting cash and Cash Equivalents actually received by the Borrower and its Restricted Subsidiaries therefrom, net of all legal, advisory, underwriting, registration, marketing, filing and similar fees, expenses and Transaction Costs incurred in connection therewith; and
(d)with respect to any issuance of Equity Interests by the Borrower, the aggregate amount of all cash and Cash Equivalents proceeds actually received by the Borrower and its Restricted Subsidiaries therefrom, net of all legal, advisory, underwriting, registration, marketing, filing and similar fees, expenses and Transaction Costs incurred in connection therewith.
“New Lenders” has the meaning set forth in Section 2.16(c). “Non-Cash Charges” means:
(a)any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities pursuant to GAAP (it being understood and agreed that any impairment charge or asset write-off or write-down of any accounts receivable and inventory shall not be added back to Consolidated EBITDA);
(b)all losses from Investments recorded using the equity method;
(c)the non-cash impact of acquisition method accounting;
(d)non-cash losses attributable to the mark to market movement in the valuation of (i) hedging obligations (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to FASB ASC Topic 815 “Derivatives and Hedging” and (ii) foreign currency translations;
(e)non-cash losses from Dispositions for such period; and
(f)other non-cash charges, expenses or charges, including expenses and costs that result from stock based awards, partnership interest based awards and similar incentive-based awards or arrangements.
“Non-Cash Gains” means:
(a)any impairment charge or asset write-up related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities pursuant to GAAP;
(b)all gains from Investments recorded using the equity method;

(c)the non-cash gains of acquisition method accounting;
(d)non-cash gains attributable to the mark to market movement in the valuation of (i) hedging obligations (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments pursuant to FASB ASC Topic 815 “Derivatives and Hedging” and (ii) foreign currency translations;
(e)non-cash gains from Dispositions for such period; and
(f)other non-cash gains, including gains that result from stock based awards, partnership interest based awards and similar incentive-based awards or arrangements.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders, or all Lenders or all affected Lenders in a Facility, as applicable, in accordance with the terms of Section
11.01 and (b) has been approved by the Required Lenders, the Required Revolving Lenders or the Required Term Lenders, as applicable.
“Non-Consolidated Entity” means (a) SunStrong Capital Holdings, each of its Subsidiaries and each other Person, all or any portion of the Equity Interests of which are owned, directly or indirectly, by SunStrong Capital Holdings and (b) each other Person, all or any portion of the Equity Interests of which are owned, directly or indirectly, by the Borrower, that is not a consolidated Subsidiary of the Borrower as set forth in the most recent financial statements delivered pursuant to Section 6.01(a) or Section 6.01(b), as applicable.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extension Notice Date” has the meaning set forth in Section 2.03(b).
“Non-Recourse Indebtedness” means (a) any Indebtedness of any Project Company that is an Unrestricted Subsidiary or Joint Venture set forth in Part B of Schedule 7.01,
(b) any other Indebtedness of any Project Company that is an Unrestricted Subsidiary or Joint Venture as to which the holders of such Indebtedness do not have recourse to the Borrower or any of its Restricted Subsidiaries, other than Permitted Project Recourse and (c) any of the foregoing that is extended, renewed, replaced or refinanced from time to time.
“Note” means a Revolving Note, a Swingline Note or a Term Note, as the context may require.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a
Loan, which shall be substantially in the form of Exhibit O or such other form as may be reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.
“Obligations” means all advances to, and debts, liabilities, costs, fees, expenses, charges obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, in each case to the extent payable under the Loan Documents and whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided that, without limiting the foregoing, the Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction), (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (a) with respect to Term Loans, Revolving Loans and Swingline Loans on any date, the amount of the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Term Loans, Revolving Loans and Swingline Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and
(b) a rate determined by the Administrative Agent, the applicable L/C Issuer, or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation.
"Participant" has the meaning set forth in Section 11.06(d).
"Participant Register" has the meaning set forth in Section 11.06(d).
"Patriot Act" has the meaning set forth in Section 11.20.
"PBGC" means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans and set forth in Sections 412, 430, 431,432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan but excluding a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Perfection Certificate” means a certificate substantially in the form of Exhibit N or any other form reasonably approved by the Administrative Agent, as the same shall be supplemented from time to time.
“Permitted Acquisition” means the acquisition, by merger, consolidation, amalgamation or otherwise, by the Borrower or any of its Restricted Subsidiaries of all or substantially all of the assets (including any assets constituting a business unit, line of business or division) or at least a majority of the Equity Interests of any Person located in and organized under the laws of the United States or any state thereof, subject to satisfaction of the following conditions:
(a)the business or assets so acquired shall be located in the United States and in the same or a substantially similar line of business as that of the Loan Parties;
(b)both immediately prior to and after giving effect to such Permitted Acquisition on a Pro Forma Basis, the Borrower shall be in Pro Forma Compliance with the financial covenants set forth in Section 7.10 (and if tested prior to the date on which the compliance certificate for the fiscal quarter ending on or about March 31, 2025 has been delivered, assuming that the financial covenants set forth in Section 7.10 applicable to the fiscal quarter ending on or about March 31, 2025 were then in effect);
(c)in connection with such Permitted Acquisition, the Borrower shall, and shall cause its Restricted Subsidiaries, to deliver to the Administrative Agent (i) a copy of the purchase agreement (including all schedules and exhibits thereto) pursuant to which such Permitted Acquisition will be consummated, (ii) a Compliance Certificate calculating compliance (as of the last day of the then most recently ended fiscal quarter) with the requirements of clause (b) above on a Pro Forma Basis and (iii) to the extent received by the Borrower or its Restricted Subsidiaries, financial statements of the entity whose assets are being acquired or that is otherwise the subject of such Permitted Acquisition; and
(d)immediately prior to such Permitted Acquisition and after giving effect to such Permitted Acquisition, no Default or Event of Default shall have occurred and be continuing.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) pursuant to which the Borrower acquires an option requiring the counterparty thereto to deliver to the Borrower (a) shares of common stock of the Borrower (or other securities or property following a merger event or other change of the common stock of the Borrower), (b) the cash value thereof or (c) a combination thereof, in each case, from time to time upon exercise of such option by the Borrower in connection with the issuance of any Additional Convertible Debt; provided that (i) the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower from the sale of such Additional Convertible Debt issued in connection with the Permitted Bond Hedge Transaction and (ii) the terms, conditions and covenants of each such transaction shall be such as are reasonable and customary for transactions of such type (as determined by Borrower in good faith and in its reasonable discretion).
“Permitted Convertible Debt Call Transactions” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.
“Permitted Holder” means each of (a) Total and/or any Affiliate of Total and (b) Global Infrastructure Management, LLC and/or any Affiliate of Global Infrastructure Management, LLC (other than any portfolio company of any of the foregoing in clause (b)).
“Permitted Investments” means:
(a)Investments by the Borrower or any of its Restricted Subsidiaries in cash and Cash Equivalents; and
(b)advances, loans and extensions of credit to any director, officer or employee of the Loan Parties, if the aggregate outstanding amount of all such advances, loans and extensions of credit (excluding travel advances in the ordinary course of business) does not at any time exceed
$750,000.
“Permitted Liens” has the meaning set forth in Section 7.02. “Permitted Project Recourse” means:
(a)limited guarantees, including by the issuance of letters of credit for the benefit of a Project Company, or side letters from the Borrower or Restricted Subsidiaries in respect of:
(i)any Indebtedness of any Project Company, provided that such limited guarantees or side letters or is not a guarantee of (A) the repayment of Indebtedness or borrowed money (including notes, bonds and other similar instruments), (B) operating lease obligations, (C) Financing Lease Obligations or (D) reimbursement or other payment obligations of any Unrestricted Subsidiary or Joint Venture in respect of letters of credit (including, without limitation, equipment, procurement and construction, operations and maintenance, asset management, liquidated damages and managing member indemnity undertakings);
(ii)obligations of any Project Company under any engineering, procurement and construction, operation and maintenance, asset management, supply or similar agreement to which such Project Company is a party (including any construction completion, cost overrun or similar guaranties), in each case, entered into in the ordinary course of business of such Project Company;
(iii)customary obligations of any Project Company under agreements described in the immediately preceding clause (ii) with respect to liquidated damages; or
(iv)customary indemnity undertakings provided by the Borrower or any of its Restricted Subsidiaries in connection with any tax equity and other similar indemnity undertakings; and
(b)pledges of Equity Interests in any of any Project Company to secure Non- Recourse Indebtedness of such Project Company; provided that the holders of such Non-Recourse Indebtedness (or the beneficiaries of such limited guarantees and side letters) have acknowledged that they will not have any recourse to the assets or Equity Interests (other than as specified in this clause (b)) owned by the Borrower or any of its Restricted Subsidiaries.
“Permitted Refinancing Debt” means any modification, refinancing, refunding, renewal or extension of any Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest, fees, breakage, premium and expenses thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder plus the amount of any mandatory prepayment made with the proceeds of such Indebtedness pursuant to Section 2.05(c)(v); (b) such modification, refinancing, refunding, renewal or extension has (i) a stated maturity no earlier than the earlier of (A) the stated maturity of the Indebtedness being modified, refinanced, refunded, renewed or extended and (B) the date that is ninety-one (91) days after the latest Maturity Date of the Facilities at the time such Indebtedness is incurred and (ii) a weighted average life to maturity no shorter than the earlier of
(A) the weighted average life to maturity of the Indebtedness being modified, refinanced, refunded, renewed or extended and (B) the weighted average life to maturity of the then-existing Term Loans; (c) at the time thereof, no Default or Event of Default shall have occurred and be continuing; (d) if the Indebtedness being modified, refinanced, refunded, renewed or extended is unsecured, such modification, refinancing, refunding, renewal or extension is unsecured; (e) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended; (f) if the Indebtedness being modified, refinanced, refunded, renewed or extended is secured, such modification, refinancing, refunding, renewal or extension is secured by no more collateral and in no higher lien or payment priority than the Indebtedness being modified, refinanced, refunded, renewed or extended; (g) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subject to an intercreditor agreement, a representative validly acting on behalf of the holders of such modified, refinanced, refunded, renewed or extended Indebtedness shall become a party to such intercreditor agreement; and (h) the primary obligors and guarantors in respect of such Indebtedness being modified, refinanced, refunded, renewed or extended remain the same (or constitute a subset thereof).
“Permitted Second Lien Refinancing” means Permitted Refinancing Debt in respect of the Indebtedness under the Second Lien Loan Documents; provided that the Indebtedness in respect of such Permitted Second Lien Refinancing (x) shall have covenants, representations and warranties, and events of default that are no more restrictive on the Loan Parties and their Subsidiaries in any respect than the Loan Documents (except for covenants or other provisions that are also added for the benefit of the Facilities or that only apply after the then- latest Maturity Date of the Facilities) and (y) is permitted pursuant to Section 7.01(p).
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) and/or cash (in an amount determined by reference to the price of such common stock) sold by the Borrower substantially concurrently with any purchase by the Borrower of a related Permitted Bond Hedge Transaction; provided that the terms, conditions and covenants of each such transaction shall be such as are reasonable and customary for transactions of such type (as determined by Borrower in good faith and its reasonable discretion).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any Subsidiary or any such Plan to which the Borrower or any Subsidiary is required to contribute on behalf of any of its employees or with respect to which the Borrower has any liability.
“Platform” has the meaning set forth in Section 6.01.
“Pledged Equity” has the meaning set forth in the Security Agreement. “Pro Forma Basis” and “Pro Forma Effect” means:
(a)except as set forth in clause (b) below, for purposes of calculating any financial ratio, calculation or test that is to be calculated on a pro forma basis for any transactions that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, such ratio, calculation or test shall be calculated on a pro forma basis assuming that such transaction had occurred on the first day of the applicable Test Period; and

(b)in the event that the Borrower or any of its Restricted Subsidiaries incurs (including by assumption or guarantee) or refinances (including by redemption, repurchase, repayment, retirement or extinguishment) any Indebtedness (other than normal fluctuations in revolving Indebtedness incurred for working capital purposes), in each case included in the calculations of any financial ratio or test that is to be calculated on a pro forma basis, (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or refinancing of Indebtedness (including pro forma effect to the application of the net proceeds therefrom), in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period.
Wherever “Pro Forma Effect” is to be given to a transaction, or any financial ratio, calculation or test is to be calculated on a “Pro Forma Basis” for any transaction, the pro forma calculations shall be made in good faith by a Responsible Officer of the Borrower.
“Pro Forma Compliance” means, with respect to any transaction, that such transaction does not cause, create or result in a Default after giving Pro Forma Effect thereto, based upon the results of operations for the most recently completed applicable period to (a) such transaction and (b) all other transactions which are contemplated or required to be given Pro Forma Effect hereunder that have occurred on or after the first day of the relevant period.
“Project Company” means:
(a)a (x) Subsidiary of the Borrower or (y) Joint Venture
(i)(A) established in connection with (w) the construction of a solar project, the sale, ownership or operation of solar equipment, the sale of energy or financing activities (including tax equity financings) with respect to Non-Recourse Indebtedness incurred by such Subsidiary or Joint Venture in order to finance any of the foregoing, (x) other special purpose businesses or operations that are substantially similar to the businesses in which the Borrower and its Subsidiaries are engaged in as of the Closing Date or (y) any business that in the Borrower’s good faith business judgment is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (B) substantially all the assets of which consist of Equity Interests of Subsidiaries or Joint Ventures described in the preceding clause (a)(i)(A); and
(ii) which has no Indebtedness other than (A) intercompany Indebtedness to the extent permitted hereunder and (B) Non-Recourse Indebtedness; and
(b)any (x) other Subsidiary of the Borrower or (y) Joint Venture that
(i)is the direct or indirect owner of all (or in the case of the direct or indirect owner of a Joint Venture, a portion) of the Equity Interests in one or more Persons, each of which meets the qualifications set forth in clause (a) above;

(ii)has no Subsidiaries other than Subsidiaries each of which meets the qualifications set forth in clause (a) above;
(iii)owns no material assets other than those assets necessary for the ownership of, or the leasing, development, construction, financing (including tax equity financings) or operation activities of, a Subsidiary or Joint Venture described in clause (a) above or any activities reasonably related or ancillary thereto;
(iv)has no Indebtedness other than (A) intercompany Indebtedness to the extent permitted hereunder and (B) Non-Recourse Indebtedness; and
(v)is not a direct Subsidiary of Borrower.
As of the Closing Date, the Project Companies are set forth on Schedule 5.15.
“Property” means any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning set forth in Section 6.01.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning set forth in Section 11.22.
“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interests” means Equity Interests that are not Disqualified Equity Interests.
“Real Property Asset” means, at any time of determination, any and all real property owned or leased by the Loan Parties.
“Recipient” means the Administrative Agent, any Lender or any L/C Issuer. “Register” has the meaning set forth in Section 11.06(c).
“Reimbursement Obligation” has the meaning set forth in Section 2.03(f).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, migration or leaching into or through the Environment, including into, from or through any building, structure or facility.

“Removal Effective Date” has the meaning set forth in Section 9.06(b).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.
“Reporting Reversion Date” means the date on which the earlier of the following occurs: (i) the funding of $50,000,000 of the “Tranche 2 Term Loans” under the Second Lien Credit Agreement and (ii) March 31, 2025.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swingline Loan, a Swingline Loan Notice.
“Required Class Lenders” means, at any time with respect to any Class of Loans or Commitments, Lenders having Total Revolving Exposures or Total Term Credit Exposures, as applicable, with respect to such Class representing more than 50% of the Total Revolving Exposures or Total Term Credit Exposures, as applicable, of all Lenders of such Class. The Total Revolving Exposure or Total Term Credit Exposure, as applicable, of any Defaulting Lender with respect to such Class shall be disregarded in determining Required Class Lenders at any time.
“Required Lenders” means, at any time Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or an L/C Issuer, as the case may be, in making such determination; provided further that, this definition is subject to Section 3.03.
“Required Revolving Lenders” means, at any time, Revolving Lenders having Total Revolving Exposures representing more than 50% of the Total Revolving Exposures of all Revolving Lenders. The Total Revolving Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided that the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Revolving Lender that is the Swingline Lender or an L/C Issuer, as the case may be, in making such determination.
“Required Term Lenders” means, at any time, Term Lenders having Total Term Credit Exposures representing more than 50% of the Total Term Credit Exposures of all Term Lenders with respect to the Term Facility. The Total Term Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Term Lenders at any time.

“Rescindable Amount” has the meaning set forth in Section 2.12(b)(ii). “Resignation Effective Date” has the meaning set forth in Section 9.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief financial officer, principal accounting officer, chief executive officer, chief operating officer, manager, president, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01(b), the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of such Loan Party so designated by any of the foregoing officers or, in each case, any other officer or employee of a Loan Party whose primary duties are similar to the duties of any of the previously listed officers of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.
“Restatement” has the meaning set forth in the Second Amendment.
“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Equity Interest in, any Person or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of Equity Interests (other than any Disqualified Equity Interests), (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Equity Interest in, any Person or any of its Subsidiaries now or hereafter outstanding by such Person or Subsidiary, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interest in, any Person or any of its Subsidiaries, (d) any payment or prepayment of principal of, premium, if any, or interest on, or redemption purchase, retirement, defeasance (including economic or legal defeasance), sinking fund or similar payment with respect to, any Junior Indebtedness and (e) any payment made to any Affiliates of any Person in respect of management, consulting or other similar services provided to any Loan Party or any Subsidiary.
“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Restrictive Agreements” has the meaning set forth in Section 5.15(b).

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by the Revolving Lenders pursuant to Section 2.01(b).

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 1.01(b)(i) under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Revolving Commitment of all of the Revolving Lenders on the Fourth Amendment Effective Date is $200,000,000.

“Revolving Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving Facility” means the Revolving Commitments and the Revolving Loans.
“Revolving Lender” means, at any time, (a) so long as any Revolving Commitment is in effect, any Lender that has a Revolving Commitment at such time or (b) if the Revolving Commitments have terminated or expired, any Lender that has a Revolving Loan or a participation in L/C Obligations or Swingline Loans at such time.
“Revolving Loan” has the meaning set forth in Section 2.01(b).
“Revolving Note” means a promissory note made by the Borrower in favor of a Revolving Lender evidencing Revolving Loans or Swingline Loans, as the case may be, made by such Revolving Lender, substantially in the form of Exhibit C.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Same Day Funds” means immediately available funds.
“Sanction” means any economic or financial sanction administered or enforced by the United States Government (including, without limitation, OFAC and the U.S. Department of State), the United Nations Security Council, the European Union or any European Union member state or the United Kingdom, including His Majesty’s Treasury.
“Scheduled Unavailability Date” has the meaning set forth in Section 3.03(b). “SEC” means the Securities and Exchange Commission, or any Governmental
Authority succeeding to any of its principal functions.
“Second Amendment” shall mean that certain Amendment and Waiver to Credit Agreement, dated as of December 8, 2023, by and among the Borrower, the Subsidiary Guarantors party thereto, the Lenders and L/C Issuers party thereto and the Administrative Agent and the Swingline Lender.

“Second Amendment Effective Date” means the “Amendment Effective Date” as defined in the Second Amendment, which date occurred on December 8, 2023.
“Second Lien Administrative Agent” means GLAS USA LLC, together with its successors and permitted assigns.
“Second Lien Credit Agreement” means that certain Second Lien Credit Agreement, dated as of February 13, 2024, by and among the Borrower, the Subsidiary Guarantors party thereto, the lenders party thereto and GLAS USA LLC, as the administrative agent, and GLAS Americas LLC, as collateral agent, as amended, modified or replaced from time to time to the extent permitted hereunder and under the Second Lien Intercreditor Agreement.
“Second Lien Indebtedness” means the Indebtedness and related obligations incurred pursuant to the Second Lien Credit Agreement.
“Second Lien Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Fourth Amendment Effective Date, by and among the Collateral Agent, as senior agent, GLAS Americas LLC, as subordinated agent, each of the lenders under the Second Lien Credit Agreement, as subordinated creditors, and acknowledged by the Borrower and the Subsidiary Guarantors party thereto, as amended, amended and restated, modified or replaced from time to time in accordance with the terms hereof and thereof.
“Second Lien Loan Documents” means each “Loan Document” (as defined in the Second Lien Credit Agreement) and each comparable document governing any Permitted Second Lien Refinancing.
“Secured Cash Management Agreement” means, as of any date of determination, any Cash Management Agreement between the any Loan Party and any Cash Management Bank for which a Secured Party Designation Notice has been delivered by the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) and the Borrower to the Administrative Agent prior to such date of determination.
“Secured Hedge Agreement” means, as of any date of determination, any interest rate, currency, foreign exchange, or commodity Swap Contract not prohibited under Article VI or VII between any Loan Party and any Hedge Bank for which a Secured Party Designation Notice has been delivered by the Borrower and the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) to the Administrative Agent prior to such date of determination.
“Secured Obligations” means all Obligations and all Additional Secured
Obligations.
“Secured Parties” means, collectively, (a) the Administrative Agent, (b) the
Collateral Agent, (c) the Lenders, (d) the L/C Issuers, (e) the Hedge Banks party to any Secured Hedge Agreement, (f) the Cash Management Banks party to any Secured Cash Management Agreement, and (g) solely to the extent such Persons are owed Secured Obligations, the Indemnities and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.05.

“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit I.
“Security Agreement” means the security and pledge agreement, dated as of the Closing Date, executed in favor of the Collateral Agent by each of the Loan Parties, substantially in the form of Exhibit F.
“Similar Business” means any business, the majority of whose revenues are derived from (a) business or activities conducted by the Borrower and its Restricted Subsidiaries on the Closing Date or (b) any business that in the Borrower’s good faith business judgment is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing.

“SOFR” means the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Adjustment” means (a) with respect to Daily Simple SOFR, 0.10000% (10.000 basis points); and (b) with respect to Term SOFR, 0.10000% (10.000 basis points) for an Interest Period of one (1) month’s duration, 0.15000% (15.000 basis points) for an Interest Period of three (3) months’ duration, and 0.25000% (25.000 basis points) for an Interest Period of six (6) months’ duration.
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time.
“Solvency Certificate” means a solvency certificate in substantially in the form of
Exhibit J.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Dispositions” means those certain Dispositions by the Borrower and/or its Restricted Subsidiaries disclosed in writing to the Administrative Agent prior to the Closing Date.

“Specified Equity Contribution” has the meaning set forth in Section 8.04.
“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11).
“Specified Minority Interests Disposition” means that certain Disposition of minority equity interests in a certain Restricted Subsidiary by the Borrower and/or its Restricted Subsidiaries not to exceed $200,000,000 disclosed in writing to the Administrative Agent prior to the Fourth Amendment Effective Date.
“Specified New Lender” means that certain bank or other financial institution identified by the Borrower in writing to the Administrative Agent prior to the Closing Date that is anticipated to become a New Lender in connection with the first Incremental Facility occurring after the Closing Date.
“Specified Surety Bond” means a surety bond issued by the Borrower for the benefit of a third-party that has been disclosed to the Administrative Agent on or prior to the Closing Date in an aggregate amount not to exceed $65,500,000 at any time outstanding.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled (as described in the first sentence of the definition of “Control”), by the parent and/or one or more subsidiaries of the parent; provided that, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, in no event shall any Non-Consolidated Entity constitute a Subsidiary of the Borrower. References herein to “Subsidiaries” shall, unless the context requires otherwise, be deemed to be references to Subsidiaries of the Borrower.
“Subsidiary Guarantor” means each Restricted Subsidiary of the Borrower that is a Material Subsidiary as of the Closing Date and a party to this Agreement, and each other Restricted Subsidiary that becomes a party to this Agreement after the Closing Date pursuant to a Joinder Agreement in accordance with Section 6.10, in each case, until such Restricted Subsidiary is released from its Guaranty in accordance with the terms of the Loan Documents.
“Successor Rate” has the meaning set forth in Section 3.03(b).

“SunStrong Capital Holdings” means SunStrong Capital Holdings, LLC, a Delaware limited liability company.
“Supported QFC” has the meaning set forth in Section 11.22.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to
Section 2.04.
“Swingline Commitment” means, as to each Swingline Lender (a) the amount set forth opposite such Swingline Lender’s name on Schedule 2.01 hereof or (b) if such Swingline Lender has entered into an Assignment and Assumption or has otherwise assumed a Swingline Commitment after the Closing Date, the amount set forth for such Swingline Lender as its Swingline Commitment in the Register maintained by the Administrative Agent pursuant to Section 11.06(c).
“Swingline Lender” means Bank of America in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder.

“Swingline Loan” has the meaning set forth in Section 2.04(a).
“Swingline Loan Notice” means a notice of a Swingline Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Swingline Lender (including any form on an electronic platform or electronic transmission system as shall be approved by the Swingline Lender), appropriately completed and signed by a Responsible Officer of the Borrower.
“Swingline Note” means a promissory note made by the Borrower in favor of a Swingline Lender evidencing Swingline Loans made by such Swingline Lender, substantially in the form of Exhibit E.
“Swingline Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $20,000,000 and (b) the aggregate amount of Revolving Commitments as of such date. The Swingline Sublimit is part of, and not in addition to, the Revolving Facility.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).
“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 1.01(b) under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Term Commitment of all of the Term Lenders on the Closing Date is $100,000,000.
“Term Facility” means the Term Commitments and the Term Loans.
“Term Lender” means (a) at any time during the Availability Period in respect of the Term Facility, any Lender that has a Term Commitment or that holds Term Loans at such time and (b) at any time after the Availability Period in respect of the Term Facility, any Lender that holds any Term Loans at such time.
“Term Loan” has the meaning set forth in Section 2.01(a).
“Term Note” means a promissory note made by the Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit D.
“Term SOFR” means:
(a)for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period for a tenor equivalent to such Interest Period, as such rate is published by CME; provided that if the Term SOFR Screen Rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate for a tenor of one (1) month commencing that day;
provided that if the Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than 0.00%, the Term SOFR shall be deemed 0.00% for purposes of this Agreement.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR”.

“Term SOFR Replacement Date” has the meaning set forth in Section 3.03(b).
“Term SOFR Screen Rate” means the forward looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or published on such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Term SOFR Successor Rate” has the meaning set forth in Section 3.03(b).
“Test Period” means, as of any date of determination, the most recently completed four (4) fiscal quarters of the Borrower ended on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 6.01(a) or Section 6.01(b) (or in the case of any calculation pursuant to Section 7.10, ended on the last day of the fiscal quarter in question).
“Third Amendment” shall mean that certain Third Amendment Agreement, dated as of January 31, 2024, by and among the Borrower, the Subsidiary Guarantors party thereto, the Lenders and L/C Issuers party thereto and the Administrative Agent and the Swingline Lender.
“Third Amendment Effective Date” shall have the meaning specified in the Third Amendment, which date occurred on January 31, 2024.
“Total” means TotalEnergies Solar INTL SAS, a French société par actions simplifiée.
“Total Credit Exposure” means, as to any Lender at any time, the Total Revolving
Exposure and Total Term Credit Exposure of such Lender at such time.
“Total Funded Debt” means, as of any date of determination, the outstanding principal amount of all Indebtedness of the Borrower and its Restricted Subsidiaries determined on a consolidated basis (without duplication) described in clauses (a), (b), (c) and (h) (in the case of clause (h), with respect to Indebtedness under such clauses (a), (b) and (c)) of the definition of “Indebtedness” set forth herein as of such date.
“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Total Funded Debt as of such date minus (ii) Unrestricted Cash as of such date to (b)Consolidated EBITDA for the most recently ended Test Period.
“Total Revolving Exposure” means, as to any Revolving Lender at any time, the unused Revolving Commitments and Revolving Exposure of such Revolving Lender at such time.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, Swingline Loans and L/C Obligations.
“Total Term Credit Exposure” means, as to any Term Lender at any time, the sum of the unused Term Commitments and the Outstanding Amount of all Term Loans of such Term Lender at such time.

“Total Voting Power” means, with respect to any Person, the total number of votes which holders of securities having the ordinary power to vote, in the absence of contingencies, are entitled to cast in the election of directors of such Person.
“Transaction Costs” means, upfront (including original issue discount), legal, professional and advisory fees paid by the Loan Parties (whether or not incurred by the Loan Parties) in connection with the negotiation and execution, delivery and performance of the Loan Parties’ obligations under (a) this Agreement and the other Loan Documents, (b) any acquisition or Investment permitted under this Agreement, (c) the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof), (d) any Disposition permitted under this Agreement or (e) any issuance of Equity Interests, in each case, whether or not successful.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term
SOFR Loan.
“UCC” means the Uniform Commercial Code as in effect in the State of New York;
provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” and “U.S.” mean the United States of America. “Unreimbursed Amount” has the meaning set forth in Section 2.03(f).
“Unrestricted Cash” means, as of any date of determination, the aggregate amount of all cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries (as adjusted for the Borrower and its Restricted Subsidiaries as per the information set forth in the certificate delivered concurrently with such balance sheet under Section 6.01(j)) that are not “restricted” for purposes of GAAP as of such date; provided, however, that the aggregate amount of Unrestricted Cash shall not (i) exceed (A) for any date of determination occurring on or prior to March 31, 2023,

$200,000,000 and (B) for any date of determination occurring thereafter, $70,000,000; provided that the limitation in this clause (i) shall not apply for the purposes of calculating Liquidity, or
(ii) include any cash or Cash Equivalents that are subject to a Lien (other than any Lien in favor of the Collateral Agent).
“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary on or prior to the Closing Date by notice to the Administrative Agent (it being understood that identifying any such Subsidiary as an Unrestricted Subsidiary on Schedule 5.15 on the Closing Date shall constitute such notice) and pursuant to Section 6.16 after the Closing Date, which, for the avoidance of doubt, shall include any Subsidiary of an Unrestricted Subsidiary.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 11.22.

“U.S.    Tax    Compliance    Certificate”    has    the    meaning    set    forth    in Section 3.01(f)(ii)(B)(III).
“Vendor Disbursement Report” means a report prepared by a Responsible Officer of the Borrower (i) comparing for each applicable Budget Reporting Period the actual results of vendor disbursements against anticipated results under the applicable Budget(s), and (ii) containing a projection of vendor disbursements for the week following the applicable Budget Reporting Period, in form consistent with such reports delivered prior to the Fourth Amendment Effective Date.
“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.
“Wholly Owned Subsidiary” means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 100% of the equity or ordinary voting power (other than directors’ qualifying shares) or, in the case of a partnership, 100% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.
“Withholding Agent” means the Borrower, each Guarantor and the Administrative Agent and, in the case of U.S. federal withholding Taxes, any applicable withholding agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-ln Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and
(b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division of or by a limited liability company or limited partnership, or an allocation of assets to a series of a limited liability company or limited partnership (or the unwinding of such a Division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a limited liability company or limited partnership shall constitute a separate Person hereunder (and each Division of any limited liability company or limited partnership that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.03Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied in a manner consistent with that used in preparing the Audited Financial Statements except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded, (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015, (iii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein and (iv) GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles applicable to public reporting companies in the United States for fiscal years ending prior to December 15, 2018 in a manner consistent with the treatment of such leases under generally accepted accounting principles applicable to public reporting companies in the United States of America for fiscal years ending prior to December 15, 2018 and consistent with the treatment in the Audited Financial Statements, notwithstanding any modifications or interpretive changes thereto that have occurred or may occur thereafter such as the application of FASB ASC 842. For purposes of determining the amount of any outstanding Indebtedness, no effect shall be given to any election by the Borrower to measure an item of Indebtedness using fair value (as permitted by FASB ASC 825-10-25 (formerly known as FASB ASC 159) or any similar accounting standard).

(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
1.04Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.07Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Term SOFR” or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
1.08Negative Covenant Compliance. For purposes of determining whether the Borrower and its Restricted Subsidiaries comply with any exception to Article VII (other than Section 7.10) where compliance with any such exception is based on a financial ratio or metric being satisfied as of a particular point in time, it is understood that (a) compliance shall be measured at the time when the relevant event is undertaken, as such financial ratios and metrics are intended to be “incurrence” tests and not “maintenance” tests and (b) correspondingly, any such ratio and metric shall only prohibit the Borrower and its Restricted Subsidiaries from creating, incurring, assuming, suffering to exist or making, as the case may be, any new, for example, Liens, Indebtedness or Investments, but shall not result in any previously permitted, for example, Liens, Indebtedness or Investments ceasing to be permitted hereunder. For avoidance of doubt, with respect to determining whether the Borrower and its Restricted Subsidiaries comply with any negative covenant in Article VII (other than Section 7.10), to the extent that any obligation or transaction could be attributable to more than one exception to any such negative covenant, the Borrower may elect to categorize all or any portion of such obligation or transaction to any one or more exceptions to such negative covenant that permit such obligation or transaction. It is understood that, with respect to any negative covenant in Article VII (other than Section 7.10), if an exception to any such negative covenant permits Permitted Refinancing Debt, such exception shall be deemed to permit any subsequent Permitted Refinancing Debt of such Permitted Refinancing Debt.
1.09Affected Financials. The Affected Financials and any related communication describing or based on such financial statements (including any Compliance Certificate delivered therewith) shall be disregarded for all purposes under Article V solely to the extent that the Disclosed Matters would have caused a Default or Event of Default under Section 8.01(b).
ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS
2.01Loans.
(a)Term Borrowings. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make term loans (each such loan, a “Term Loan”) to the Borrower, in up to three (3) Term Borrowings, in each case, in a minimum amount of $25,000,000, in Dollars, on any Business Day during the Availability Period for the Term Facility, in an aggregate amount not to exceed such Term Lender’s Term Commitment. Each Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Applicable Term Percentage. Term Borrowings repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein; provided, however, any Term Borrowing made within three (3) Business Days following the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a customary funding indemnity letter reasonably acceptable to the Administrative Agent not less than three (3) Business Days prior to the date of such Term Borrowing.

(b)Revolving Borrowings. Subject to the terms and conditions set forth herein, each Revolving Lender holding Revolving Commitments severally agrees to make revolving loans (each such loan, a “Revolving Loan”) to the Borrower, in Dollars, from time to time, on any Business Day during the Availability Period for the Revolving Facility under the Revolving Commitments, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any such Revolving Borrowing, (i) the Total Revolving Outstandings with respect to the Revolving Commitments shall not exceed the aggregate Revolving Commitments and (ii) the Revolving Exposure with respect to the Revolving Commitments of any Lender shall not exceed such Revolving Lender’s Revolving Commitment. Each Revolving Borrowing shall consist of Revolving Loans made simultaneously by the Revolving Lenders in accordance with their respective Applicable Revolving Percentage with respect to the Revolving Commitments. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans, prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein; provided, however, any Revolving Borrowing made within three (3) Business Days following the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a customary funding indemnity letter reasonably acceptable to the Administrative Agent not less than three (3) Business Days prior to the date of such Revolving Borrowing.
2.02Borrowings, Conversions and Continuations of Loans.
(a)Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 11:00a.m. (x) two (2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans and (y) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(b), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of
$1,000,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a Term SOFR Loan.

(b)Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Borrowing, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above; provided, further, that, for the avoidance of doubt, the proceeds of all Borrowings under the Revolving Commitments shall be made available to the Borrower by depositing the proceeds thereof into a deposit account subject to a Control Agreement.
(c)Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the applicable Required Class Lenders.
(d)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate.
(e)After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to Loans.
(f)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.
(g)With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such

Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
2.03Letters of Credit.
(a)The Letter of Credit Commitment. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request that any L/C Issuer, in reliance on the agreements of the Revolving Lenders set forth in this Section 2.03, issue, at any time and from time to time during the Availability Period with respect to the Revolving Facility, Letters of Credit denominated in Dollars for its own account or the account of any of its Subsidiaries or Joint Ventures in such form as is acceptable to the applicable L/C Issuer in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Commitments in the amount of such Letter of Credit.
(b)Notice of Issuance, Amendment, Extension, Reinstatement or Renewal.
(i)To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable L/C Issuer) to the applicable L/C Issuer and to the Administrative Agent not later than 11:00 a.m., at least two (2) Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.03(d)), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the applicable L/C Issuer, the Borrower also shall submit a letter of credit application and reimbursement agreement on such L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by the Borrower to, or entered into by the Borrower with, any L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(ii)If the Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit shall permit such L/C Issuer to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon by the Borrower and such L/C Issuer at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d): provided, that such L/C Issuer shall not (A) permit any such extension if (x) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one (1) year from the then-current expiration date) or (y) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (B) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions set forth in Section
4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(c)Limitations on Amounts, Issuance and Amendment.
(i)A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (A) the aggregate amount of the outstanding Letters of Credit issued by the applicable L/C Issuer shall not exceed its L/C Commitment, (B) the aggregate L/C Obligations shall not exceed the Letter of Credit Sublimit, (C) the Revolving Exposure of any Lender shall not exceed its Revolving Commitment and (D) the Total Revolving Exposure with respect to the Revolving Commitments shall not exceed the total Revolving Commitments.
(ii)No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)    the issuance of such Letter of Credit would violate one or more bona fide policies of such L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000;
(D)    the Letter of Credit is not a standby Letter of Credit denominated in Dollars;
(E)    any Revolving Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
(F)    the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(iii)No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(d)Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve (12) months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve (12) months after the then-current expiration date of such Letter of Credit) and
(ii) the date that is five (5) Business Days prior to the Maturity Date of the Revolving Facility.
(e)Participations.
(i)By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of any L/C Issuer or the Lenders, each L/C Issuer hereby grants to each Revolving Lender, and each such Revolving Lender hereby acquires from such L/C Issuer, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each such Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.03(e) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments.
(ii)In consideration and in furtherance of the foregoing, each such Revolving Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for account of each L/C Issuer, such Revolving Lender’s Applicable Revolving Percentage of each L/C Disbursement made by such L/C Issuer not later than 1:00 p.m. on the Business Day specified in the notice provided by the Administrative Agent to such Revolving Lenders pursuant to Section 2.03(f) if such L/C Disbursement is not reimbursed by the Borrower on the date due as provided in Section 2.03(f) or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason, including after the Maturity Date of the Revolving Facility. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Revolving Loans made by such Revolving Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this Section 2.03), and the Administrative Agent shall promptly pay to the applicable L/C Issuer the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 2.03(f), the Administrative Agent shall distribute such payment to the applicable L/C Issuer or, to the extent that such Revolving Lenders have made payments pursuant to this clause to reimburse such L/C Issuer, then to such Revolving Lenders and such L/C Issuer as their interests may appear. Any payment made by a Revolving Lender pursuant to this Section 2.03(e) to reimburse any L/C Issuer for any L/C Disbursement shall not constitute a Loan (other than the funding of a Revolving Borrowing of Base Rate Loans as contemplated by Section 2.03(f)) and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.
(iii)Each such Revolving Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Revolving Lender’s Applicable Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Revolving Lender’s Revolving Commitment is amended pursuant to the operation of Sections 2.16, as a result of an assignment in accordance with Section 11.06, or otherwise pursuant to this Agreement.
(iv)If any such Revolving Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(e), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant Revolving Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(e)(iv) shall be conclusive absent manifest error.
(f)Reimbursement. If any L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Issuer in respect of such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement. Not later than 11:00 a.m. on the date of any payment by such L/C Issuer under a Letter of Credit (such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing (such obligation of the Borrower, a “Reimbursement Obligation”). If the Borrower fails to timely reimburse the applicable L/C Issuer on the Honor Date, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Revolving Percentage. In such event, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the date of payment by the applicable L/C Issuer under a Letter of Credit in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans or the conditions set forth in Section 4.02. Promptly upon receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Revolving Percentage of the Unreimbursed Amount pursuant to Section 2.03(e)(ii), subject to the amount of the unutilized portion of the aggregate Revolving Commitments. Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.03(f) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(g)Obligations Absolute. The Borrower’s obligation to reimburse L/C Disbursements as provided in Section 2.03(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:
(i)any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect;

or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by the applicable L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrower or any waiver by such L/C Issuer which does not in fact materially prejudice the Borrower;
(v)honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft;
(vi)any payment made by any L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)any payment by any L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(viii)any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.
(h)Examination. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.
(i)Liability. None of the Administrative Agent, the Lenders, the L/C Issuers, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by any L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable L/C Issuer; provided that the foregoing shall not be construed to excuse the applicable L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any L/C Issuer (as finally determined by a court of competent jurisdiction), the L/C Issuers shall be deemed to have exercised care in each such determination, and that:
(i)the applicable L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;
(ii)the applicable L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;
(iii)the applicable L/C Issuer shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and
(iv)this sentence shall establish the standard of care to be exercised by the applicable L/C Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing).
Without limiting the foregoing, none of the Administrative Agent, the Lenders, the L/C Issuers, or any of their Related Parties shall have any liability or responsibility by reason of (A) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (B) any L/C Issuer declining to take-up documents and make payment, (C) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor, (D) following the Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or
(E) the applicable L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such L/C Issuer.
(j)Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued by it (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and no L/C Issuer’s rights and remedies against the Borrower shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(k)Benefits. Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions and (ii) as additionally provided herein with respect to such L/C Issuer.
(l)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for the “Letter of Credit Fee” times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) payable in arrears on the first (1st) Business Day following the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit and (ii) accrued through and including the last day of each calendar quarter in arrears. If there is any change in the Applicable Rate for the “Letter of Credit Fee” during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate for the “Letter of Credit Fee” separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists and if the Borrower has failed to Cash Collateralize the Letters of Credit as otherwise required under this Agreement, all Letter of Credit Fees shall accrue at the Default Rate.
(m)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum equal to 0.125% or such other percentage as may be separately agreed upon in writing between the Borrower and the applicable L/C Issuer, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable no later than the tenth (10th) Business Day after the end of each March, June, September and December in the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date of the Revolving Facility and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to each L/C Issuer for its own account, in Dollars the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(n)Disbursement Procedures. The applicable L/C Issuer for any Letter of Credit shall, within the time allowed by Applicable Law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such L/C Issuer shall promptly after such examination notify the Administrative Agent and the Borrower in writing of such demand for payment if such L/C Issuer has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such L/C Issuer and the Revolving Lenders with respect to any such L/C Disbursement.
(o)Interim Interest. If any L/C Issuer for any Letter of Credit shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that if the Borrower fails to reimburse such L/C Disbursement when due pursuant to Section 2.03(f), then Section 2.08(b) shall apply. Interest accrued pursuant to this Section 2.03(o) shall be for account of the applicable L/C Issuer, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.03(f) to reimburse such L/C Issuer shall be for account of such Revolving Lender to the extent of such payment.
(p)Replacement of an L/C Issuer. Any L/C Issuer may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.03(l). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuer, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(q)Cash Collateralization.
(i)if any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Lenders demanding the deposit of Cash Collateral pursuant to this Section 2.03(q), the Borrower shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent (the “Collateral Account”) an amount in cash equal to the Minimum Collateral Amount as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 8.01(g) or Section 8.01(h). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement, In addition, and without limiting the foregoing or Section 2.03(d), if any L/C Obligations remain outstanding after the expiration date specified in Section 2.03 (d), the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to the Minimum Collateral Amount as of such date plus any accrued and unpaid interest thereon.
(ii)The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse each L/C Issuer for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.
(r)Letters of Credit Issued for Subsidiaries and Joint Ventures. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, any of its Subsidiaries or Joint Ventures, the Borrower shall be obligated to reimburse, indemnify and compensate the L/C Issuers hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issued solely for the account of the Borrower. The Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary or Joint Venture in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its Subsidiaries and Joint Ventures inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries and Joint Ventures.
(s)Confirmation of Existing Letters of Credit. All Existing Letters of Credit outstanding on the Closing Date shall be deemed to be Letters of Credit issued hereunder.
(t)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
2.04Swingline Loans.
(a)The Swingline. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.04, may in its sole discretion make loans to the Borrower (each such loan, a “Swingline Loan”). Each such Swingline Loan may be made, subject to the terms and conditions set forth herein, to the Borrower, in Dollars, from time to time on any Business Day during the Availability Period with respect to the Revolving Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit; provided, however, that (i) after giving effect to any Swingline Loan, (A) the Total Revolving Outstandings shall not exceed the aggregate Revolving Commitments at such time, (B) the Revolving Exposure with respect to Revolving Commitments of any Revolving Lender at such time shall not exceed such Revolving Lender’s Revolving Commitment and (C) the aggregate amount of all Swingline Loans outstanding shall not exceed the Swingline Commitment of the Swingline Lender, (ii) the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan and (iii) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swingline Loan shall bear interest only at a rate based on the Base Rate plus the Applicable Rate for Revolving Loans that are Base Rate Loans. Immediately upon the making of a Swingline Loan, each Revolving Lender holding Revolving Commitments shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Swingline Loan.
(b)Borrowing Procedures. Each Swingline Borrowing shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by: (i) telephone or (ii) a Swingline Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a Swingline Loan Notice. Each such Swingline Loan Notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be in an aggregate amount at least equal to $100,000 or any greater multiple of $100,000 and (B) the requested date of the Borrowing (which shall be a Business Day). Promptly after receipt by the Swingline Lender of any Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00p.m. on the date of the proposed Swingline Borrowing (1) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a) or (2) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swingline Loan Notice, make the amount of its Swingline Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swingline Lender in Same Day Funds.
(c)Refinancing of Swingline Loans.
(i)The Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline

Lender to so request on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Revolving Lender’s Applicable Revolving Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Commitments and the conditions set forth in Section
4.02. The Swingline Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each such Revolving Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.
(ii)Notwithstanding anything to the contrary in the foregoing, if for any reason any Swingline Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i) (including, without limitation, the failure to satisfy the conditions set forth in Section 4.02), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders fund its risk participation in the relevant Swingline Loan and each such Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the applicable Overnight Rate plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (c)(iii) shall be conclusive absent manifest error.
(iv)Each such Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this

Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.
(d)Repayment of Participations.
(i)At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Swingline Lender.
(ii)If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Secured Obligations and the termination of this Agreement.
(e)Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans. Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Revolving Percentage of any Swingline Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Swingline Lender.
(f)Payments Directly to Swingline Lender. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.
2.05Prepayments.
(a)Optional. The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Term Loans and Revolving Loans in whole or in part without premium or penalty; provided that, unless otherwise agreed by the Administrative Agent, (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) two (2) Business Days prior to any date of prepayment of Term SOFR Loans and (B) on the date of prepayment of Base Rate Loans and (ii) any prepayment of Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that such notice may state that such prepayment is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any prepayment of any Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section
3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof in inverse order of maturity. Subject to Section 2.15, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities. Any optional prepayment of Revolving Loans shall be applied on a pro rata basis to all Revolving Loans then outstanding.
(b)The Borrower may, upon notice to the Swingline Lender pursuant to delivery to the Swingline Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that, unless otherwise agreed by the Swingline Lender, (i) such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess hereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that such notice may state that such prepayment is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Swingline Lender on or prior to the specified effective date) if such condition is not satisfied. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.
(c)Mandatory Prepayments. The Borrower shall be obligated to, and shall, make prepayments of the Loans hereunder as follows:
(i)Incurrence of Debt. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders to any incurrence of Indebtedness not otherwise permitted hereunder, the Borrower agrees, on the closing of any incurrence of Indebtedness by the Borrower or any of its Restricted Subsidiaries (other than Indebtedness permitted pursuant to Section 7.01) to prepay the Loans hereunder (and provide Cash

Collateral for L/C Obligations, if applicable, as specified in Section 2.05(d) and Section 2.14), upon the date of such incurrence of Indebtedness, in an aggregate amount equal to 100% of the amount of the Net Cash Payments from such incurrence of Indebtedness received by the Borrower or any of its Restricted Subsidiaries, such prepayment to be effected in each case in the manner and to the extent specified in Section 2.05(d) below.
(ii)Sale of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, the Borrower agrees, (I) within three (3) Business Days after receipt by the Borrower or any of its Restricted Subsidiaries of any Net Cash Payments from a Specified Minority Interests Disposition, the Borrower shall prepay the Loans hereunder (and provide Cash Collateral for L/C Obligations, if applicable, as specified in Section 2.05(d) and Section 2.14), in an aggregate amount equal to 50% of the amount of such Net Cash Payments and (II) on or prior to the occurrence of any Disposition pursuant to Section 7.04(m) or Section 7.04(o) by the Borrower or any of its Restricted Subsidiaries (other than a Specified Disposition), to deliver to the Administrative Agent a statement certified by a Responsible Officer of the Borrower, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Cash Payments of such Disposition that will (on the date of the original date of receipt of such Net Cash Payments) be received by the Borrower or any of its Restricted Subsidiaries in cash, indicating on such certificate, whether the Borrower intends to reinvest such Net Cash Payments or will be prepaying the Loans, as hereinafter provided, and the Borrower will be obligated to either (A) reinvest, or cause its applicable Restricted Subsidiaries to reinvest, such Net Cash Payments within 180 days after receipt (or, if within such 180 day period the Borrower or such Restricted Subsidiaries enter into contracts related to the reinvestment of such Net Cash Payments, such longer period not to exceed 365 days after the original date of receipt of such Net Cash Payments as is contemplated by such contracts) (such date, the “Reinvestment Date”) into replacement assets or the repair of existing assets or other assets useful to the business of the Borrower and its Restricted Subsidiaries or (B) prepay the Loans hereunder (and provide Cash Collateral for L/C Obligations, if applicable, as specified in Section 2.05(d) and Section 2.14) as follows:
(A)within three (3) Business Days after receipt by the Borrower or any of its Restricted Subsidiaries of such Net Cash Payments, in an aggregate amount equal to 100% of the amount of such Net Cash Payments that the Borrower had indicated on the certificate delivered as hereinabove required that it did not intend to reinvest, or, with respect to any Net Cash Payments from such Disposition that the Borrower had indicated on the certificate delivered as hereinabove required that it intended to reinvest, on the Reinvestment Date to the extent of any such Net Cash Payments not so reinvested; and
(B)thereafter, quarterly, on the date of the delivery by the Borrower to the Administrative Agent pursuant to Section 6.01 of the financial statements for any quarterly fiscal period or fiscal year, to the extent the Borrower or any of its Restricted Subsidiaries shall receive Net

Cash Payments during the quarterly fiscal period ending on the date of such financial statements in cash under deferred payment arrangements or Investments entered into or received in connection with any Disposition, an amount equal to (1) 100% of the aggregate amount of such Net Cash Payments minus (2) any transaction expenses associated with Dispositions and not previously deducted in the determination of Net Cash Payments plus (or minus, as the case may be) (3) any other adjustment received or paid by the Borrower or any of its Restricted Subsidiaries pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Cash Payments.
Prepayments of Loans (and Cash Collateral for L/C Obligations) pursuant to this Section 2.05(c)(ii) shall be effected in each case in the manner and to the extent specified in Section 2.05(d); provided that if at the time of any such Disposition an Event of Default shall have occurred and be continuing, the Borrower and its Restricted Subsidiaries shall not have the right to reinvest any Net Cash Payments from such Disposition and shall instead prepay the Loans with 100% of the amount of Net Cash Payments received from such Disposition; provided, further, that if the amount of such Net Cash Payments do not exceed $5,000,000 individually or $10,000,000 in the aggregate during any fiscal year of the Borrower, the Borrower shall not be required to prepay the Loans or reinvest such amount and shall be permitted to retain such Net Cash Payments.
(iii)Proceeds of Casualty Events. Upon the date that is 180 days following the receipt by the Borrower or any of its Restricted Subsidiaries (or, if within such 180 day period the Borrower or any of its Restricted Subsidiaries enters into contracts related to the reinvestment of such Net Cash Payments, such longer period not to exceed 365 days after the original date of receipt of such Net Cash Payments as is contemplated by such contracts) of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of the Borrower or any of its Restricted Subsidiaries, except to the extent Net Cash Payments from Casualty Events do not exceed $5,000,000 individually or $10,000,000 in the aggregate during any fiscal year of the Borrower, the Borrower shall prepay the Loans (and provide Cash Collateral for L/C Obligations as specified in Section 2.05(d) and Section 2.14), in an aggregate amount, if any, equal to 100% of the Net Cash Payments from such Casualty Event not theretofore applied or committed to be applied to the repair or replacement of such property or other assets useful to the business of the Borrower and its Restricted Subsidiaries (it being understood that if Net Cash Payments committed to be applied are not in fact applied within 180 days after receipt thereof (or such longer period not to exceed 365 days after the original date of receipt of such Net Cash Payments as contemplated by contracts related to the reinvestment of such Net Cash Payments), then such Net Cash Payments shall be applied to the prepayment of Loans and cover for L/C Obligations as provided in this Section 2.05(c)(iii) at the expiration of such 180 day or 365 day period, as applicable), such prepayment to be effected in each case in the manner and to the extent specified in Section 2.05(d); provided that if at the time any Net Cash Payments from a Casualty Event are received by the Borrower or any of its Restricted Subsidiaries an Event of Default has occurred and is continuing, such Net Cash Payments may not be applied to the repair or replacement of any property and such Net Cash Payments shall be applied instead to prepay the Loans in an amount equal to 100% of such Net Cash Payments.

(iv)Revolving Outstandings. If for any reason the Total Revolving Outstandings with respect to Revolving Commitments at any time exceed the aggregate Revolving Commitments at such time, the Borrower shall immediately prepay Revolving Loans, Swingline Loans and L/C Borrowings (together with all accrued but unpaid interest thereon) and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c)(iv) unless, after the prepayment of the Revolving Loans and Swingline Loans, the Total Revolving Outstandings exceed the aggregate Revolving Commitments at such time.
(v)Proceeds of Capital Raise. The Borrower agrees, on the closing of
(A) any incurrence of Indebtedness by the Borrower or any of its Restricted Subsidiaries following the Fourth Amendment Effective Date (x) in connection with a Permitted Second Lien Refinancing (including Indebtedness incurred pursuant to Section 7.01(p)) or (y) that constitutes any other Permitted Refinancing Debt incurred to refinance Indebtedness outstanding under the Second Lien Credit Agreement or (B) any incurrence of Permitted Refinancing Debt with respect to Junior Indebtedness incurred after the Fourth Amendment Effective Date, to prepay the Loans hereunder (and provide Cash Collateral for L/C Obligations, if applicable, as specified in Section 2.05(d) and Section 2.14), upon the date of incurrence of such Indebtedness, with 100% of the amount of the Net Cash Payments from such incurrence of Indebtedness received by the Borrower or any of its Restricted Subsidiaries; provided that the aggregate principal amount of Loans required to be prepaid (and L/C Obligations required to be Cash Collateralized) pursuant to this Section 2.05(c)(v) shall not exceed $25,000,000, such prepayments to be effected in each case in the manner and to the extent specified in Section 2.05(d) below.
(d)Application.
(i)In the event of any mandatory prepayment of Loans pursuant to Section 2.05(c), the proceeds shall be applied as follows (it being understood that (x) any prepayment pursuant to Section 2.05(c)(ii)(I) with respect to the Specified Minority Interests Disposition or Section 2.05(c)(v) shall be applied to reduce the Total Credit Exposure of each of the Lenders ratably (in the case of Total Term Credit Exposure, to prepay Term Loans, and in the case of Total Revolving Exposure, to first, prepay Revolving Loans (with a dollar-for-dollar permanent reduction in Revolving Commitments) and outstanding L/C Borrowings, and second, to provide Cash Collateral for L/C Obligations as specified in Section 2.14 in an amount equal to 102% of such L/C Obligations) and (y) any prepayment pursuant to Section 2.05(c)(iv) shall only be applied to the Revolving Loans, Swingline Loans and L/C Obligations and the Borrower shall only be required to Cash Collateralize the L/C Obligations as described therein):
(A)first, if such prepayment pursuant to clauses (i), (ii), (iii) or
(v) of Section 2.05(c) is made at a time when any Term Loans remain outstanding, such prepayment shall be applied to the prepayment of the Term Loans, to be shared and applied ratably among the Term Lenders in accordance with their respective Applicable Term Percentage in inverse order of maturity (with no reduction of Commitments, except as provided in Section 2.06(b)(i));
(B)second, to the extent that a repayment of Swingline Loans shall at such time be required pursuant to Section 2.05(b) or 2.05(c)(iv), to the repayment of Swingline Loans, but only to such extent (with no reduction in the Commitments);
(C)third, to the extent that Total Revolving Exposure of all Revolving Lenders shall at such time exceed the aggregate Revolving Commitments, such prepayment shall be applied to the repayment of Revolving Loans to be shared and applied ratably among the Revolving Lenders in accordance with their respective Applicable Revolving Percentage (with no reduction in the Commitments); and
(D)fourth, such prepayment shall be applied to prepay Revolving Loans and outstanding L/C Borrowings, and, thereafter, to provide Cash Collateral for L/C Obligations as specified in Section 2.14 in an amount equal to 102% of such L/C Obligations (with no reduction in the Commitments).
(ii)Within the parameters of the applications set forth above, prepayments pursuant to Section 2.05(c) shall be applied first to Base Rate Loans and then to Term SOFR Loans in direct order of Interest Period maturities. All prepayments under Section 2.05(c) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.
2.06Termination or Reduction of Commitments.
(a)Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Commitments, the Letter of Credit Sublimit, or the Swingline Sublimit, or from time to time permanently reduce the Revolving Commitments, the Letter of Credit Sublimit, or the Swingline Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction of the Revolving Commitments shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) any such partial reduction of the Swingline Sublimit shall be in an aggregate amount of $1,000,000 or any whole multiple of $100,000 in excess thereof, and (iv) the Borrower shall not terminate or reduce (A) the Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings with respect to the Revolving Commitments would exceed the aggregate Revolving Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swingline Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swingline Loans would exceed the Swingline Sublimit. In addition, during the Availability Period in respect of the Term Facility, the Borrower may, upon notice to the

Administrative Agent as set forth above, from time to time terminate (in whole or in part) the unused portion of the aggregate Term Commitments under the Term Facility. Any notice of termination of the Commitments, the Letter of Credit Sublimit or the Swingline Sublimit pursuant to this Section 2.06(a) may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(b)Mandatory.
(i)The aggregate Term Commitments shall be automatically and permanently reduced (A) on the date of any Term Borrowing by an amount equal to the principal amount of such Term Borrowing, and (B) to zero on the last day of the Availability Period for the Term Facility (after giving effect to any Term Borrowing made on such day). In addition, the Term Commitments shall be automatically and permanently reduced in accordance with Section 2.05(c)(i)(B) on the relevant date and in an amount as described therein.
(ii)If after giving effect to any reduction or termination of Revolving Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swingline Sublimit exceeds the aggregate Revolving Commitments at such time, the Letter of Credit Sublimit or the Swingline Sublimit, as the case may be, shall be automatically reduced by the amount of such excess. The aggregate Revolving Commitments shall be automatically and permanently reduced to zero on the last day of the Availability Period for the Revolving Facilities.
(iii)Upon the prepayment of any Revolving Loans pursuant to Section 2.05(c)(ii)(I) or 2.05(c)(v), the Revolving Commitments shall be permanently reduced on a dollar-for-dollar basis.
(c)Application of Commitment Reductions; Payment of Fees.
(i)The Administrative Agent will promptly notify the Revolving Lenders of any termination or reduction of the Letter of Credit Sublimit, Swingline Sublimit, or the Revolving Commitments under this Section 2.06. Upon any reduction of the Revolving Commitments, the Revolving Commitment of each Revolving Lender shall be reduced by such Revolving Lender’s Applicable Revolving Percentage of the amount of such reduction. All fees in respect of the Revolving Commitments accrued until the effective date of any termination of the Revolving Commitments shall be paid on the effective date of such termination.
(ii)The Administrative Agent will promptly notify the Term Lenders of any termination or reduction of the unused portion of the aggregate Term Commitments under this Section 2.06. Upon any reduction of the unused portion of the aggregate Term Commitments, the Term Commitment of each Term Lender shall be reduced by such Term Lender’s Applicable Term Percentage of the amount of such reduction. All fees in respect of the Term Commitments accrued until the effective date of any termination of the Term Commitments shall be paid on the effective date of such termination.

2.07Repayment of Loans.
(a)Term Loans. The Borrower shall repay to the Term Lenders, on the last Business Day of each fiscal quarter, commencing with fiscal quarter ending on March 31, 2023, the principal amount of outstanding Term Loans equal to 1.25% of the aggregate principal amount of all outstanding Term Loans that have been funded prior to the termination of the Term Commitment (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), unless accelerated sooner pursuant to Section 8.02; provided, however, that (i) the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date for the Term Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date, (ii) if any principal repayment installment to be made by the Borrower (other than principal repayment installments on Term SOFR Loans) shall come due on a day other than a Business Day, such principal repayment installment shall be due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be and (iii) if any principal repayment installment to be made by the Borrower on a Term SOFR Loan shall come due on a day other than a Business Day, such principal repayment installment shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such principal repayment installment into another calendar month, in which event such principal repayment installment shall be due on the immediately preceding Business Day.
(b)Revolving Loans. The Borrower shall repay to the applicable Revolving Lenders, on the Maturity Date for the applicable Revolving Facility, the aggregate principal amount of all Revolving Loans outstanding under such Revolving Facility on such date.
(c)Swingline Loans. The Borrower shall repay each Swingline Loan on the earlier to occur of (i) the date that is ten (10) Business Days after such Swingline Loan is made and (ii) the Maturity Date for the Revolving Facility. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Swingline Lender, the Borrower shall repay the outstanding Swingline Loans made by the Swingline Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Swingline Loans.
2.08Interest and Default Rate.
(a)Interest. Subject to the provisions of Section 2.08(b), (i) each Term SOFR Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable Borrowing date at a rate per annum equal to the Term SOFR for such Interest Period plus the Applicable Rate for such Facility; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; and (iii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Facilities. Subject to the applicable interest “floors”, to the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.
(b)Default Rate.
(i)If any amount of principal of any Loan is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise (including upon an Event of Default under Section 8.01(g) or (h)), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Law.
(ii)If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise (including upon an Event of Default under Section 8.01(g) or (h)), then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Law; provided that upon occurrence and during the continuation of an Event of Default under Section 8.01(g) or (h) any such amount outstanding shall automatically bear additional interest at the Default Rate (without any request from the Required Lenders).
(iii)Accrued and unpaid interest pursuant to this Section 2.08(b) (including interest on past due interest) shall be due and payable upon demand.
(c)Interest Payments.
(i)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09Fees. In addition to certain fees described in clauses (l), (m), (o) and (p) of Section 2.03:

(a)Revolving Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a commitment fee equal to the Applicable Rate for the “Commitment Fee” times the actual daily amount by which the aggregate Revolving Commitments exceed the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swingline Loans shall not be counted towards or considered usage of the Revolving Facility for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period of the applicable Revolving Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the applicable Revolving Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate for the “Commitment Fee” during any quarter, the actual daily amount shall be computed and multiplied by the Applicable

Rate for the “Commitment Fee” separately for each period during such quarter that such Applicable Rate was in effect.
(b)Term Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Term Lender in accordance with its Applicable Term Percentage, an unused fee equal to 0.75 % times the actual daily amount by which the aggregate of the Term Commitments exceed the Outstanding Amount of Term Loans, subject to adjustment as provided in Section 2.15. The unused fee shall accrue at all times during the Availability Period of the Term Facility, including at any time during which one or more of the conditions in Article IV is not met and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date and ending on the last day of the Availability Period for the Term Facility. The unused fee shall be calculated quarterly in arrears.
(c)Other Fees.
(i)The Borrower shall pay to the Administrative Agent and the Arrangers, for their own respective accounts, the fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever, except as set forth therein.
(ii)The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever, except as otherwise agreed in writing by the Borrower and such Lenders.
2.10Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)Computation of Interest and Fees. All computations of interest for Base
Rate Loans (including Base Rate Loans determined by reference to the Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year), interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)Financial Statement Adjustments or Restatements.
If, as a result of any restatement of or other adjustment to the financial statements of the Borrower and its Restricted Subsidiaries or for any other reason, the Borrower or the Lenders determine that (i) the Total Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This clause (b) shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under any provision of this Agreement to payment of any Obligations hereunder at the Default Rate or under Article VIII. The Borrower’s obligations under this clause (b) shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
2.11Evidence of Debt.
(a)Maintenance of Accounts. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations, in the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)Maintenance of Records. In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s

Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to Section 2.07(a) and as otherwise specifically provided for in this Agreement, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)(i) Funding by Lenders: Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the applicable Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuers hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”); (A) the Borrower has not in fact made such payment; (B) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (C) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing (other than Swingline Borrowings) shall be made from the Appropriate Lenders, each payment of fees under Section 2.09 and clauses (l), (m), (o) and (p) of Section 2.03 shall be made for account of the Appropriate Lenders, and each termination or reduction of the amount of the Commitments shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Revolving Loans or Term Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Appropriate Lenders.
(g)Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings,

interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
2.13Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall
(A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and sub-participations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(I)if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub- participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(II)the provisions of this Section 2.13 shall not be construed to apply to
(A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in L/C Obligations or Swingline Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.14Cash Collateral.
(a)Obligation to Cash Collateralize. At any time there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize such L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. Additionally, if the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 102% of the Letter of Credit Sublimit then in effect, then within two (2) Business Days after receipt of such notice, the Borrower shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit,
(b)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Collateral Agent, for the benefit of itself, the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the applicable L/C Issuer as herein provided or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (determined in the case of Cash Collateral provided pursuant to Section 2.15(a)(v), after giving effect to Section 2.15(a)(v) and any Cash Collateral provided by the Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 8.02 in respect of Letters of Credit or Swingline Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following

(i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuers that there exists excess Cash Collateral; provided, however, (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and the L/C Issuers may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.15Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders”, “Required Class Lenders”, “Required Revolving Lenders” and “Required Term Lenders”, and in Section 11.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers or the Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non- Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(v). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) or 2.09(b) for any period during which that Lender is a Defaulting Lender under a Revolving Facility or Term Facility, respectively (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.
(C)Defaulting Lender Fees. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the applicable L/C Issuer and the Swingline Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C

Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment subject to Section 11.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral; Repayment of Swingline Loans. If the reallocation described in clause (a)(v) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Applicable Law, (A) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (B) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.
(b)Defaulting Lender Cure. If the Borrower, the Administrative Agent and, in the case of the Revolving Facility under the Revolving Commitments, the Swingline Lender and the L/C Issuers, agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their Revolving Commitments (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)New Swingline Loans/Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no L/C Issuer shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
2.16Incremental Facilities.
(a)Request for Incremental Facilities. Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request (i) an increase in the Revolving Commitments (an “Incremental Revolving Increase”) or (ii) an increase in the Term Facility (an “Incremental Term Facility,” and the loans thereunder, the “Incremental Term Loans” together with the Incremental Revolving Increase, each, an “Incremental Facility”), in each case, that are secured by a Lien on any or all of the Collateral on a pari passu basis with the Lien securing the Facilities, by an aggregate principal amount (when combined with all Incremental Facilities entered into after the Second Amendment Effective Date then in effect) not to exceed amounts so long as the First Lien Secured Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period, assuming any Incremental Revolving Increase then outstanding is fully drawn and without netting the cash proceeds of any such Incremental Facility incurred on such date, does not exceed 3.50:1.00; provided that (i) no Lender shall be required to participate in any Incremental Facility, (ii) any such request for an Incremental Facility shall be in a minimum amount of $25,000,000, (iii) the Borrower may make a maximum of four (4) such requests. Notwithstanding the foregoing, no Incremental Facilities may be requested or incurred on or after the Second Amendment Effective Date but prior to January 1, 2025.
(b)Lender Elections to Participate. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each applicable Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the applicable Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to provide such Incremental Facility and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested Incremental Facility. Any Lender not responding within such time period shall be deemed to have declined to provide such Incremental Facility. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.16(b) shall not apply with respect to the first request for an Incremental Facility by the Borrower after the Closing Date if the Borrower specifies in such request that such Incremental Facility will be provided solely by the Specified New Lender.
(c)Notification by Administrative Agent; Additional Lenders. Except as otherwise provided in Section 2.16(b), the Administrative Agent shall notify the Borrower of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent, and with respect to any Incremental Revolving Increase, the L/C Issuers and the Swingline Lender (which approvals shall not be unreasonably withheld, and which approvals shall be deemed to have been given for purposes of the first Incremental Facility after the Closing Date (that is provided only by the Specified New Lender)), the Borrower may also invite additional Eligible Assignees (which, for purposes of the first Incremental Facility after the Closing Date shall be deemed to include the Specified New Lender) to become Lenders pursuant to a joinder agreement (“New Lenders”) or an amendment to this Agreement, in each case, in form and substance reasonably satisfactory to the Administrative Agent.
(d)Effective Date and Allocations. If an Incremental Facility is provided in accordance with this Section 2.16, the Administrative Agent and the Borrower shall determine the effective date (the “Incremental Effective Date”) and the final allocation of such Incremental Facility. The Administrative Agent shall promptly notify the Borrower and the Lenders and the New Lenders providing such Incremental Facility of the final allocation of such increase and the Incremental Effective Date, which shall be a date not less than ten (10) Business Days after the date on which the notice to request such Incremental Facility is delivered to the Administrative Agent.

(e)Conditions to Effectiveness of Increase. As a condition precedent to such Incremental Facility, (i) each of the conditions set forth in Section 4.02 shall be satisfied and (ii) the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Incremental Effective Date signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Incremental Facility and (B) in the case of the Borrower, certifying that, before and after giving effect to such Incremental Facility, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or in all respects if the underlying representations and warranties are already qualified by materiality or Material Adverse Effect) on and as of the Incremental Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in clauses (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (2) both before and after giving effect to the Incremental Facility, no Default or Event of Default has occurred and is continuing or would result from the borrowings, if any, to be made on the Incremental Effective Date. The Borrower shall deliver or cause to be delivered any other customary documents (including, without limitation, legal opinions), certificates and information as reasonably requested by the Administrative Agent in connection with any Incremental Facility. To the extent the Revolving Commitments are being increased on the relevant Incremental Effective Date pursuant to an Incremental Revolving Increase, then each Revolving Lender that is acquiring such Revolving Commitments on the Incremental Effective Date shall make a Revolving Loan, the proceeds of which will be used to prepay the Revolving Loans of the other Revolving Lenders immediately prior to such Incremental Effective Date, so that, after giving effect thereto, the Revolving Loans outstanding are held by the Revolving Lenders pro rata based on their Revolving Commitments after giving effect to such Incremental Revolving Increase. If there is a new borrowing of Revolving Loans on such Incremental Effective Date, the Revolving Lenders after giving effect to such Incremental Effective Date shall make such Revolving Loans in accordance with Section 2.01(b).
(f)Implementation of Incremental Facilities. The Incremental Facilities shall be effected by an amendment to this Agreement (an “Incremental Amendment”) executed by the Borrower, the Administrative Agent and each Lender and/or New Lender making such Incremental Facility, in form and substance reasonably satisfactory to each of them. Notwithstanding the provisions of Section 11.01, the Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.16. In addition, unless otherwise specifically provided herein or in the Incremental Amendment, all references in Loan Documents to Revolving Loans or Term Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Loans made pursuant to Incremental Revolving Increase as Revolving Loans and Incremental Term Loans made under the Incremental Term Facilities as Term Loans made pursuant to this Agreement. This Section 2.16 shall supersede any provisions in Section 2.13 or 11.01 to the contrary.
(g)Terms of Incremental Facility. The terms and conditions applicable to each Incremental Revolving Increase shall be identical to the terms and conditions applicable to the applicable Revolving Facility and the terms and conditions applicable to each Incremental Term Facility shall be identical to the terms and conditions applicable to the Term Facility.
(h)Equal and Ratable Benefit. The Loans and Commitments established pursuant to this Section 2.16 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents, except that the new Loans may be subordinated in right of payment to the extent set forth in the Incremental Amendment and on terms reasonably satisfactory to the Administrative Agent. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such class of Loans or any such new Commitments.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01Taxes.
(a)Defined Terms. For purposes of this Section 3.01, the term “Applicable Law” includes FATCA and the term “Lender” includes any L/C Issuer.
(b)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by the applicable Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(c)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Tax Indemnifications.
(i)Each of the Loan Parties shall, and does hereby, jointly and severally indemnity each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(ii)Each Lender shall, and does hereby, severally indemnify the Administrative Agent, and shall make payment in respect thereof, within ten (10) days after demand therefor, (A) against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so),
(B) against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (C) against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (d)(ii).
(e)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority, as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(f)(ii)(A), 3.01(f)(ii)(B) and 3.01(f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender,
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)executed copies of IRS Form W-8ECI;
(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit M-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(IV)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-2 or Exhibit M-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a
U.S. Tax Compliance Certificate substantially in the form of Exhibit M-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies (or originals, as required) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (f)(ii)(D). “FATCA” shall include any amendments made to FATCA after the Closing Date.
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this clause (g) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (g) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.
(h)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or the Term SOFR or any Governmental Authority has imposed material restrictions on the authority of such Lender to engage in reverse repurchase of U.S. Treasury securities transactions of the type included in the determination of SOFR or the Term SOFR, or to determine or charge interest rates based upon SOFR or the Term SOFR then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loan and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
3.03Inability to Determine Rates.
(a)If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under Section 3.03(b)(i) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter,
(x) the obligation of the Lenders to make or maintain Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans, shall be suspended in each case to the extent of the affected Term SOFR Loans or Interest Periods, and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in Section 3.03(a)(ii), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (1) the Borrower may revoke any pending request for a Borrowing of, or conversion to Term SOFR Loans, or Borrowing of, or continuation of Term SOFR Loans to the extent of the affected Term SOFR Loans or Interest Periods or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (2) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.
(b)Replacement of the Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)adequate and reasonable means do not exist for ascertaining the Term SOFR because none of the one month, three month or six month Interest Periods of the Term SOFR is available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)CME (or any successor administrator of the Term SOFR Screen Rate) or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR in each case, acting in such capacity has made a public statement identifying a specific date after which one month, three month and six month Interest Periods of the Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of U.S. Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide any interest period of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of the Term SOFR or Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Term SOFR Successor Rate”).
Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or Section 3.03(b)(ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing the Term SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the U.S. for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, together with the Term SOFR Successor Rate, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.
The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.00%, the Successor Rate will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time in consultation with the Borrower and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.
3.04Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or L/C Issuer;
(ii)subject any Lender or L/C Issuer to any Taxes (other than
(A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or L/C Issuer or any applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or L/C Issuer, the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer, as applicable, or any Lending Office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;
including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
3.06Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower, such Lender or L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment,
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.
3.07Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and the Facility Termination Date.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01Conditions of Initial Credit Extension. The effectiveness of this Agreement and the obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder, in each case, is subject to satisfaction of the following conditions precedent:
(a)Execution of Credit Agreement; Loan Documents. The Administrative Agent shall have received (i) counterparts of this Agreement, executed by a Responsible Officer of each Loan Party and a duly authorized officer of each Lender, each L/C Issuer and the Swingline Lender, (ii) for the account of each Lender requesting a Note, a Note executed by a Responsible Officer of the Borrower, (iii) counterparts of the Security Agreement and each other Collateral Document (including any intellectual property security agreement), executed by a Responsible Officer of the applicable Loan Parties and a duly authorized officer of each other Person party thereto, as applicable and (iv) counterparts of any other Loan Document, executed by a Responsible Officer of the applicable Loan Party and a duly authorized officer of each other Person party thereto and each in form and substance reasonably satisfactory to the Administrative Agent.
(b)Officer’s Certificate; Evidence of Existence and Good Standing. The Administrative Agent shall have received an Officer’s Certificate dated the Closing Date, certifying as to the Organization Documents of each Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of each Loan Party, and of the incumbency (including specimen signatures) of the Responsible Officers of each Loan Party signing the Loan Documents, and such documents and certificates of existence and good standing as my be reasonably requested by the Administrative Agent.
(c)Legal Opinions of Counsel. The Administrative Agent shall have received an opinion or opinions (including local counsel opinions) of counsel for the Loan Parties, dated the Closing Date and addressed to the Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders, in each case, in form and substance reasonably acceptable to the Administrative Agent.
(d)Financial Statements. The Administrative Agent and the Lenders shall have received copies of the financial statements and projections referred to in Section 5.05, each in form and substance reasonably satisfactory to each of them.
(e)Personal Property Collateral. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent:
(i)(A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Collateral Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens (or Liens that will be released on or prior to the Closing Date) and (B) tax lien, judgment and bankruptcy searches;

(ii)such patent/trademark/copyright filings as reasonably requested by the Administrative Agent in order to perfect the Collateral Agent’s security interest in the Intellectual Property constituting Collateral;
(iii)completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s reasonable discretion, to perfect the Collateral Agent’s security interest in the Collateral, in a form ready to be filed; and
(iv)stock or membership certificates, if any, evidencing the Pledged Equity and undated stock or transfer powers duly executed in blank, in each case to the extent such Pledged Equity is certificated, and any promissory notes or other instruments required to be pledged and delivered under the Collateral Documents.
(f)Liability, Casualty and Property Insurance. The Administrative Agent shall have received certificates of insurance coverage of the Borrower and the other Loan Parties evidencing that the Borrower and the other Loan Parties are carrying insurance in accordance with Sections 6.05.
(g)Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate signed by a Responsible Officer of the Borrower as to Solvency of the Borrower and its Subsidiaries, on a consolidated basis, after giving effect to the initial Borrowings under this Agreement on the Closing Date, if any, and the other transactions contemplated hereby.
(h)Perfection Certificate. The Administrative Agent shall have received a Perfection Certificate executed by a Responsible Officer of the Borrower as of the Closing Date.
(i)Closing Certificate. The Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower as of the Closing Date, certifying that the conditions set forth in Sections 4.01(n), 4.02(a) and 4.02(b) have been satisfied.
(j)[Reserved.]
(k)Existing Debt; Liens. Evidence that all principal, interest, and other amounts owing in respect of all Existing Debt (other than Indebtedness permitted to remain outstanding in accordance with Section 7.01 hereof) will be repaid in full and all guarantees and security interests in favor of the secured parties under such Existing Debt will be released and discharged, in each case, as of the Closing Date.
(l)Organizational Structure. The corporate organizational structure, capitalization and ownership of the Borrower and its Subsidiaries shall be as set forth on Schedule
5.15. The Administrative Agent shall have had the opportunity to review, and shall be reasonably satisfied with, the Loan Parties’ state and federal tax treatment, and the ownership, capital, organization and structure of the Loan Parties.
(m)Necessary Governmental Permits, Licenses and Authorizations and Consents; Etc. The Loan Parties shall have obtained all other permits, licenses, authorizations and consents from all other Governmental Authorities and all consents of other Persons with respect to Material Indebtedness, Liens and Material Agreements listed on Schedule 5.16 (and so identified thereon), in each case, that are necessary in connection with the transactions contemplated by the Loan Documents, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(n)No Material Adverse Change. Since January 2, 2022, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
(o)Anti-Money-Laundering; Beneficial Ownership. Upon the reasonable request of any Lender at least eight (8) Business Days prior to the Closing Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, and any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests at least eight (8) Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to such Loan Party.
(p)Fees and Expenses. The Administrative Agent and the Lenders shall have received all fees and expenses, if any, owing pursuant to the Fee Letters and Section 2.09.
Without limiting the generality of the provisions of Section 9.03(c), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02Conditions to all Credit Extensions. The obligation of each Lender and each L/C Issuer to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans) is subject to the following conditions precedent:
(a)Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained herein or in any other Loan Document shall (i) with respect to representations and warranties that contain a materiality or Material Adverse Effect qualification, be true and correct on and as of the date of such Credit Extension and (ii) with respect to representations and warranties that do not contain a materiality or Material Adverse Effect qualification, be true and correct in all material respects on and as of the date of such Credit Extension, in each case of clauses (i) and (ii) both before and after giving effect thereto and to the use of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be or have been true and correct in all respects or in all material respects, as applicable, as of such specific date), except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and 5.05(b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b)Default. No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)Request for Credit Extension. The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swingline Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)Juniper Financing. Solely with respect to the first Revolving Borrowing made following the Fourth Amendment Effective Date, counsel to the Administrative Agent shall either (x) have received in escrow a true and complete copy of signed final documentation of the Juniper Financing, and the Administrative Agent shall be reasonably satisfied that immediately upon the the occurrence of such Revolving Borrowing, all such final documentation shall be released from escrow and become effective, and the Juniper Financing and the commitments thereunder shall become effective and funding thereunder shall become available or (y) received a true and complete copy of signed final documentation of the Juniper Financing, which documentation is in effect.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders, as of the date made or deemed made, that:
5.01Existence, Qualification and Power. Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business as presently conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
5.02Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (i) any indenture, agreement or other instrument evidencing Material Indebtedness that is binding upon the Loan Parties or any of their respective properties or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Applicable Law, except, in each case (other than with respect to clause (a) above), to the extent that any of the foregoing would not reasonably be expected to have a Material Adverse Effect.
5.03Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent, the Collateral Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained, (ii) filings to perfect the Liens created by the Collateral Documents and (iii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents.
5.04Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law.
5.05Financial Statements; No Material Adverse Effect.
(a)The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal year ended January 2, 2022, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its consolidated Subsidiaries, including the notes thereto, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its consolidated Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.
(b)The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries dated April 3, 2022, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its consolidated Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)The projected consolidated balance sheets, statements of operations and cash flows for the Borrower and its Restricted Subsidiaries and any other projections and budget that have been delivered to the Administrative Agent were prepared by the Borrower in good faith and were based on assumptions that the Borrower believed were reasonable when made, it being understood, that actual results during the periods covered thereby may differ from the projected results.
(d)Since the Fourth Amendment Effective Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
(e)Neither the Borrower nor any of its Restricted Subsidiaries has, on the Closing Date, any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material and would need to be disclosed on financial statements in accordance with GAAP, except (i) as referred to or reflected or provided for in the financial statements described in this Section 5.05, (ii) as set forth in Schedule 5.05, or (iii) as otherwise permitted pursuant to this Agreement.
5.06Litigation and Environmental Matters.
(a)There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Loan Parties, threatened against or affecting the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters set forth in Schedule 5.06).
(b)Except for the Disclosed Matters set forth in Schedule 5.06 and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, the Borrower and its Restricted Subsidiaries
(i) have not failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required in connection with the operation of the business of the Borrower and its Restricted Subsidiaries in compliance with all applicable Environmental Laws,
(i)have not become subject to any Environmental Liability, (iii) have not received notice of any claim with respect to any Environmental Liability or any inquiry, allegation, notice or other communication from any Governmental Authority concerning its compliance with any Environmental Law and (iv) do not know of any basis for the imposition of any Environmental Liability.

5.07Compliance with Laws and Agreements. Except as set forth on Schedule 5.07, the Borrower and each of its Restricted Subsidiaries is in compliance with all Applicable Laws and all its Contractual Obligations, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
5.08Properties; Intellectual Property.
(a)The Borrower and each of its Restricted Subsidiaries has good and marketable title to, or valid, subsisting and enforceable leasehold interests in, all its Property material to its business. All machinery and equipment of the Borrower and its Restricted Subsidiaries material to their business, taken as a whole, is in good operating condition and repair (ordinary wear and tear excepted), and all necessary replacements of and repairs thereto have been made so as to preserve and maintain the value and operating efficiency of such machinery and equipment.
(b)As of the Closing Date, Schedule 5.08 contains a true, accurate and complete list of all Material Owned Property.
(c)The Borrower and each of its Restricted Subsidiaries owns, or has the valid right to use, all trademarks, service marks, trade names, copyrights, patents, patent rights, trade secrets, know-how, data and database rights, software and other intellectual property and proprietary rights (collectively, “IP Rights”) that are material to their respective businesses, and Schedule 5.08 hereto sets forth a complete and accurate list of all registered trademarks and service marks, patents and registered copyrights and applications for registration of any of the foregoing owned by or exclusively licensed to the Borrower and its Restricted Subsidiaries. There is no pending or, to the best knowledge of the Borrower, threatened, action, suit, proceeding or claim alleging that the Borrower or any of its Restricted Subsidiaries has infringed, misappropriated or otherwise violated any rights of any other Person, and neither the Borrower nor any of its Restricted Subsidiaries has received any written notice of, or, to the best knowledge of the Borrower, there are no other facts that would form the reasonable basis for, any such action, suit, proceeding or claim except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, no third party is infringing, misappropriating or otherwise violating the IP Rights owned or purported to be owned by the Borrower or any of its Restricted Subsidiaries in a manner that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Borrower and its Restricted Subsidiaries use commercially reasonable efforts to maintain, preserve, protect and police all IP Rights of each the Borrower or each of its Restricted Subsidiaries, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
5.09Insurance. The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates. The general liability, casualty and property insurance coverage of the Loan Parties as in effect on the Closing Date, and as of the last date such Schedule was required to be updated in accordance with Sections 6.02, 6.05 and 6.13, is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 5.09 and such insurance coverage complies with the requirements set forth in this Agreement and the other Loan Documents.
5.10Taxes. Except as set forth on Schedule 5.10, the Borrower and each of its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
5.11ERISA Compliance.
(a)Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws; (ii) each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or is subject to a favorable opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS; and (iii) to the best knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.
(c)Except as would not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or Section 4212(e) of ERISA; and (iv) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)As of the Closing Date, neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than those listed on Schedule 5.11 hereto.

(e)No Pension Plan is in “at risk” status under Section 430 of the Code or Section 303 of ERISA.
(f)The Borrower represents and warrants as of the Closing Date, subject to the accuracy of the Lender’s representations in Section 9.12, that the Borrower is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to the Borrower’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement.
5.12Investment Company Act. No Loan Party or any Person Controlling the Borrower or Controlling any Loan Party is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) a “bank holding company” as defined in, or subject to regulation under, the Bank Holding Company Act of 1956, as amended.
5.13Disclosure. As of the Closing Date, the Loan Parties have disclosed to the Administrative Agent all Material Agreements, instruments and corporate or other restrictions to which the Borrower or any of its Restricted Subsidiaries is subject after the Closing Date, and all other matters known to the Loan Parties, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. The information, reports, financial statements, exhibits and schedules furnished at or prior to the Closing Date in writing by or on behalf of the Loan Parties to the Administrative Agent in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, at the Closing Date, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, and are not materially misleading. All written information furnished after the Closing Date by or on behalf of the Loan Parties to the Administrative Agent and/or the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of pro forma information and projections) prepared in good faith based on assumptions believed by such Loan Party to be reasonable as of the date when such information is stated or certified. There is no fact known to the Loan Parties that would reasonably be expected to have a Material Adverse Effect that has not been disclosed herein or in connection herewith, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Administrative Agent for use in connection with the transactions contemplated hereby or thereby.
5.14Capitalization. As of the Closing Date, the capital structure and ownership of the Subsidiaries are correctly described on Schedule 5.15. As of the Closing Date, the authorized, issued and outstanding capital stock of each Subsidiary Guarantor consists of the capital stock described on Schedule 5.15, all of which is duly and validly issued and outstanding, fully paid and nonassessable. Except as set forth on Schedule 5.15, as of the Closing Date, (a) there are no outstanding Equity Rights with respect to any Subsidiary Guarantor and, (b) there are no outstanding obligations of the any Subsidiary Guarantor to repurchase, redeem, or otherwise acquire any shares of capital stock of or other interest in any Subsidiary of the Borrower, nor are there any outstanding obligations of any Subsidiary Guarantor to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of any Subsidiary of the Borrower.
5.15Subsidiaries.
(a)Set forth on Schedule 5.15 is a complete and correct list of all Subsidiaries of the Borrower as of the Closing Date (or, from and after the delivery of the first Compliance Certificate with a revised Schedule 5.15, as of the date of the most recently delivered Compliance Certificate), together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person that is the Borrower or any of its Affiliates that holds ownership interests in such Subsidiary, (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and
(iv) a statement with respect to each Subsidiary as to whether such Subsidiary is a Loan Party, a Restricted Subsidiary (and, if a Restricted Subsidiary, whether a Material Subsidiary) or an Unrestricted Subsidiary and identifying each Subsidiary that is a Project Company. Except as disclosed in Schedule 5.15, (x) each Loan Party and its respective Subsidiaries owns, free and clear of Liens (other than Liens permitted hereunder), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 5.15 and (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable.
(b)Except as set forth on Schedule 7.08, as of the Closing Date, neither the Borrower nor any of its Restricted Subsidiaries is subject to any indenture, agreement, instrument or other arrangement containing any provision of the type described in Section 7.08 (“Restrictive Agreements”), other than any such provision the effect of which has been unconditionally, irrevocably and permanently waived or constitute Permitted Liens.
5.16Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit in accordance with and only for the purposes specified in Section 6.09. The Proceeds of the Loans and Letters of Credit will not be used in violation of Section 7.14 or Section 7.15.
5.17Solvency. As of the Closing Date and after giving effect to the initial Borrowings hereunder to be made on the Closing Date, if any, and the other transactions contemplated hereby, and with respect to any Borrowing on or after January 19, 2024, as of the date of such Borrowing, in each case, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.
5.18Casualty, Etc. Neither the businesses nor the properties of the Borrower or any of its Restricted Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
5.19Sanctions Concerns and Anti-Corruption Laws.
(a)Sanctions Concerns. No Loan Party, nor any of their respective Subsidiaries nor to the knowledge of the Loan Parties and their respective Subsidiaries, any director, officer, employee or agent thereof (each acting in their capacity as such), is an individual or entity that is, or is fifty percent (50%) or more owned or controlled by, individually or in the aggregate, directly or indirectly, one or more individuals or entities that are, or are acting for or on behalf of individuals or entities that are (i) currently the subject or target of any applicable Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, or any similar Sanctions-related list of designated persons enforced by OFAC or the U.S. Department of State, (iii) located, organized or resident in a Designated Jurisdiction or (iv) the government of a Designated Jurisdiction or the Government of Venezuela. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such applicable Sanctions.
(b)Anti-Corruption Laws. The Loan Parties and their respective Subsidiaries have conducted their business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 (if applicable) and other applicable anti- corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such applicable laws. The Loan Parties and their Subsidiaries have not, in the last five (5) years, (i) made a voluntary, directed, or involuntary disclosure to any Government Authority or similar agency with respect to any alleged act or omission relating to any potential noncompliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or other applicable anti-corruption legislation in other jurisdictions; or (ii) to the knowledge of the Loan Parties, been the subject of current, pending, or threatened investigation, inquiry or enforcement proceedings for violations of the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions, as applicable, or received any notice, request, or citation for any actual or potential noncompliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions.
5.20Material Indebtedness, Liens and Agreements.
(a)Part A of Schedule 5.20 contains a complete and correct list, as of the Closing Date, of all Material Indebtedness, and the aggregate principal or face amount outstanding or that may become outstanding with respect thereto is correctly described on Schedule 5.20.
(b)Part B of Schedule 5.20 is a complete and correct list, as of the Closing Date, of each Lien (other than the Liens in favor of the Collateral Agent and Lenders) securing Indebtedness for borrowed money of any Person and covering any property of the Loan Parties, and the aggregate Indebtedness for borrowed money secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in the appropriate part of Schedule 5.20.
(c)Part C of Schedule 5.20 is a complete and correct list, as of the Closing Date, of each Contractual Obligation to which the Borrower or any of its Restricted Subsidiaries is a party for which breach, nonperformance, cancellation or failure to renew would have a Material Adverse Effect other than purchase orders made in the ordinary course of business and subject to customary terms (each, a “Material Agreement”).

(d)To the extent requested by the Administrative Agent, true and complete copies of each agreement listed on the appropriate part of Schedule 5.20 have been delivered to the Administrative Agent, together with all amendments, waivers and other modifications thereto. All such agreements are valid, subsisting, in full force and effect, are currently binding and will continue to be binding upon the Borrower and each of its Restricted Subsidiaries that is a party thereto and, to the best knowledge of the Loan Parties, binding upon the other parties thereto in accordance with their terms. The Borrower and its Restricted Subsidiaries are not in default under any such agreements, which default would have a Material Adverse Effect.
5.21Federal Reserve Regulations. No Loan Party is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the FRB). The making of the Loans hereunder, the use of the proceeds thereof as contemplated hereby, and the security arrangements contemplated by the Loan Documents, will not violate or be inconsistent with any of the provisions of Regulations T, U, or X of the FRB.
5.22[Reserved].
5.23Bank Accounts. A list of all banks and other financial institutions at which any Loan Party maintains deposit accounts or securities accounts as of the Closing Date has been delivered to the Administrative Agent, and such list correctly identifies the name and address of each depository institution or securities intermediary, the name in which the account is held, a description of the purpose of the account, and the complete account number.
5.24Collateral Documents. The Collateral Documents, upon execution and delivery by the parties thereto, are effective to create in favor of the Collateral Agent, for the benefit of the applicable Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, the Collateral, subject, as to priority, to Permitted Liens and (a) when all appropriate filings, notices or recordings are made in the appropriate offices, corporate records or with the appropriate Persons as may be required under Applicable Laws and/or any Collateral Document (which filings, notices or recordings shall be made to the extent required by any Collateral Document) and (b) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Collateral Document), such Collateral Document will constitute perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral; provided that, in no event shall any Loan Party be required to make any filings, notices or recordings in respect of Collateral constituting Intellectual Property except for filings, notices or recordings in the United States Patent and Trademark Office or United States Copyright Office, as applicable.
5.25Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
5.26Covered Entities. No Loan Party is a Covered Entity.
5.27Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all material respects.

5.28Labor and Employment Matters.
(a)Except as set forth on Schedule 5.28 as of the Closing Date, and thereafter with respect to which such would have a Material Adverse Effect, (i) the Loan Parties do not have knowledge of any strikes, slowdowns or work stoppages of any kind, or threats thereof, and no such activities occurred during the 24-month period preceding the Closing Date; and (ii) neither the Borrower nor any of its Restricted Subsidiaries has engaged in, admitted committing or been held to have committed any unfair labor practice.
(b)Except as set forth on Schedule 5.28, the Borrower and its Restricted Subsidiaries have at all times complied in all material respects, and are in material compliance with, all Applicable Laws respecting employment, wages, hours, compensation, benefits, and payment and withholding of taxes in connection with employment.
(c)Except as set forth on Schedule 5.28 or except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Borrower and its Restricted Subsidiaries have at all times complied with, and are in compliance with, all Applicable Laws respecting occupational health and safely, whether now existing or subsequently amended or enacted, including, without limitation, the Occupational Safety & Health Act of 1970, 29 U.S.C. Section 651 et seq. and the state analogies thereto, all as amended or superseded from time to time, and any common law doctrine relating to worker health and safety.
ARTICLE VI AFFIRMATIVE COVENANTS
Until the occurrence of the Facility Termination Date, each Loan Party covenants and agrees with the Administrative Agent, the Collateral Agent and the Lenders that it shall, and, except with respect to Sections 6.01, 6.02, 6.03, 6.04, 6.18 and 6.19, shall cause each of its Restricted Subsidiaries to:
6.01Financial Statements and Other Information. Furnish to the Administrative Agent and each Lender:
(a)as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower (or, if later, the date on which such financial statements are required to be filed with the SEC pursuant to applicable SEC rules and regulations):
(i)consolidated statements of operations, shareholders’ equity and cash flows of the Borrower and its consolidated Subsidiaries for such fiscal year and the related consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and
(ii)an opinion of independent certified public accountants of recognized national standing (it being agreed that Ernst & Young LLP satisfies such requirement and is acceptable to the Administrative Agent) (other than with respect to the annual financial statements delivered for the fiscal year ending December 31, 2023, without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit, other than resulting from (x) impending maturity of any Indebtedness occurring within one (1) year from the time such opinion is delivered and/or
(y) any prospective breach of any financial covenant) stating that the consolidated financial statements referred to in the preceding clause (a)(i) fairly present in all material respects the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP.
(b)as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower and within sixty (60) days after the end of the fourth (4th) fiscal quarter of each fiscal year of the Borrower (or, in each case, if later, the date on which such financial statements are required to be filed with the SEC pursuant to applicable SEC rules and regulations):
(i)consolidated statements of operations, shareholders’ equity and cash flows of the Borrower and its consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of the respective fiscal year to the end of such fiscal quarter, and the related consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, and the corresponding figures for the forecasts most recently delivered to the Administrative Agent for such period, and
(ii)a certificate of a Responsible Officer, which certificate shall state that said consolidated financial statements referred to in the preceding clause (b)(i) fairly present in all material respects the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the omission of footnotes);
(c)as soon as available and in any event within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (or, if later, the date on which quarterly financial statements are required to be filed with the SEC pursuant to applicable SEC rules and regulations) and within ninety (90) days after the end of each fiscal year of the Borrower (or, if later, the date on which such annual financial statements are required to be filed with the SEC pursuant to applicable SEC rules and regulations), a Compliance Certificate duly executed by a Responsible Officer with respect to the financial statements so required to be delivered pursuant to Section 6.01(a) or Section 6.01(b) above, as applicable;
(d)as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, statements of forecasted consolidated income and cash flows for the Borrower and its Restricted Subsidiaries for each fiscal quarter during the current fiscal year and the related forecasted consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the last day of each fiscal quarter in such fiscal year, together with supporting assumptions which Borrower believed were reasonably when made, all prepared in good faith in reasonable detail and consistent with past practices of the Borrower and its Restricted Subsidiaries in preparing projections;

(e)concurrently with delivery of financial statements under Section 6.01(a) above, copies of all management letters and accountants’ letters received by the Borrower or any of its Restricted Subsidiaries since the immediately preceding date on which financial statements were (or were required to have been) delivered pursuant to Section 6.01(a);
(f)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(g)promptly, and in any event within five (5) Business Days after receipt thereof by the Borrower or any of its Restricted Subsidiaries, to the extent permitted by Applicable Law, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Borrower or any of its Restricted Subsidiaries;
(h)promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation;
(i)promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities constituting Material Indebtedness of the Borrower or any of its Restricted Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement governing such Material Indebtedness and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or Section 6.02;
(j)if, at any time, all of the consolidated Subsidiaries of the Borrower are not consolidated Restricted Subsidiaries, then (A) on the date on which the financial statements under Section 6.01(a) are required to be delivered or (B) on the date that is no later than fifteen (15) days after financial statements for the first three (3) fiscal quarters of each fiscal year of the Borrower under Section 6.01(b) are required to be delivered, a certificate of a Responsible Officer setting forth supplemental financial information necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements in a form satisfactory to the Administrative Agent (it being understood that such supplemental financial information and certificate may be included in the Compliance Certificate for such period);
(k)[reserved];
(l)such further information on the guarantees set forth in Items 3(b) and 3(d) of Part D of Schedule 7.01 as the Administrative Agent or any Lender may reasonably request; provided that the Loan Parties shall only be required to use commercially reasonable efforts to obtain such information;

(m)from the Fourth Amendment Effective Date through the Reporting Reversion Date, not later than 5:00 p.m. (Eastern time) on every fourth Friday after the Second Amendment Effective Date or, to the extent such Friday is not a Business Day, the next Business Day thereafter (or delivered more frequently and on such dates as consented to by the Required Lenders), a Budget to cover the period commencing on the Saturday immediately prior to such date and including a rolling 13-week cash flow forecast for the Loan Parties and their Subsidiaries substantially in the form of the Initial Budget, in each case accompanied by (1) a certificate signed by a Responsible Officer of the Borrower to the effect that such budget has been prepared in good faith based upon assumptions which the Borrower believes to be reasonable in light of the conditions existing at the time of delivery and (2) such supporting documentation as reasonably requested by the Required Lenders;
(n)from the Fourth Amendment Effective Date through the Reporting Reversion Date, not later than 5:00 pm (Eastern time) on Thursday of (x) prior to the Additional Tax Equity Financing Date, every week commencing February 15, 2024) and (y) thereafter, every other week or, in each case to the extent such Thursday is not a Business Day, the next Business Day thereafter (such date, a “Budget Variance Reporting Date”), a (i) Budget Variance Report for the most recently expired Budget Reporting Period, which such report shall be certified by a Responsible Officer of the Borrower (1) as being prepared in good faith and fairly presenting in all material respects the information set forth therein and (ii) Vendor Disbursement Report which such report shall be certified by a Responsible Officer of the Borrower as being prepared in good faith and fairly presenting in all material respects the information set forth therein; and
(o)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower and its Restricted Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.
Documents required to be delivered pursuant to Section 6.01(a), (b), (d), (f), (g) or
(i) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 1.01(a); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its written request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify the Administrative Agent and each Lender (by fax transmission or e-mail transmission) of the posting of any such documents and provide to the Administrative Agent by e-mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent, the Collateral Agent or the Arrangers or any Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that, to the extent that and, so long as, the Borrower is the issuer of any outstanding debt or Equity Interests that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, any Affiliate thereof, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute confidential information (as described in Section 11.07), they shall be treated as set forth in Section 11.07), (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform that is designated “Public Side Information” and (z) the Administrative Agent and any Affiliate thereof shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”
6.02Notices of Material Events.
Furnish to the Administrative Agent prompt written notice of the following:
(a)the occurrence of any Default or Event of Default;
(b)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Restricted Subsidiaries or Affiliates that would reasonably be expected to result in a Material Adverse Effect;
(c)the occurrence of any ERISA Event related to the Plan of the Borrower or any of its Restricted Subsidiaries or knowledge of any ERISA Event related to a Plan of any other ERISA Affiliate that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrower or any of its Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Effect; and
(d)any other development (including, without limitation, any default by the Borrower or any of its Restricted Subsidiaries under or dispute under a task order or other government contract) that results in, or would reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section 6.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
6.03Existence; Conduct of Business. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization and the rights, licenses, permits, privileges and franchises necessary or desirable to the conduct of its business, except to the extent such failure would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or any discontinuance or sale of such business permitted under Section 7.04.
6.04Payment of Tax Obligations. Pay its Tax liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment thereof would not reasonably be expected to result in a Material Adverse Effect.
6.05Maintenance of Properties; Insurance. (a) Keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain insurance, with financially sound and reputable insurance companies, as may be required by law and such other insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Without limiting the generality of the foregoing, the Loan Parties will maintain or cause to be maintained replacement value casualty insurance on the Collateral under such policies of insurance and flood insurance on all Mortgaged Property in compliance with Section 6.13(c), in each case with such insurance companies, in such amounts, with such deductibles, and covering such terms and risks as are standard and customary, available on commercially reasonable terms and at all times satisfactory to the Administrative Agent in its commercially reasonable judgment. The Loan Parties shall cause the Collateral Agent to be named as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any such insurance providing liability coverage or coverage in respect of any Collateral, and cause, unless otherwise agreed to by the Administrative Agent, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums). Annually, upon expiration of current insurance coverage, the Loan Parties shall provide, or cause to be provided, to the Administrative Agent, (i) evidence of such insurance policies in the form of ACORD Form 28 certificates (or similar form of insurance certificate), and ACORD Form 25 certificates (or similar form of insurance certificate), (ii) declaration pages for each insurance policy and (iii) a lender’s loss payable endorsement if the Collateral Agent for the benefit of the Secured Parties is not on the declarations page for such policy.

6.06Books and Records; Inspection Rights. Keep proper books of record and account in which entries are made of all dealings and transactions in relation to its business and activities which fairly record such transactions and activities. The Borrower and its Restricted Subsidiaries shall permit any representatives designated by the Administrative Agent or any Lender to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants as frequently as the Administrative Agent deems appropriate provided that all such visits shall be on reasonable prior notice, at reasonable times during regular business hours of the Borrower or such Restricted Subsidiary and, unless an Event of Default shall have occurred and be continuing, shall not occur more than once per year, and provided further that during the continuance of any Event of Default, the Administrative Agent and any of the Lenders may visit at any reasonable time, upon reasonable prior notice during regular business hours of the Borrower or such Restricted Subsidiary. The Borrower shall reimburse the Administrative Agent for all examination and inspections costs, internal costs at the customary rate charged by the Administrative Agent plus all reasonable and documented out-of-pocket expenses incurred in connection with such inspections.
6.07Fiscal Year. To enable the ready and consistent determination of compliance with the covenants set forth in Section 7.10 hereof, the Borrower and its Restricted Subsidiaries shall maintain their current fiscal year and current method of determining the last day of the first three
(3) fiscal quarters in each fiscal year.
6.08Compliance with Laws. Comply with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Applicable Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
6.09Use of Proceeds. Use the proceeds of (a) the Term Loans only for (i) the redemption of a portion of the Indebtedness under the 2023 Convertible Notes (whether at maturity or otherwise) or to repay the Revolving Loans previously drawn for such redemption of the 2023 Convertible Notes, (ii) the payment of fees, expenses and other Transaction Costs incurred in connection therewith and (iii) if the 2023 Convertible Notes Conversion Date has occurred with respect to any 2023 Convertible Notes, on such date or any date thereafter, general corporate and working capital purposes of the Borrower and its Subsidiaries consistent with the limitations in this Agreement and (b) the Revolving Loans and Letters of Credit for (i) general corporate and working capital purposes of the Borrower and its Subsidiaries consistent with the limitations in this Agreement and (ii) the payment of fees, expenses and other Transaction Costs incurred in connection with the transactions contemplated by this Agreement and the other Loan Documents. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations T, U and X.
6.10Certain Obligations Respecting Subsidiaries; Additional Guarantors.
(a)Upon the formation or acquisition by any Loan Party of any new direct or indirect wholly-owned Material Subsidiary (including the designation of an Unrestricted Subsidiary as a Restricted Subsidiary that is a Material Subsidiary) of the Borrower (other than any Foreign Subsidiary) promptly, and in any event, within thirty (30) days of its formation or acquisition, (i) notify the Administrative Agent of such formation or acquisition of such Material Subsidiary, (ii) provide to the Administrative Agent the information required by Section 5.15 with respect to such Material Subsidiary and (iii) (A) cause such Material Subsidiary to become a Guarantor hereunder by delivering to the Administrative Agent a Joinder Agreement and become a grantor under the Collateral Documents by delivering such other joinder documents, security agreement supplements and make such filings (including the filing of Uniform Commercial Code financing statements and any intellectual property security agreements) as the Administrative Agent shall reasonably require (including any update to the Perfection Certificate), (B) deliver to the Administrative Agent (x) documents of the types referred to in Sections 4.01(b) and 4.01(e) with respect to such Material Subsidiary and (y) if requested by the Administrative Agent in its reasonable discretion, opinions of counsel to such Material Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (A)), all in form and substance reasonably satisfactory to the Administrative Agent,
(C) deliver any certificates and stock powers with respect to the Pledged Equity and any other instruments of such Material Subsidiary that are required to be delivered under the Collateral Documents, and (D) cause such Material Subsidiary and each direct and indirect parent of such Material Subsidiary to take whatever action (including the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Collateral Documents, including those delivered pursuant to this Section 6.10, enforceable against all third parties in accordance with their terms (subject to Permitted Liens). The Borrower may, from time to time, cause any Restricted Subsidiary (other than any Foreign Subsidiary) that is not required to become a party to this Agreement or the Collateral Documents pursuant to this Section 6.10, to become a Guarantor hereunder by delivering to the Administrative Agent a Joinder Agreement and become a grantor under the Collateral Documents by delivering joinder documents and security agreement supplements, in each case, as described in this Section 6.10; provided that, for the avoidance of doubt, the release of any such Guarantor so designated pursuant to this sentence shall be subject to (x) the applicable terms and conditions of this Agreement and the other Loan Documents and (y) to the extent such Restricted Subsidiary ceases to be a Guarantor, (x) such release shall be deemed to be the incurrence at the time of an Investment in a Restricted Subsidiary that is not a Loan Party (valued at the fair market value of such Investment at such time) and (y) any Indebtedness and Liens of such Restricted Subsidiary and any Contingent Obligation with respect to such Restricted Subsidiary, in each case, existing at such time must be permitted to exist hereunder as Indebtedness and Liens of, or Contingent Obligations with respect to, a Restricted Subsidiary that is not a Loan Party.
(b)Subject to Section 6.13, if any Loan Party acquires any property (including, without limitation, any acquisition pursuant to a Division) that constitutes Collateral, such Loan Party shall take whatever action (including the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on such properties constituting Collateral, enforceable against all third parties in accordance with their terms (subject to Permitted Liens).
6.11ERISA. Except where a failure to comply with any of the following, individually or in the aggregate, would not or could not reasonably be expected to result in a Material Adverse

Effect, (a) maintain, and cause each ERISA Affiliate to maintain, each Plan in compliance with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and (b) not to and, to the extent authorized, will not permit any of the ERISA Affiliates to (i) engage in any transaction with respect to any Plan which would subject the Borrower or any of its Restricted Subsidiaries to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code, (ii) fail to make full payment when due of all amounts which, under the provisions of any Plan, any Restricted Subsidiary or any ERISA Affiliate is required to pay as contributions thereto, whether or not waived or (iii) fail to make any payments to any Multiemployer Plan that the Borrower or any Restricted Subsidiary or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.
6.12Environmental Matters; Reporting. Observe and comply with, and cause each Restricted Subsidiary, lessees and any other Persons operating or occupying its Properties (a) to observe and comply with all Environmental Laws, (b) conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action necessary to address any Release of Hazardous Materials at, on, under or from any property owned, leased or operated by Borrower or its Subsidiaries in accordance with Environmental Laws and (c) make an appropriate response to any investigation, notice, demand, claim, suit or other proceeding asserting Environmental Liability against the Borrower or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder, except in case of each of clauses (a) through (c), where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Loan Parties will give the Administrative Agent reasonably prompt written notice of any violation as to any Environmental Law by the Borrower or any of its Restricted Subsidiaries and the assertion of any Environmental Liability of the Borrower or any of its Restricted Subsidiaries (including the commencement of any judicial or administrative proceeding relating to Environmental Laws) in which an adverse result would reasonably be expected to have, regarding each of the foregoing, a Material Adverse Effect, including as relating to (i) any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits under Environmental Law held by the Borrower or any of its Restricted Subsidiaries or (ii) expenditures by the Borrower or any of its Restricted Subsidiaries to cure any such alleged problem or violation.
6.13Matters Relating to Real Property Collateral.
(a)From and after the Closing Date, in the event that any Loan Party acquires any Real Property Asset that is a Material Owned Property, promptly notify the Administrative Agent of such acquisition, and in the event that the Administrative Agent determines that such (or any other) Real Property Asset should become a Mortgaged Property, the Borrower shall deliver, to the Administrative Agent, within ninety (90) days (or such extended period of time as agreed to by the Administrative Agent in its commercially reasonable discretion) after its receipt of such determination from the Administrative Agent, fully executed and notarized Mortgages (“Additional Mortgages”), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of the applicable Loan Party in such Mortgaged Property, together with mortgagee title insurance policies or commitments therefor, and copies of all deeds, title exception documents, flood hazard certificates, legal opinions and other documents as the Administrative Agent may reasonably require in form and substance reasonably acceptable to the

Administrative Agent and the Borrower with respect to such Mortgaged Property, including an update to Schedule 1.01(d).
(b)If requested by the Administrative Agent, permit an independent real estate appraiser satisfactory to the Administrative Agent, upon reasonable prior notice and during regular business hours of the applicable Loan Party, to visit and inspect any Mortgaged Property for the purpose of preparing an appraisal of such Mortgaged Property satisfying the requirements of all Applicable Laws (in each case to the extent required under such Applicable Laws as determined by the Administrative Agent in its commercially reasonable discretion).
(c)Notwithstanding anything contained in this Agreement to the contrary, no Mortgage shall be executed and delivered with respect to any real property unless and until each Lender has received, (i) at least twenty (20) Business Days prior to such execution and delivery, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination, and, if such Mortgaged Property is located in a special flood hazard area, (ii) a notice to (and confirmations of receipt by) the Borrower as to the existence of a special flood hazard and, if applicable, the availability of flood hazard insurance under the National Flood Insurance Program and (iii) evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by the Flood Insurance Laws or as otherwise required by the Lenders. All such documentation shall be reasonably satisfactory to the Administrative Agent.
(d)From and after the date on which any Additional Mortgages have been executed and delivered, any increase, extension or renewal of the Facilities shall be subject to flood insurance due diligence and flood insurance compliance reasonably satisfactory to all Lenders.
6.14Anti-Corruption Laws. Conduct its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 (if applicable) and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.
6.15Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re- register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents,
(ii) to the fullest extent permitted by Applicable Law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Restricted Subsidiaries is or is to be a party.

6.16Designation of Subsidiaries. The Borrower may at any time after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) immediately after giving effect to such designation, the Borrower shall be in Pro Forma Compliance with the financial covenants set forth in Section 7.10 (and if tested prior to the date on which the compliance certificate for the fiscal quarter ending on or about March 31, 2025 has been delivered, assuming that the financial covenants set forth in Section 7.10 applicable to the fiscal quarter ending on or about March 31, 2025 were then in effect), and the Borrower shall deliver to the Administrative Agent a certificate signed by a Responsible Officer setting forth in reasonable detail the calculations demonstrating such compliance, (c) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Indebtedness for borrowed money or any Junior Indebtedness, in each case, of the Borrower and its Restricted Subsidiaries, that is permitted under Section 7.01, (d) no Material Assets may be transferred (including by way of an exclusive license) to an Unrestricted Subsidiary by the Borrower or any Restricted Subsidiaries if such Material Assets would be material to the business of the Borrower and its Restricted Subsidiaries (taken as a whole) after giving effect to such transfer (or exclusive license) and (e) no Restricted Subsidiary may be designated an Unrestricted Subsidiary if, on the date of and after giving effect to such designation, such Unrestricted Subsidiary would own (or hold an exclusive license with respect to) any Material Assets. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower (or the applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the fair market value of the Borrower or such Restricted Subsidiary’s, as applicable, investment therein, and such Investment shall be permitted under Section 7.05. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness and Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in such Subsidiary pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s Investment in such Subsidiary. For the avoidance of doubt, the Borrower shall not be permitted to be an Unrestricted Subsidiary.
6.17Information Regarding Collateral.
(a)Promptly and in any event within fifteen (15) days after such change,
(i) notify the Administrative Agent of any change (A) in any Loan Party’s legal name, (B) in the location of any Loan Party’s chief executive office, (C) in any Loan Party’s identity or organizational structure, (D) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (E) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), and provide such other information in connection therewith as the Administrative Agent may reasonably request and (ii) take all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Administrative Agent with certified Organization Documents reflecting any of the changes described in the preceding sentence.

(b)Concurrently with the delivery of financial statements pursuant to Section 6.01(a), to the extent any information in the Perfection Certificate has changed since the immediately preceding date on which financial statements were delivered pursuant to Section 6.01(a), deliver to the Administrative Agent a supplement to the Perfection Certificate reflecting such changes and such UCC financing statements (including fixture filings, as applicable), intellectual property security agreements or other appropriate filings, recordings or registrations, including all continuations, amendments, refilings, rerecordings and reregistrations, necessary to protect and continue to perfect the security interests and Liens under the Collateral Documents.
6.18Control Agreements. (a) With respect to each of the Loan Parties’ respective deposit accounts and securities accounts existing on the Closing Date and identified to the Administrative Agent pursuant to Section 5.23, deliver to the Collateral Agent a Control Agreement with respect to each such account within ninety (90) days (or such longer period as the Administrative Agent may agree in its sole discretion) after the Closing Date and (b) with respect to each new deposit account or securities account established by the Loan Parties after the Closing Date, deliver to the Collateral Agent a Control Agreement with respect to such account within ninety (90) days (or such longer period as the Administrative Agent may agree in its sole discretion) after the creation of such account, in the case of each of the foregoing clauses (a) and (b), except to the extent such accounts are (i) accounts maintained in the United States which (A) are used solely to fund payroll, payroll taxes, or employee wage and benefits payments, (B) are fiduciary or trust accounts maintained exclusively for the purpose of holding funds in trust for third parties, (C) are at all times maintained on a “zero balance” basis or the balance of such account is transferred at the end of each Business Day to another account, in each case, in the ordinary course of business, (D) contain at all times less than $500,000 individually and $1,000,000 in the aggregate for all such accounts, (E) are used as escrow accounts or otherwise with third parties to the extent the Liens on such deposits or securities therein in favor of such third party constitute Permitted Liens and (F) are tax accounts, including without limitation, sales tax accounts or (ii) accounts maintained outside of the United States (each such account described in the foregoing clauses (i) and (ii), an “Excluded Account”).
6.19Financial Advisor(a) . At all times following the Fourth Amendment Effective Date and prior to the Reporting Reversion Date, the Borrower shall have continue to retain a financial advisor acceptable to the Administrative Agent (it being understood that Alvarez & Marsal North America, LLC has been retained and is acceptable) and the Administrative Agent shall have been provided reasonable access to such financial advisor.
6.20Other Post-Closing Requirements. Within the time periods after the Closing Date specified in Schedule 6.20 hereto, or such later date as the Administrative Agent may agree in its sole but good faith discretion, the Borrower shall deliver, or cause to be delivered, the documents or take, or cause to be taken, the actions specified on Schedule 6.20.
6.21Additional Information. From the Fourth Amendment Effective Date through the Reporting Reversion Date, and without limiting any other provision of this Agreement, the Borrower and the other Loan Parties shall (a) regularly consult with, and respond to the reasonable inquiries of, the Administrative Agent’s advisors, (b) (i) provide on a “professionals eyes only” basis, (x) prior to the Additional Tax Equity Financing Date, bi-weekly updates to the

Administrative Agent and its advisors regarding progression towards follow-on consumer lease financing origination and (y) thereafter, monthly updates to the Administrative Agent and its advisors regarding progression towards follow-on consumer lease financing origination, (ii) prior to the Additional Tax Equity Financing Date, provide to the Administrative Agent and its advisors, on a monthly basis, a portfolio report and operating reports in respect of the non-recourse financings listed as items 1, 2 and 4 on Schedule II to the Fourth Amendment, in each case in respect of the most recently ended month and (iii) provide to the Administrative Agent and its advisors monthly reporting with respect to the implementation of cost saving initiatives and product transition described in the Borrower’s business plan and in a form reasonably acceptable to the Borrower, (c) provide to the Administrative Agent and its advisors a detailed summary of open and closed facilities relating to all Project Companies, Joint Ventures and Non-Recourse Indebtedness on or prior to the date that the financial statements are required to have been delivered pursuant to Section 6.01(b) for the fiscal quarter ending March 31, 2024, including obligations relating to performance guarantees and warranties, and (d) set up at an agreed regular time and hold (and which may be moved upon the agreement of the relevant parties) (x) prior to the Additional Tax Equity Financing Date, a bi-weekly call, and (y) thereafter, a monthly call, in each case between the Administrative Agent and/or its advisors and the Borrower and/or its advisors, which call shall include consultations on the Budget, current and anticipated cash receipts and disbursements (including vendor payments) and liquidity, and variances therefrom, the company’s business plan and forecasts and financing efforts (including any tax equity financing).
6.22Post-Fourth Amendment Effective Date Obligations.
(a)With respect to each of the Loan Parties’ respective deposit accounts and securities accounts existing on the Fourth Amendment Effective Date (other than an Excluded Account) not subject to a Control Agreement as of such date, the Borrower and the other Loan Parties shall deliver to the Administrative Agent a Control Agreement with respect to each such deposit account and securities account within thirty (30) days (or such longer period as the Administrative Agent may agree in its sole discretion) after the Fourth Amendment Effective Date.
(b)With respect to each of the Loan Parties' respective Intellectual Property existing on the Fourth Amendment Effective Date required to be perfected pursuant to the Loan Documents but not subject to an intellectual property security agreement as of such date, deliver to the Administrative Agent an intellectual property security agreement in form and substance satisfactory to the Administrative Agent with respect to such Intellectual Property within thirty
(30) days (or such longer period as the Administrative Agent may agree in its sole discretion) after the Fourth Amendment Effective Date.
ARTICLE VII NEGATIVE COVENANTS
Until the occurrence of the Facility Termination Date, each Loan Party covenants and agrees with the Administrative Agent, the Collateral Agent and the Lenders that it shall not, and (other than with respect to Section 7.10) shall not permit its Restricted Subsidiaries (or, with respect to Sections 7.14 and 7.15, its Subsidiaries) to, directly or indirectly:
7.01Indebtedness. Create, incur, assume or permit to exist any Indebtedness, except:

(a)Indebtedness created hereunder (including any Incremental Facility) and any Additional Secured Obligations;
(b)Existing Debt on the Closing Date which is set forth in Part A of Schedule
7.01 and has been designated on such Schedule as Indebtedness that will remain outstanding following the Closing Date, and any extension, renewal, refunding or replacement of any such Indebtedness that does not increase the principal amount thereof (except in an amount equal to fees and premiums reserved in connection therewith) and any Permitted Refinancing Debt in respect thereof;
(c)unsecured Indebtedness of the Borrower owing to any Restricted Subsidiary, or of any Restricted Subsidiary owing to the Borrower or any other Restricted Subsidiary, to the extent constituting an Investment permitted by Section 7.05(a)(i); provided that
(i)any such Indebtedness owed to a Loan Party shall be evidenced by a promissory note that shall be pledged to the Collateral Agent in accordance with the terms of the Collateral Documents and
(ii)all such Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be subject to and evidenced by a subordinated intercompany note in form and substance reasonably satisfactory to the Administrative Agent;
(d)other Indebtedness incurred after the Closing Date (determined on a consolidated basis without duplication in accordance with GAAP) consisting of Financing Lease Obligations or purchase money Indebtedness and/or secured by Liens permitted under Section 7.02(h) and any Permitted Refinancing Debt in respect thereof, in an aggregate principal amount at any time outstanding not to exceed the greater of $50,000,000 and 3.0% of Adjusted Consolidated Net Tangible Assets for the most recently ended Test Period;
(e)Guarantees permitted under Section 7.03;
(f)(i) Junior Indebtedness incurred by any Loan Party; provided that (A) no Event of Default shall have occurred and be continuing or would result therefrom, (B) the Borrower shall be in Pro Forma Compliance with the financial covenants set forth in Section 7.10 (and if tested prior to the date on which the compliance certificate for the fiscal quarter ending on or about March 31, 2025 has been delivered, assuming that the financial covenants set forth in Section 7.10 applicable to the fiscal quarter ending on or about March 31, 2025 were then in effect), (C) [reserved], (D) if the weighted average life to maturity of such Junior Indebtedness is shorter than the remaining weighted average life to maturity of the then-existing Term Loans, or if such Junior Indebtedness has a scheduled maturity date earlier than 91 days following the Maturity Date, at least two Business Days prior to the incurrence thereof, the Borrower shall have provided a written notice of the incurrence thereof and of such shorter remaining weighted average life to maturity and/or such scheduled maturity date, as applicable, (provided, that the failure to so notify the Administrative Agent shall not affect the operation of clause (x) of the proviso to the definition of Maturity Date (which shall be automatic)), to the Administrative Agent; provided that any of the following clauses (D)(I) through (D)(III) (the “Excluded Convertible Debt Conditions”) will not cause such Indebtedness to fail to satisfy the requirements of this clause (D):
(I) any customary requirement to repurchase or offer to repurchase any Additional Convertible Debt in connection with a change of control or “fundamental change”; (II) any right of any holder of any Additional Convertible Debt to convert, exchange or exercise such Additional Convertible Debt, or any actual conversion, exchange or exercise of any Additional Convertible Debt, in each case into or for common stock or other common Equity Interests of the Borrower (and cash in lieu of any fractional share of common Equity Interests) and/or cash (in an amount determined by reference to the price of such common Equity Interests); and (III) any optional right of the issuer of Additional Convertible Debt to call such Additional Convertible Debt for redemption,
(E) the terms and conditions of such Indebtedness (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums, prepayment or redemption provisions and any provisions customary for convertible notes), as reasonably determined by the Borrower, are not materially more restrictive (when taken as a whole) to the Borrower and its Restricted Subsidiaries than the terms and conditions set forth in this Agreement as in effect at the time of such issuance or incurrence (except for covenants or other provisions that are also added for the benefit of the Facilities or that only apply after the then-latest Maturity Date of the Facilities), (F) to the extent such Indebtedness is secured, such Indebtedness shall not be secured by any assets other than the Collateral securing the Secured Obligations, (G) to the extent such Indebtedness is guaranteed, such Indebtedness shall not be guaranteed by any Person which is not a Loan Party, (H) if such Indebtedness is secured, such Indebtedness shall be subject to the Second Lien Intercreditor Agreement or another intercreditor agreement reasonably satisfactory to the Administrative Agent, (I) to the extent such Indebtedness is subordinated in right of payment to the Secured Obligations, such Indebtedness shall be subject to a subordination agreement reasonably satisfactory to the Administrative Agent and (J) such Indebtedness shall not have any scheduled amortization, mandatory prepayment or redemption features while the Term Facility is outstanding (other than (I) customary asset sale events, (II) insurance and condemnation proceeds events, (III) change of control or “fundamental change” offers, (IV) mandatory prepayments or redemptions with the proceeds of refinancing Indebtedness in respect thereof or Indebtedness that is not otherwise permitted thereunder, (V) acceleration rights after an event of default (howsoever defined), (VI) excess cash flow sweeps (solely to the extent the same excess cash flow sweeps are added for the benefit of the Lenders under this Agreement), (VII) any right of any holder of any Additional Convertible Debt to convert, exchange or exercise such Additional Convertible Debt, or any actual conversion, exchange or exercise of any Additional Convertible Debt, in each case into or for common Equity Interests of the Borrower (and cash in lieu of any fractional share of common Equity Interests) and/or cash (in an amount determined by reference to the price of such common Equity Interests), and (VIII) any optional right of the issuer of Additional Convertible Debt to call such Additional Convertible Debt for redemption which are, in each case of clauses (I) to (IV), subject to any required prepayment or repayment of the Obligations in connection therewith) (the foregoing clauses (J)(I) through (J)(VIII), collectively, the “Excluded Events”) and (ii) Permitted Refinancing Debt in respect thereof;

(g)other Indebtedness in an aggregate principal amount at any time outstanding not to exceed of the greater of $50,000,000 and 3.0% of Adjusted Consolidated Net Tangible Assets for the most recently ended Test Period;
(h)(i) Indebtedness assumed in connection with Permitted Acquisitions in an aggregate principal amount at any time outstanding not to exceed (together with any Permitted Refinancing Debt in respect thereof) the greater of $50,000,000 and 3.0% of Adjusted Consolidated Net Tangible Assets for the most recently ended Test Period and (ii) any Permitted Refinancing Debt in respect thereof; provided that (x) such Indebtedness exists at the time such Permitted Acquisition is consummated and is not created or incurred in connection therewith or in contemplation thereof, (y) no Loan Party (other than such Person so acquired in such Permitted Acquisition or any other Person that such Person merges with or that acquires the assets of such Person in connection with such Permitted Acquisition) shall have any liability or other obligation with respect to such Indebtedness and (z) if such Indebtedness is secured, no Lien thereon shall extend to or cover any other assets other than the assets acquired in such Permitted Acquisition (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon) or attach to any other property of the Borrower or any of its Restricted Subsidiaries;
(i)Hedging Agreements permitted by Section 7.05(b), and Swap Contracts entered into in connection with any Permitted Convertible Debt Call Transaction;
(j)performance and surety bonds entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business (including, for the avoidance of doubt, the Specified Surety Bond);
(k)current liabilities of the Borrower or its Restricted Subsidiaries incurred in the ordinary course of business that is extended in connection with the normal purchases of goods and service;
(l)to the extent constituting Indebtedness, Permitted Project Recourse;
(m)Indebtedness solely resulting from a pledge of the membership interests or other equity interests in an Unrestricted Subsidiary or Joint Venture owned by the Borrower or a Restricted Subsidiary securing indebtedness of such Unrestricted Subsidiary or Joint Venture;
(n)Indebtedness incurred or deposits made by the Borrower or any Restricted Subsidiary (i) under worker’s compensation laws, unemployment insurance laws or similar legislation, (ii) in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Borrower or such Restricted Subsidiary is a party, (iii) to secure public or statutory obligations of the Borrower or any Restricted Subsidiary, and (iv) of cash or U.S. government securities made to secure the performance of statutory obligations, surety, stay, customs and appeal bonds provided by the Borrower or any Restricted Subsidiary in the ordinary course of business;
(o)Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(p)Indebtedness of the Loan Parties (i) incurred under the Second Lien Loan Documents and/or (ii) that constitutes a Permitted Second Lien Refinancing, in an aggregate outstanding principal amount for clauses (i) and (ii) not to exceed $175,452,485.02 plus the amount of interest paid-in-kind pursuant to the applicable Second Lien Loan Documents, at any time; provided that (i) all such Indebtedness incurred (and all Liens, if any, securing such Indebtedness) shall at all times be subject to the Second Lien Intercreditor Agreement as “Second Lien Obligations” thereunder (or replacement intercreditor agreement on terms reasonably acceptable to the Administrative Agent and the Required Lenders), and such Indebtedness shall not be secured other than by assets that constitute Collateral and shall not be guaranteed by any Person that is not a Loan Party, (ii) the Borrower shall have delivered to the Administrative Agent copies of the Second Lien Loan Documents entered into in connection therewith, (iii) such Indebtedness shall at all times (1) not have a scheduled maturity date or scheduled amortization or mandatory prepayment, in each case, prior to the date that is 91 days following the Maturity Date, and (2) not require the payment in cash of any interest, fees, principal or other amounts (in each case, other than payment of any legal fees of counsel to the applicable lenders and any similar out-of-pocket expenses, to the extent required under the applicable agreement and agency fees) prior to the date on which the Facility Termination Date has occurred, unless such payment is expressly permitted by, and subject to the conditions set forth in, this Agreement and does not contravene the Second Lien Intercreditor Agreement; provided that, in each case of this clause (iii), (x) any mandatory prepayment that is subject to the prior payment in full in cash of the Obligations shall be permitted,
(y) any event described in sub-clause (I) through (V) of “Excluded Events” (subject to any required prepayment or repayment of the Obligations in connection therewith) will not cause such Indebtedness incurred under the Second Lien Loan Documents, and (z) any Excluded Convertible Debt Conditions and/or Excluded Events (subject to any required prepayment or repayment of the Obligations in connection therewith) will not cause any Permitted Second Lien Refinancing, in each case, to fail to satisfy any requirement of this clause (p), and (iv) such Indebtedness shall not contain any covenants and events of default that are more restrictive to the Loan Parties than the covenants and events of default applicable under this Agreement as in effect at the time of such issuance or incurrence (except for covenants or other provisions that are also added for the benefit of the Facilities or that only apply after the then-latest Maturity Date of the Facilities);
(q)Junior Indebtedness of the Loan Parties not to exceed $250,000,000 plus the amount of interest paid-in-kind pursuant to the terms thereof, at any time; provided that (i) if any such Junior Indebtedness is secured, (x) such Junior Indebtedness shall not be secured by any Lien on any property other than the Collateral and shall not be guaranteed by any Person that is not a Loan Party and (y) such Junior Indebtedness (and all Liens securing such Junior Indebtedness) shall at all times be subject to the Second Lien Intercreditor Agreement as “Second Lien Obligations” thereunder (or another intercreditor agreement on terms reasonably acceptable to the Administrative Agent and the Required Lenders), (ii) the Borrower shall have delivered to the Administrative Agent copies of the documentation of such Junior Indebtedness entered into in connection therewith, (iii) for the avoidance of doubt, none of the proceeds of such Indebtedness may be used to make any payments of any Indebtedness owing under the Second Lien Credit Agreement or any Indebtedness that constitutes a Permitted Second Lien Refinancing, (iv) such Indebtedness shall at all times (1) not have a scheduled amortization or mandatory prepayment, in each case, prior to the date that is 91 days following the Maturity Date and (2) not require the payment in cash of any interest, fees, principal or other amounts (in each case, other than payment of any legal fees of counsel to the applicable lenders and any similar out-of-pocket expenses, to the extent required under the applicable agreement and agency fees) prior to the date on which the Facility Termination Date has occurred, unless such payment is expressly permitted by, and subject to the conditions set forth in, this Agreement and does not contravene the Second Lien Intercreditor Agreement, provided that, (x) any mandatory prepayment that is subject to the prior payment in full in cash of the Obligations shall be permitted, and (y) any Excluded Convertible Debt Conditions and/or Excluded Events (subject to any required prepayment or repayment of the Obligations in connection therewith) will not cause such Indebtedness to fail to satisfy any requirement of this clause (q), (v) if such Indebtedness has a scheduled maturity date earlier than 91 days following the Maturity Date, at least two Business Days prior to the incurrence thereof, the Borrower shall have provided a written notice of the incurrence thereof and of such shorter remaining weighted average life to maturity and/or such scheduled maturity date, as applicable (provided, that the failure to so notify the Administrative Agent shall not affect the operation of clause (x) of the proviso to the definition of Maturity Date (which shall be automatic)) to the Administrative Agent, and (vi) such Indebtedness shall not contain any covenants and events of default that are more restrictive to the Loan Parties than the covenants and events of default applicable under this Agreement as in effect at the time of such issuance or incurrence (except for covenants or other provisions that are also added for the benefit of the Facilities or that only apply after the then-latest Maturity Date of the Facilities); and
(r)Guarantees by a Person of Indebtedness that is permitted to be incurred by such Person under other provisions of this Section 7.01 (other than Section 7.01(e)).
provided, that no Indebtedness pursuant to clause (f) of this Section 7.01 may be incurred and no Indebtedness pursuant to clause (g) in excess of $10,000,000 may be incurred from the Second Amendment Effective Date through January 1, 2025.
7.02Liens. Create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (the following being called “Permitted Liens”).
(a)Liens securing Indebtedness permitted pursuant to (i) Section 7.01(a) created by the Loan Documents, (ii) Section 7.01(p) created by the Second Lien Loan Documents so long as such Liens are subject to the Second Lien Intercreditor Agreement and (iii) Section 7.01(q) to the extent such Indebtedness is secured.
(b)(i) any Lien on any property or asset of the Borrower or any of its Restricted Subsidiaries existing on the Closing Date and set forth in Part C of Schedule 7.01 (excluding, however, following the Closing Date, the Liens in favor of any Person other than the Collateral Agent securing Indebtedness not designated on said schedule as Indebtedness to remain outstanding following the Closing Date); provided that (1) such Lien shall not apply to any other property or asset of the Borrower or such Restricted Subsidiaries (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon) and (2) such Lien shall secure only those obligations which it secures on the Closing Date, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof and any Permitted Refinancing Debt in respect thereof and (ii) any Lien on any property or asset of the Borrower or any of its Restricted Subsidiaries existing on the Fourth Amendment Effective Date and set forth in Schedule 7.02(b); provided that (1) such Lien shall not apply to any other property or asset of the Borrower or such Restricted Subsidiaries (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon) and (2) such Lien shall secure only those obligations which it secures on the Fourth Amendment Effective Date, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof and any Permitted Refinancing Debt in respect thereof;
(c)Liens imposed by any Governmental Authority for taxes, assessments or charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or any of its Restricted Subsidiaries in accordance with GAAP;
(d)landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens, and vendors’ Liens imposed by statute or common law not securing the repayment of Indebtedness, arising in the ordinary course of business which are not overdue for a period of more than ninety (90) days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments (including, without limitation, pre- judgment attachments) but only to the extent for an amount and for a period not resulting in an Event of Default under Section 8.01(j);
(e)pledges or deposits under worker’s compensation, unemployment insurance and other social security legislation and pledges or deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases (other than financing leases), utility purchase obligations, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(f)easements, rights-of-way, restrictions, licenses and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;
(g)Liens consisting of bankers’ liens and rights of setoff, in each case, arising by operation of law, and Liens on documents presented in letter of credit drawings;
(h)Liens on fixed or capital assets, including real or personal property, acquired, constructed or improved by the Borrower or any of its Restricted Subsidiaries, provided that (i) such Liens secure Indebtedness (including Financing Lease Obligations and purchase money Indebtedness) permitted by Section 7.01(d), (ii) such Liens and the Indebtedness secured thereby (other than any Permitted Refinancing Debt in respect thereof) are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement or were in effect at the time the Borrower or its applicable Restricted Subsidiary acquired the assets or stock, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, and (iv) such security interests shall not apply to any other property or assets of the Borrower or its Restricted Subsidiaries (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon);

(i)Liens securing Indebtedness permitted under Section 7.01(f); provided that, such Liens shall be subject to an intercreditor agreement or subordination agreement, as applicable, reasonably satisfactory to the Administrative Agent;
(j)Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.16), in each case, after the Closing Date; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) any such Lien shall not encumber any other property of the Borrower or any of its Restricted Subsidiaries (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations permitted hereunder require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the Indebtedness secured thereby is permitted under Section 7.01(h);
(k)Liens on Equity Interests of Unrestricted Subsidiaries and Joint Ventures owned by the Borrower or any of its Restricted Subsidiaries securing Non-Recourse Indebtedness or otherwise created pursuant to Contractual Obligations of such Unrestricted Subsidiary or Joint Venture that do not encumber any other property or assets of the Borrower or any of its Restricted Subsidiaries;
(l)any interest of title of a lessor under, and Liens arising from leases permitted by this Agreement;
(m)Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;
(n)Liens created pursuant to construction, operating and maintenance agreements, transportation agreements and other similar agreements entered into in the ordinary course of business;
(o)Liens consisting of any (i) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of the Borrower or any Restricted Subsidiary or to use such property, (ii) obligations or duties to any municipality or public authority with respect to any franchise, grant, license, lease or permit and the rights reserved or vested in any Governmental Authority or public utility to terminate any such franchise, grant, license, lease or permit or to condemn or expropriate any property or (iii) zoning laws, ordinances or municipal regulations;
(p)Liens on any amounts held by a trustee under any indenture issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture pursuant to customary discharge, redemption or defeasance provisions;
(q)Liens solely on cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for an acquisition or other transaction permitted hereunder; and
(r)other Liens; provided that the obligations secured by such Liens shall not exceed at any time outstanding (i) during the fiscal year 2024, the greater of $25,000,000 and 1.5% of Adjusted Consolidated Net Tangible Assets for the most recently ended Test Period and (ii) thereafter, the greater of $10,000,000 and 1.5% of Adjusted Consolidated Net Tangible Assets for the most recently ended Test Period; provided further that, in the event that the Liens incurred pursuant to this clause (r) are secured by the Collateral, then such Liens shall rank junior to the Liens securing the Secured Obligations and, in any such case, the beneficiaries thereof (or an agent on their behalf) shall have entered into an intercreditor agreement reasonably satisfactory to the Administrative Agent; provided, further, that any such Liens that exist during the fiscal year 2024 shall not secure Indebtedness for borrowed money.
7.03Contingent Liabilities. Guarantee the Indebtedness or other obligations of any Person, or Guarantee the payment of dividends or other distributions upon the stock of, or the earnings of, any Person, except:
(a)endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
(b)Guarantees, surety bonds and letters of credit in effect on the Closing Date which are disclosed in Part D of Schedule 7.01;
(c)Guarantees by the Borrower or any of its Restricted Subsidiaries in respect of any Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted to be incurred by the Borrower or such Restricted Subsidiary hereunder (other than pursuant to Indebtedness permitted under Section 7.01(l)); provided that (i) no Guarantee in respect of any Junior Indebtedness shall be permitted unless the guaranteeing party shall have also provided a guarantee of the Secured Obligations on the terms set forth in this Agreement and (ii) if the Indebtedness being guaranteed is subordinated to the Secured Obligations, such Guarantee shall be subordinated to the guarantee of the Secured Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;
(d)Obligations in respect of Letters of Credit;
(e)Guarantees of obligations of Foreign Subsidiaries (including indemnities for surety and performance bonds) with respect to contracts entered into in the ordinary course of business of such Foreign Subsidiary;
(f)Permitted Project Recourse;
(g)Guarantees permitted as Indebtedness under Section 7.01 (other than Section 7.01(e) or (p)); and
(h)Guarantees by the Borrower or any of its Restricted Subsidiaries entered into in connection with a Permitted Acquisition for the payment of any portion of the purchase price which is contingent on the earnings of the target of such Permitted Acquisition.

7.04Fundamental Changes; Dispositions. Enter into any transaction of merger or consolidation or amalgamation or Division or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, transfer or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its property or business (whether now owned or hereafter acquired) or convey, sell, lease, transfer or otherwise Dispose of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests) other than:
(a)so long as no Event of Default has occurred and is continuing or would result therefrom, each of the Borrower and any of its Restricted Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto, (i) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation and (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, a Loan Party is the surviving corporation;
(b)any Loan Party may sell, convey, lease, transfer or otherwise Dispose of any or all of its assets or property (upon voluntary liquidation or otherwise) to any other Loan Party;
(c)any Restricted Subsidiary that is not a Loan Party may convey, sell, or Dispose of its assets (including any Disposition that is in the nature of a liquidation) to (i) another Restricted Subsidiary that is not a Loan Party or (ii) to a Loan Party;
(d)the Borrower or any of its Restricted Subsidiaries may sublease real property to the extent such sublease would not interfere with the operation of the business of the Borrower or such Restricted Subsidiary;
(e)the Borrower or any of its Restricted Subsidiaries may sell, assign, transfer or otherwise Dispose of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business, and any property no longer used or useful in the business of the Borrower and its Restricted Subsidiaries;
(f)the Borrower or any of its Restricted Subsidiaries may sell, transfer or otherwise Dispose of inventory or other assets in the ordinary course of business, including the sale of electricity, gas, solar and other renewable energy credits and other environmental attributes in the ordinary course of business, the movement of allocations of renewable energy credits amongst utilities and sales, transfers or other Dispositions of assets in accordance with the terms of the Loan Purchase Agreement;
(g)the Borrower or any of its Restricted Subsidiaries may sell, transfer or otherwise Dispose of equipment to the extent that (i) such equipment is exchanged for credit against the purchase price of similar replacement equipment, (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement equipment or (iii) such equipment was acquired by, and transferred or sold in the ordinary course of business by the Borrower or such Restricted Subsidiary, to satisfy its obligations under any construction, operation or similar contract entered into with any third party;

(h)in connection with any Investment permitted under Section 7.05(a), any Restricted Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of the Borrower that is a Restricted Subsidiary and (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving Person;
(i)Dispositions of property by the Borrower or any of its Restricted Subsidiaries to the Borrower or to a wholly-owned Subsidiary of the Borrower that is a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party, the transferee thereof must either be the Borrower or another Loan Party;
(j)the Borrower or any of its Restricted Subsidiaries may sell, transfer, assign or otherwise dispose of the assets of any Unrestricted Subsidiary or the Equity Interests of any Unrestricted Subsidiary;
(k)the Borrower or any of its Restricted Subsidiaries may sell receivables for collection;
(l)Dispositions by the Borrower or any of its Restricted Subsidiaries of cash or Cash Equivalents;
(m)any Disposition by the Borrower or any of its Restricted Subsidiaries of other assets for fair market value after the Closing Date in an amount during any fiscal year of the Borrower not to exceed the greater of (i) $30,000,000 and (ii) 2.0 % of Adjusted Consolidated Net Tangible Assets for the most recently ended Test Period; provided that (A) no Default or Event of Default exists or would result therefrom, (B) at least 75% of the total consideration for any such Disposition shall be received by the Borrower and its Restricted Subsidiaries in the form of cash and Cash Equivalents (in each case, free and clear of all Liens at the time received, other than non- consensual Permitted Liens), provided, however, that for the purposes of this clause (B), any securities received by the Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within ninety (90) days following the closing of the applicable Disposition shall be deemed to be cash, (C) if applicable, the Net Cash Payments thereof shall be used to prepay the Term Loans to the extent required by Section 2.05(c) and (D) the Borrower shall be in Pro Forma Compliance with the financial covenants set forth in Section 7.10 (and if tested prior to the date on which the compliance certificate for the fiscal quarter ending on or about March 31, 2025 has been delivered, assuming that the financial covenants set forth in Section 7.10 applicable to the fiscal quarter ending on or about March 31, 2025 were then in effect);
(n)(i) the Specified Dispositions and (ii) the Specified Minority Interests Disposition;

(o)the Borrower or any of its Restricted Subsidiaries may make Dispositions resulting in Net Cash Payments not to exceed $5,000,000, individually, or $10,000,000 in the aggregate during any fiscal year of the Borrower;

(p)to the extent constituting Dispositions, Liens permitted under Section 7.02, Investments permitted under Section 7.05 and Restricted Junior Payments permitted under Section 7.06;
(q)the Borrower or any of its Restricted Subsidiaries may grant (i) non- exclusive licenses to IP Rights in the ordinary course of business and (ii) exclusive licenses to IP Rights to the extent used exclusively in discontinued or disposed operations; and
(r)performance by the Borrower of its obligations under any Permitted Convertible Debt Call Transaction, in each case solely as permitted by this Agreement.
7.05Investments; Hedging Agreements.
(a)Make or permit to remain outstanding any Investment, except:
(i)Investments consisting of Indebtedness permitted by Section 7.01 (other than Section 7.01(c)), Guarantees permitted by Section 7.03 and Investments (A) by any Loan Party to any other Loan Party, (B) by any Restricted Subsidiary that is not a Loan Party to a Loan Party, (C) by any Restricted Subsidiary that is not a Loan Party to a Restricted Subsidiary that is not a Loan Party and (D) by any Loan Party to a Restricted Subsidiary that is not a Loan Party not to exceed the greater of (x) $25,000,000 and (y) 1.5% of the Adjusted Consolidated Net Tangible Assets at any time outstanding;
(ii)Permitted Investments;
(iii)Permitted Acquisitions after the Closing Date in an aggregate amount at any time outstanding not to exceed, together with any Investments made under Sections 7.05(a)(vi) and 7.05(a)(vii), the greater of (A) $75,000,000 and (B) 5.0% of Adjusted Consolidated Net Tangible Assets of the most recently ended Test Period, so long as no Event of Default shall have occurred and be continuing or would result therefrom;
(iv)Investments existing on the Closing Date and set forth in
Schedule 7.05;
(v)checking and deposit accounts with banks used in the ordinary course of business maintained with depository institutions that either (A) have executed Control Agreements with respect thereto or (B) constitute Excluded Accounts;
(vi)Investments in Unrestricted Subsidiaries; provided, that at the time of each such Investment and immediately after giving effect thereto, (A) no Event of Default shall have occurred and be continuing or would result therefrom, (B) the Borrower shall be in Pro Forma Compliance with the financial covenants set forth in Section 7.10; and (C) the aggregate amount of such Investments at any time outstanding shall not exceed, together with any Investments made under Sections 7.05(a)(iii) and 7.05(a)(vii), the greater of (x) $75,000,000 and (y) 5.0% of Adjusted Consolidated Net Tangible Assets of the most recently ended Test Period;

(vii)Investments in Joint Ventures in an aggregate amount at any time outstanding not to exceed, together with any Investments made under Sections 7.05(a)(iii) and 7.05(a)(vi), the greater of (A) $75,000,000 and (B) 5.0% of Adjusted Consolidated Net Tangible Assets of the most recently ended Test Period, so long as no Event of Default shall have occurred and be continuing or would result therefrom;
(viii)other Investments so long as (A) no Event of Default shall have occurred and be continuing or would result therefrom and (B) the Borrower shall be in Pro Forma Compliance with the financial covenants set forth in Section 7.10 (and if tested prior to the date on which the compliance certificate for the fiscal quarter ending on or about March 31, 2025 has been delivered, assuming that the financial covenants set forth in Section 7.10 applicable to the fiscal quarter ending on or about March 31, 2025 were then in effect);
(ix)other Investments not described above in an aggregate amount at any time outstanding not to exceed the greater of (A) $50,000,000 and (B) 3.0% of Adjusted Consolidated Net Tangible Assets of the most recently ended Test Period so long as no Event of Default shall have occurred and be continuing or would result therefrom;
(x)to the extent constituting an Investment, Permitted Project
Recourse;
(xi)Investments in connection with, and the performance of obligations under (including, for the avoidance of doubt, the entry into, payment of any premium with respect to, and the settlement of), any Permitted Convertible Debt Call Transaction, in each case solely as permitted by this Agreement; and
(xii)Investments in accordance with the terms of the Loan Purchase
Agreement.
provided, that no Investments pursuant to clauses (i)(D) in excess of $5,000,000 in the aggregate, (iii), (vi), (vii), (viii) or (ix) of this Section 7.05(a) may be made from the Second Amendment Effective Date through January 1, 2025, except that the Borrower and its Restricted Subsidiaries may make Investments in an aggregate amount not to exceed
$3,000,000 so long as such Investments are (x) made in the ordinary course of business in Unrestricted Subsidiaries (that are in existence as of the Fourth Amendment Effective Date) or (y) committed to be provided as of the Fourth Amendment Effective Date and disclosed to the Lenders on Schedule 7.05A (it being agreed and understood that the Borrower and its Restricted Subsidiaries shall also be permitted under this Section 7.05 to make payments to Unrestricted Subsidiaries pursuant to ordinary course transfer pricing arrangements consistent with past practices).
(b)The Loan Parties will not enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Loan Parties are exposed in the conduct of their business or the management of their liabilities.

7.06Restricted Junior Payments. Declare or make any Restricted Junior Payment at any time; provided, however, that, subject in all respects to Section 7.16:
(a)any Restricted Subsidiary of the Borrower may pay dividend or make other distribution, direct or indirect, on account of any shares of any class of its Equity Interest to the Borrower or any other Restricted Subsidiaries of the Borrower and, in the case of any such Restricted Subsidiary that is not a Wholly Owned Subsidiary, to any other Person that owns a direct Equity Interest in such Restricted Subsidiary ratably according to their respective holding of the type of Equity Interest in respect of which such Restricted Junior Payment is being made;
(b)the Borrower may redeem or purchase the Equity Interests of the Borrower held by any employee, officer or director of the Borrower for aggregate cash consideration not to exceed $3,000,000 in any fiscal year;
(c)the Borrower may make payments in cash in lieu of the issuance of fractional shares upon the exercise of warrants or upon the conversion or exchange of Equity Interests of the Borrower where, in the case of any such cash payment, fractional shares of common stock would otherwise be required to be delivered;
(d)any Restricted Subsidiary of the Borrower may redeem, retire, purchase or otherwise acquire an Equity Interest of such Restricted Subsidiary with the proceeds of an Investment in such Restricted Subsidiary that is permitted by Section 7.05;
(e)the Loan Parties may make regularly scheduled payments of interest and principal in respect of Junior Indebtedness incurred prior to the Fourth Amendment Effective Date on the dates and in the amounts set forth in the applicable debt documents governing such Junior Indebtedness but no mandatory or optional prepayments of such Junior Indebtedness may be made except as permitted by Section 7.06(f);
(f)the Borrower and its Restricted Subsidiaries may (i) make mandatory prepayments of Junior Indebtedness to the extent contemplated by Section 7.01(f), Section 7.01(p) (subject, other than in the case of any Excluded Convertible Debt Condition of the type described in clause (II) of the definition thereof, to the prior payment in full of the Obligations) and/or Section 7.01(q) (subject, other than in the case of (1) any Excluded Convertible Debt Condition of the type described in clause (II) of the definition thereof and (2) any Excluded Event of the type described in clause (VII) of the definition thereof, to the prior payment in full of the Obligations) (and for the avoidance of doubt, subject to any required prepayment or repayment of the Obligations in connection therewith to the extent required by Section 7.01(f), (p), and/or (q)), respectively, (ii) incur any Permitted Refinancing Debt in respect of any Junior Indebtedness and make any optional or mandatory prepayment of such Junior Indebtedness with the proceeds of such Permitted Refinancing Debt, (iii) [Reserved] and (iv) (A) make any payments in connection with Permitted Bond Hedge Transaction permitted or required in accordance with its terms and (B) settle any related Permitted Warrant Transaction (I) by delivery of shares of the Borrower’s common stock upon settlement thereof or (II) by (x) set-off against the related Permitted Bond Hedge Transaction or (y) payment of an early termination amount thereof in common stock upon any early termination thereof;

(g)the Borrower and its Restricted Subsidiaries may make other Restricted Junior Payments (other than pursuant to clause (e) of the definition thereof) so long as (i) the First Lien Secured Net Leverage Ratio on a Pro Forma Basis shall not exceed 4.00:1.00, (ii) the Borrower shall be in Pro Forma Compliance with the financial covenants set forth in Section 7.10 (and if tested prior to the date on which the compliance certificate for the fiscal quarter ending on or about March 31, 2025 has been delivered, assuming that the financial covenants set forth in Section 7.10 applicable to the fiscal quarter ending on or about March 31, 2025 were then in effect) and (iii) no Event of Default has occurred and is continuing or would result therefrom;
(h)so long as the Borrower shall be in Pro Forma Compliance with the financial covenants set forth in Section 7.10 (and if tested prior to the date on which the compliance certificate for the fiscal quarter ending on or about March 31, 2025 has been delivered, assuming that the financial covenants set forth in Section 7.10 applicable to the fiscal quarter ending on or about March 31, 2025 were then in effect), the Borrower and its Restricted Subsidiaries may make Restricted Junior Payments (other than pursuant to clause (e) of the definition thereof) in an aggregate amount during any fiscal year of the Borrower not to exceed the greater of (i) $50,000,000 and (ii) 3.0% of Adjusted Consolidated Net Tangible Assets for the most recently ended Test Period, so long as no Event of Default has occurred and is continuing or would result therefrom; and
(i)the Borrower and its Restricted Subsidiaries may make Restricted Junior Payments that are expressly permitted by Section 7.16;
provided, that no Restricted Junior Payments pursuant to clause (h) of this Section 7.06 may be made from the Second Amendment Effective Date through January 1, 2025.
7.07Transactions with Affiliates. Directly or indirectly (w) make any Investment in an Affiliate; (x) transfer, sell, lease, assign or otherwise Dispose of any property to an Affiliate;
(y) merge into or consolidate with an Affiliate, or purchase or acquire property from an Affiliate; or (z) enter into any other transaction or series of related transactions directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate), in each case, with a value in excess of $5,000,000; provided that:
(a)any Affiliate who is an individual may serve as a director, officer, employee or consultant of the Borrower or any Restricted Subsidiary, may receive reasonable compensation and indemnification for his or her services in such capacity and benefit from Permitted Investments to the extent specified in clause (b) of the definition thereof;
(b)the Borrower and its Restricted Subsidiaries may engage in and continue the transactions with or for the benefit of Affiliates which are described in Schedule 7.07 consisting of Permitted Project Recourse or other Investments in Restricted Subsidiaries or Project Companies permitted under Section 7.05 or Restricted Junior Payments allowed under Section 7.06;
(c)(i) the Loan Parties may engage in and continue transactions with other Loan Parties, and (ii) Restricted Subsidiaries that are not Loan Parties may engage in and continue transactions with other Restricted Subsidiaries that are not Loan Parties;

(d)the Borrower and its Restricted Subsidiaries may engage in transactions with Affiliates in the ordinary course of business on terms which are not materially less favorable to the Borrower and such Restricted Subsidiaries than those likely to be obtained in an arms’ length transaction between the Borrower and such Restricted Subsidiaries, on one hand, and a non- affiliated third party, on the other hand, and, if the value of such transactions or series of transactions exceed $50,000,000, such transaction shall be approved by a majority of the Disinterested Directors of the board of directors of the Borrower or such Restricted Subsidiaries, as applicable. “Disinterested Director” means, with respect to any Person and transaction, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction;
(e)the Borrower and its Restricted Subsidiaries may license IP Rights on a non- exclusive basis to the Borrower and its Restricted Subsidiaries; and
(f)the Borrower and its Restricted Subsidiaries may enter into transactions pursuant to the Second Lien Loan Documents (including any agreements related to warrants or other Equity Interests issued in connection therewith).
7.08Restrictive Agreements. Directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement (other than this Agreement) that prohibits, restricts or imposes any condition upon (a) the ability of any the Loan Parties to create, incur or permit to exist any Lien upon any of its property or assets constituting Collateral to secure the Secured Obligations, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to any other Restricted Subsidiary or to Guarantee Indebtedness of any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, by this Agreement or by the Second Lien Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the Closing Date identified on Schedule 7.08 (but shall apply to any extension or renewal of, or any amendment or modification, in each case, expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to restrictions applicable to a Restricted Subsidiary at the time it was acquired so long as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Borrower, (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of stock or assets of a Restricted Subsidiary of a Loan Party pending such sale; provided that such restrictions and conditions apply only to the Restricted Subsidiary (or to the Loan Party with respect to the equity in such Restricted Subsidiary) that is to be sold and such sale is permitted hereunder, (v) the foregoing shall not apply to customary restrictions in a joint venture agreement permitted hereunder or other Permitted Liens contained therein, (vi) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Indebtedness permitted by this Agreement to the extent such restrictions or conditions are not materially more restrictive than the provisions set forth in this Agreement (except for covenants or other provisions that are also added for the benefit of the Facilities or that only apply after the then-latest Maturity Date of the Facilities), and (vii) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
7.09Sale-Leaseback Transactions. Directly or indirectly, enter into any arrangements with any Person whereby it shall sell or transfer (or request another Person to purchase) any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property from any Person.
7.10Certain Financial Covenants. Subject in all respects to the waiver contained in the Second Amendment:
(a)First Lien Secured Net Leverage Ratio. Commencing with the fiscal quarter ended on or about March 31, 2025, the Borrower shall not permit the First Lien Secured Net Leverage Ratio on the last date of any Test Period set forth below to exceed the First Lien Secured Net Leverage Ratio set forth below for such Test Period:

Test Period Ending On or About	Maximum First Lien Secured Net Leverage Ratio
March 31, 2025	6.00:1.00
June 30, 2025	5.50:1.00
September 30, 2025 – September 30, 2026	5.00:1.00
December 31, 2026 and thereafter	4.50:1.00

(b)Consolidated Interest Coverage Ratio. Commencing with the fiscal quarter ended on or about March 31, 2025, the Borrower shall not permit the Consolidated Interest Coverage Ratio on the last day of any Test Period set forth below to be less than the Consolidated Interest Coverage Ratio set forth below for such Test Period:

Test Period Ending On or About	Minimum Consolidated Interest Coverage Ratio
March 31, 2025	1.00:1.00
June 30, 2025	1.25:1.00
September 30, 2025 – September 30, 2026	1.50:1.00
December 31, 2026 and thereafter	1.75:1.00

(c)Consolidated Asset Coverage Ratio. Commencing with the fiscal quarter ended on or about March 31, 2025, the Borrower shall not permit the Consolidated Asset Coverage Ratio on the last day of any Test Period set forth below to be less than the Consolidated Asset Coverage Ratio set forth below for such Test Period:

Test Period Ending On or About	Minimum Consolidated Asset Coverage Ratio
March 31, 2025	1.00:1.00
June 30, 2025	1.25:1.00
September 30, 2025 and thereafter	1.50:1.00

(d)Minimum Liquidity. The Borrower shall not permit Liquidity on the last day of any Test Period set forth below to be less than the Liquidity set forth below for such Test Period:

Test Period Ending On or About	Minimum Liquidity
March 31, 2024	$20,000,000
June 30, 2024	$30,000,000
September 30, 2024	$30,000,000
December 31, 2024	$50,000,000
March 31, 2025 and thereafter	$70,000,000

(e)Most Favored Nations Clause. If (A) (i) any Loan Party or any Restricted Subsidiary is or becomes an obligor in respect of any third party financing arrangement (other than this Agreement) that includes (1) any financial maintenance covenant not included in this Agreement or (2) any financial maintenance covenant that is included in this Agreement but is more restrictive than the terms set forth in this Section 7.10) or (ii) any Project Company (including, without limitation, each Project Company set forth on Schedule 5.15) is or becomes an obligor in respect of any third party financing arrangement (other than this Agreement) that includes any “minimum liquidity” (or substantially equivalent) covenant with respect to the Borrower that is more restrictive than the terms set forth in Section 7.10(d) (any such covenant described in the preceding clause (A)(i) or (A)(ii), a “Specified Financial Covenant”), and (B) with respect to Specified Financial Covenants pursuant to clause (A)(i), compliance with such Specified Financial Covenant is determined, in whole or in part, by reference to the financial results, financial condition or other financial metric of the Borrower or any of its Restricted Subsidiaries, (i) such Specified Financial Covenant shall be deemed incorporated into this Agreement automatically, without further action on the part of any Person and (ii) the Borrower shall promptly (and in any case no later than five (5) Business Days following the date on which such Specified Financial Covenant becomes applicable) notify the Administrative Agent of the existence of such Specified Financial Covenant.

7.11Lines of Business. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the date hereof or any business substantially related or incidental thereto; provided that the Borrower or any of its Restricted Subsidiaries may engage in any Similar Business.
7.12[Reserved].
7.13Modifications of Certain Documents. Consent to any modification, supplement or waiver of any of the provisions of any documents or agreements evidencing or governing any Junior Indebtedness (including, for the avoidance of doubt, any Indebtedness outstanding under Section 7.01(p) or Section 7.01(q) or any other Existing Debt, any Organization Documents or the Loan Purchase Agreement, in each case, (i) in a manner that would reasonably be expected to be materially adverse to the Lenders or (ii) if such modification, supplement or waiver is not permitted by the Second Lien Intercreditor Agreement.
7.14Sanctions. Directly or knowingly indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, for the purpose of funding any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swingline Lender, or otherwise) of Sanctions.
7.15Anti-Corruption Laws. Directly or knowingly indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti- corruption legislation in other jurisdictions.
7.16Additional Restrictions with Respect to Certain Indebtedness. Make any cash payments in respect of interest, fees or principal with respect to any Indebtedness outstanding under the Second Lien Credit Agreement or any Indebtedness that constitutes a Permitted Second Lien Refinancing or is otherwise incurred to directly or indirectly refinance Indebtedness outstanding under the Second Lien Credit Agreement (in each case, other than payment of any legal fees of counsel to the Borrower (or the applicable lenders) and any similar out-of-pocket expenses, to the extent required under the Second Lien Credit Agreement or other applicable agreement and agency fees) prior to the occurrence of the Facility Termination Date, or otherwise in violation of the Second Lien Intercreditor Agreement; provided, that notwithstanding the foregoing,
(a)the refinancing of Indebtedness outstanding under the Second Lien Credit Agreement with any Indebtedness that constitutes a Permitted Second Lien Refinancing, or with any other Junior Indebtedness that is incurred pursuant to Section 7.01(f) shall be permitted (so long as any mandatory prepayment required pursuant to Section 2.05(c)(v) has been made); and
(b)such cash payments may be made in respect of interest, fees or principal with respect to such Indebtedness (or with respect to any other Junior Indebtedness incurred following the Fourth Amendment Effective Date) so long as (i) the Total Net Leverage Ratio on a Pro Forma Basis shall not exceed 4.00:1.00, (ii) the Borrower shall be in Pro Forma Compliance with the financial covenants set forth in Section 7.10 (and if tested prior to the date on which the compliance certificate for the fiscal quarter ending on or about March 31, 2025 has been delivered, assuming that the financial covenants set forth in Section 7.10 applicable to the fiscal quarter ending on or about March 31, 2025 were then in effect) and (iii) no Event of Default has occurred and is continuing or would result therefrom.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01Events of Default. The occurrence of any of the following shall constitute an event of default (each, an “Event of Default”).
(a)the Loan Parties shall fail to pay to the Administrative Agent, the Collateral Agent, the L/C Issuers, or the Lenders, (i) any principal of any Loan when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration of such due or prepayment date, or otherwise or (ii) any interest or fees in respect of any Loan or any Reimbursement Obligation in respect of any L/C Disbursement or any other Obligation of the Loan Parties to the Administrative Agent, the L/C Issuers, or the Lenders within five (5) Business Days after the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration of such due or prepayment date, or otherwise;
(b)any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;
(c)the Loan Parties shall fail to observe or perform any covenant, condition or agreement contained in (i) Sections 6.01(a), (b), (c) or (d), 6.02(a), 6.03 (with respect to the existence of the Borrower), 6.05, 6.09, 6.10, 6.14, 6.21 (other than Section 6.21(a)) or 6.22 or in Article VII (it being expressly acknowledged and agreed that any failure of the Borrower at any measurement date to satisfy any financial covenant set forth in Section 7.10 shall not be deemed to be “cured” or remedied by the Borrower’s satisfaction of such financial covenant at any subsequent measurement date, but any such failure to comply with Section 7.10 shall be subject to Section 8.04 and an Event of Default with respect to Section 7.10 shall not occur until the expiration of the Borrower’s right to cure under Section 8.04), (ii) Sections 6.01(m) or (n) and such failure shall continue unremedied for a period of ten (10) days and (iii) Section 6.21(a) and such failure shall continue unremedied for a period of two (2) Business Days after notice thereof from the Administrative Agent to the Loan Parties;
(d)the Loan Parties shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b) or (c) of this Section 8.01) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (i) actual knowledge by an officer of any Loan Party or (ii) notice thereof from the Administrative Agent to the Loan Parties;
(e)the Borrower or any of its Restricted Subsidiaries shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, after giving effect to any grace period with respect thereto;
(f)any event or condition occurs that results in any Material Indebtedness of the Borrower or any of its Restricted Subsidiaries becoming due prior to its scheduled maturity or that enables or permits (after the expiration of any applicable grace or cure period with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, other than any secured Indebtedness that becomes due on the sale of the assets securing such Indebtedness in a disposition permitted, or otherwise consented to, under Section 7.04; provided, however, that none of the following events will, in and of themselves, be a Default or Event of Default under this Section 8.01(f): (x) the occurrence of any customary event or condition (other than calling any Additional Convertible Debt for redemption) that vests the right of any holder of Additional Convertible Debt to submit any Additional Convertible Debt for conversion, exchange or exercise in accordance with its terms; or (y) any actual conversion, exchange or exercise of any Additional Convertible Debt in accordance with its terms;
(g)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Restricted Subsidiaries that is a Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law or any other Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Restricted Subsidiaries that is a Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)the Borrower or any of its Restricted Subsidiaries that is a Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law or any other Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 8.01(g), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Restricted Subsidiaries that is a Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(i)the Borrower or any of its Restricted Subsidiaries that is a Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;
(j)a final judgment or judgments for the payment of money in excess of
$10,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment), shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Borrower or any of its Restricted Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and the Borrower or the relevant Restricted Subsidiary shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;
(k)an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
(l)there shall occur any Change of Control;
(m)any of the following shall occur: (i) the Liens created hereunder or under the other Loan Documents shall at any time cease in any material respect to constitute valid and perfected Liens on the Collateral intended to be covered thereby; (ii) any Loan Document (other than any “certificates” described in clause (h) of the definition thereof) shall for whatever reason be terminated, or shall cease to be in full force and effect (other than in accordance with the terms thereof); or (iii) the enforceability or validity of any Loan Document shall be contested in writing by any Loan Party; or
(n)if any of the following events occurs: (i) the Obligations shall cease to constitute “First Lien Obligations” under the Second Lien Intercreditor Agreement for any reason or (ii) the Second Lien Intercreditor Agreement shall be invalidated or otherwise cease to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with its terms.
Without limiting the provisions of Article IX, if a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by Administrative Agent (with the approval of Required Lenders (in their sole discretion)) as determined in accordance with Section 11.01 and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the Required Lenders or by the Administrative Agent with the approval of the Required Lenders, as required hereunder in Section 11.01.
8.02Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligations shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)subject to Section 2.08(b), notify the Borrower that the outstanding principal of the Loans shall bear interest at the Default Rate; provided that, failure to provide such notice shall not prevent such interest from accruing or otherwise delay the due date thereof if such Default Rate is applicable pursuant to Section 2.08(b);
(d)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(e)exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents or Applicable Law or equity;
provided, however, that upon the occurrence of an event described in Section 8.01(g) or (h), the Commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, the outstanding principal of the Loans shall bear interest at the Default Rate, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03Application of Funds.
(a)After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02) or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Secured Obligations then due hereunder, any amounts received on account of the Secured Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and L/C Issuers (including fees and time charges for attorneys who may be employees of any Lender or any L/C Issuer)) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this Second clause payable to them;
Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Secured Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this Third clause payable to them;
Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, L/C Borrowings and Secured Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, in each case ratably among the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this Fourth clause held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of respective L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections
2.03 and 2.14; and
Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
(b)Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to the Fourth clause above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section 8.03.
(c)Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank that is a Secured Party shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.
8.04Borrower’s Right to Cure. Notwithstanding anything to the contrary contained in Section 8.01, for purposes of determining whether an Event of Default has occurred under the financial covenant set forth in Section 7.10(a), (b) or (c) and so long as any Equity Cure Contribution made to the Borrower after the last day of the fiscal quarter in respect of which such Default has occurred and on or prior to the date that is ten (10) Business Days after the date on which financial statements are required to be delivered for such fiscal quarter will, at the request of the Borrower, be included in the calculation of Consolidated EBITDA solely for the purposes of determining compliance with the applicable financial covenants under Section 7.10 at the end of such fiscal quarter and any subsequent period that includes such fiscal quarter (any such equity contribution, a “Specified Equity Contribution”); provided that (a) the Borrower shall not be permitted to so request that a Specified Equity Contribution be included in the calculation of Consolidated EBITDA with respect to any fiscal quarter unless, after giving effect to such requested Specified Equity Contribution, (i) in any four consecutive fiscal quarters, there shall be at least two fiscal quarters in respect of which no Specified Equity Contribution is made and (ii) no more than five Specified Equity Contributions will be made in the aggregate over the life of the Facilities, (b) the amount of any Specified Equity Contribution and the use of proceeds therefrom will be no greater than the amount required to cause the Borrower to be in compliance with the applicable financial covenants set forth in Section 7.10 and (c) all Specified Equity Contributions and the use of proceeds therefrom will be disregarded for all other purposes under the Loan Documents (including calculating Consolidated EBITDA for purposes of determining basket levels, Applicable Rate and other items governed by reference to Consolidated EBITDA). To the extent that the proceeds of the Specified Equity Contribution are used to repay Indebtedness, such Indebtedness shall not be deemed to have been repaid for purposes of calculating any financial covenant set forth in Section 7.10 for the fiscal quarter in respect of which such Specified Equity Contribution is made. The proceeds of the Specified Equity Contribution shall not be utilized for purposes of determining Unrestricted Cash for purposes of any financial covenant set forth in Section 7.10. For the avoidance of doubt, the Borrower shall not be able to obtain any Credit Extension hereunder until receipt by the Administrative Agent of the Specified Equity Contribution and a Compliance Certificate evidencing the inclusion of such Specified Equity Contribution and demonstrating compliance with the applicable financial covenant under Section 7.10.
ARTICLE IX ADMINISTRATIVE AGENT
9.01Appointment and Authority.
(a)Appointment. Each of the Lenders and the L/C Issuers hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the Administrative Agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in- fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
9.02Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.
9.03Exculpatory Provisions.
(a)The Administrative Agent or the Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arrangers, as applicable, and its Related Parties:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, obtained or in the possession of, the Administrative Agent, Arrangers or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.
(b)Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby
(i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or an L/C Issuer.
(c)Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into
(i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(d)Neither the Administrative Agent nor any of its Related Parties shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to the eligibility of an Assignee. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is an Eligible Assignee or (y) have any liability with respect to or arising out of any assignment of Loans, or disclosure of confidential information, to any Person that is not an Eligible Assignee.

9.04Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.
9.05Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent, The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such subagents.
9.06Resignation of Administrative Agent.
(a)Notice. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C

Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)Defaulting Lender. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)Effect of Resignation or Removal. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article XI and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub- agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring or removed Administrative Agent was acting as Administrative Agent and (B) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including, without limitation, (1) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Secured Parties and (2) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d)L/C Issuer and Swingline Lender. Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer and Swingline Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as applicable, (ii) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue Letters of Credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
9.07Non-Reliance on Administrative Agent, the Arranger and the Other Lenders. Each Lender and each L/C Issuer expressly acknowledges that neither the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender or any L/C Issuer as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and each L/C Issuer represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries. Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
9.08No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the lead arrangers, bookrunners, or other titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.
9.09Administrative Agent May File Proofs of Claim: Credit Bidding.
(a)In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(l), (m), (o) and (p), 2.09, 2.10(b) and 11.04) allowed in such judicial proceeding; and
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.03, 2.09, 2.10(b) and 11.04.
(b)Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.
(c)The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral
(i)at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (ii) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (A) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (B) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (i) through (x) of Section 11.01(a) of this Agreement), and (C) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
9.10Collateral and Guaranty Matters
(a)Without limiting the provisions of Section 9.09, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,

(i)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the occurrence of the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 11.01;
(ii)to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(h); and
(iii)to release any Subsidiary Guarantor from its obligations under the Guaranty if such Person ceases to be a Wholly Owned Subsidiary as a result of a transaction permitted under the Loan Documents; provided that, notwithstanding anything to the contrary herein, no guarantees (nor the security interest granted by any such Subsidiary Guarantor) will be released solely as a result of the relevant Subsidiary Guarantor ceasing to be a Wholly Owned Subsidiary unless (A) no Default or Event of Default exists or would result from the transaction that causes such Person to cease to be a Wholly Owned Subsidiary, (B) upon giving Pro Forma Effect to such release and the consummation of the transaction that causes such Person to cease to be a Wholly Owned Subsidiary, the Borrower is deemed to have made a new Investment in such Person for purposes of Section
7.05 (as if such Person were then newly acquired) in an amount equal to the portion of the fair market value of the net assets of such Person attributable to the Borrower’s direct or indirect equity interest therein as reasonably estimated by the Borrower and such Investment is permitted pursuant to Section 7.05 at such time, (C) any transfer of the Equity Interests of such Subsidiary shall be to a non-Affiliate of the Borrower for a bona fide business purpose and, for the avoidance of doubt, not for the primary purpose of causing such release, (D) if such Subsidiary Guarantor is a Guarantor on the Closing Date, such transaction would cause such Subsidiary Guarantor to cease to be a Subsidiary of the Borrower and (E) a Responsible Officer of the Borrower certifies to the Administrative Agent compliance with preceding clauses (A), (B), (C) and (D).
(b)Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
(c)The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s

Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
9.11Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in the Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a written notice (including a Secured Party Designation Notice) of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of a Facility Termination Date.
9.12Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party or any of their Subsidiaries, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96- 23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) clause (i) in the immediately preceding clause
(a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party or any of their Subsidiaries, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
9.13Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE X CONTINUING GUARANTY
10.01Guaranty. Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Secured Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, and whether arising hereunder or under any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof) (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that (a) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and (b) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law or other Applicable Law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any debtor under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
10.02No Setoff or Deductions; Taxes; Payments. The Guarantors shall make all payments under the Loan Documents without setoff or counterclaim and free and clear of and without deduction or withholding for any Taxes, except as required by Applicable Laws. If any such deduction or withholding is required with respect to any amount payable by a Guarantor under the Loan Documents, the Guarantor will pay to the applicable Recipient any amounts owing pursuant to Section 3.01. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.
10.03Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Secured Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders in their sole discretion may determine (but subject to Section 8.03); and (d) release or substitute one or more of any endorsers or other guarantors of any of the Secured Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but tor this provision, might operate as a discharge of such Guarantor.
10.04Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Loan Party, (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party, (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder, (d) any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Secured Party whatsoever and any defense based upon the doctrines of marshalling of assets or of election of remedies, (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties (other than a defense of payment or performance in full). Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Secured Obligations.
10.05Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.
10.06Subrogation, Contribution, Etc. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until the Facility Termination Date. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured.
10.07Termination: Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this Section 10.07 shall survive termination of this Guaranty.
10.08Subordination. The Guarantors hereby subordinate the payment of all obligations and indebtedness of the Borrower owing to the Guarantors, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to the Guarantors as subrogee of the Secured Parties or resulting from the Guarantors’ performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations. If any Secured Party so requests, any such obligation or indebtedness of the Borrower to the Guarantors shall be enforced and performance received by the Guarantors as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantors under this Guaranty.
10.09Stay of Acceleration. If acceleration of the time for payment of any of the Secured Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.
10.10Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).
10.11Appointment of Borrower. Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf,
(a)any notice or communication delivered by the Administrative Agent, a L/C Issuer or a Lender to the Borrower shall be deemed delivered to each Loan Party and (c) the Administrative Agent, the L/C Issuers or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.

10.12Right of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under Applicable Laws; provided that such rights shall be subject to Section 10.06 hereof.
10.13Keepwell. Each Loan Party that is a Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.13 shall remain in full force and effect until the Secured Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section 10.13 to constitute, and this Section 10.13 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
ARTICLE XI MISCELLANEOUS
11.01Amendments, Etc.
(a)Subject to Section 3.03 and the last paragraph of this Section 11.01(a), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(i)waive any condition set forth in Section 4.01 or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;
(ii)without limiting the generality of clause (i) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Term Lenders (with respect to any Credit Extension under the Term Facility) or Required Revolving Lenders (with respect to any Credit Extension under the Revolving Facility), as the case may be;
(iii)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section
4.02 or of any Default or Event of Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(iv)postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;
(v)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to (A) amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate, (B) waive any mandatory prepayment under Section 2.05(c) or (C) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(vi)change (A) Section 2.12(f), Section 2.13 or Section 8.03 in a manner that would have the effect of altering the ratable reduction of Commitments, pro rata payments or pro rata sharing of payments required hereunder without the written consent of each Lender directly and adversely affected thereby; provided that the foregoing shall be inapplicable in connection with any financing described in the parenthetical in clause (2) of Section 11.01(a)(viii) or (B) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(c) or 2.06(c), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of the Required Revolving Lenders, the Required Term Lenders, as applicable or (C) Section 2.12(f) in a manner that would alter the pro rata application required thereby without the written consent of each Lender directly and adversely affected thereby.
(vii)change (A) any provision of this Section 11.01 or the definition of “Required Lenders” or “Required Class Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (B) of this Section 11.01(a)(vii)), without the written consent of each Lender or (B) the definitions of “Required Revolving Lenders” or “Required Term Lenders”, as each relates to the related Facility (or the constituent definition therein relating to such Facility) without the written consent of each Lender under such Facility;
(viii)(1) release all or substantially all of the Collateral in any transaction or series of related transactions (or terminate any Lien with respect thereto), except as expressly permitted in this Agreement (in which case such release may be made by the Administrative Agent acting alone) or (2) (x) subordinate, or have the effect of subordinating the Obligations hereunder to any other Indebtedness or (y) subordinate the Lien securing the Obligations to any other Indebtedness or permit any other Indebtedness to be secured by a Lien on the Collateral on a senior basis relative to the Liens on the Collateral securing the Obligations (in each case, other than any debtor-in-possession financing provided by the Lenders (or any of them), so long as all the Lenders are provided the opportunity to ratably participate in such debtor-in-possession financing), without the written consent of each Lender;
(ix)release all or substantially all of the value of the guarantees made by the Guarantors, without the written consent of each Lender, except to the extent the release of any Guarantor from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or
(x)directly and materially adversely affect the rights of Lenders holding Commitments or Loans of one Class differently from the rights of Lenders holding Commitments or Loans of any other Class without the written consent of the applicable Required Class Lenders;
and provided, further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuers in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (B) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (C) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (D) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.
(b)Notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of any Defaulting Lender may not be increased or extended and the maturity date of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (B) any waiver, amendment, consent or modification requiring the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender tinder a Facility, that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender and (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein.
(c)Notwithstanding anything to the contrary herein, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.
(d)Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.
(e)If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender, each Lender of any Class, each Lender affected thereby or each Lender of any Class affected thereby and that has been approved by the Required Lenders or Required Class Lenders, as applicable, the Borrower may replace such Non-Consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).
(f)Notwithstanding any provision herein to the contrary, this Agreement shall be automatically amended to give effect to each amendment described in Section 7.10(e) to incorporate each additional or more restrictive covenant in any third party financing pursuant to Section 7.10(e), without further action on the part of any Person. The Administrative Agent and the Borrower may document such amendment without the consent of any Lender; provided that the failure to so document such amendment shall not affect the automatic effectiveness of such amendment.
(g)Notwithstanding any provision herein to the contrary, the Administrative Agent and the Borrower may amend this Agreement to add covenants or other restrictive provisions to the extent required by the definition of “Permitted Refinancing Indebtedness” or Section 7.1(f), (p) or (q) or Section 7.8.
11.02Notices; Effectiveness; Electronic Communications.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrower or any other Loan Party, the Administrative Agent, any L/C Issuer or the Swingline Lender, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 1.01(a); and
(ii)if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate,

notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).
(b)Electronic Communications.
(i)Notices and other communications to the Administrative Agent, the Lenders, the Swingline Lender and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging, and Internet or intranet websites) pursuant to an electronic communications agreement (or such other procedures approved by the Administrative Agent in its sole discretion); provided that the foregoing shall not apply to notices to any Lender, the Swingline Lender or any L/C Issuer pursuant to Article II if such Lender, the Swingline Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent, the Swingline Lender, the L/C Issuers or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
(ii)Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (B) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided that for both clauses (A) and (B), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS, NO WARRANTY OF

ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE. NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any other Loan Party, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
(d)Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuers and the Swingline Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.
(e)Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices. Loan Notices, Letter of Credit Applications, Notice of Loan Prepayment and Swingline Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
11.03No Waiver; Cumulative Remedies; Enforcement.
(a)No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
(b)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any L/C Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13) or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
11.04Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including, but not limited to, (A) the reasonable and documented out-of-pocket fees, charges and disbursements of the Administrative Agent’s financial advisor and of counsel for the Administrative Agent and its Affiliates (but limited, in the case of fees, charges and disbursements of counsel, to the reasonable and documented out-of-pocket fees, charges and disbursements of one counsel for the Administrative Agent and its Affiliates, taken as a whole, in the case of a conflict of interest (actual or perceived), one additional conflicts counsel for each group of similarly situated Persons, taken as a whole, and, to the extent necessary, one local counsel in each relevant jurisdiction and/or one special counsel in each relevant specialty) and (B) due diligence expenses), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of counsel for the Administrative Agent, any Lender or any L/C Issuer (but limited, in the case of fees, charges and disbursements of counsel, to the reasonable and documented out-of-pocket fees, charges and disbursements of one counsel for the Administrative Agent, the Lenders and the L/C Issuers, taken as a whole, in the case of a conflict of interest (actual or perceived), one additional conflicts counsel for each group of similarly situated Persons, taken as a whole and, to the extent necessary, one local counsel in each relevant jurisdiction and/or one special counsel in each relevant specialty)), in connection with the enforcement or protection of its rights (x) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (y) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (but limited, in the case of fees, charges and disbursements of counsel, to the reasonable and documented out-of-pocket fees, charges and disbursements of one counsel for the Indemnitees, taken as a whole, in the case of a conflict of interest (actual or perceived), one additional conflicts counsel for each group of similarly situated Indemnitees, taken as a whole, and, to the extent necessary, one local counsel in each relevant jurisdiction and/or one special counsel in each relevant specialty), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property owned, leased or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related to a Loan Party or any of its Subsidiaries (including as relating to any property currently or formerly owned, leased or operated by a Loan Party or any of its Subsidiaries), or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by or against a third party or by or against the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or
(y) result from a claim not involving an act or omission of a Loan Party and that is brought by an

Indemnitee against another Indemnitee (other than against the Arranger or the Administrative Agent in their capacities as such). Without limiting the provisions of Section 3.01, this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under clauses (a) or (b) of this Section 11.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the applicable L/C Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the applicable L/C Issuer or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(d).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against the Administrative Agent (and any sub-agent thereof), any Lender and any L/C Issuer, and any Related Party of any of the foregoing Persons, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. None of the Administrative Agent (and any sub-agent thereof), the Lenders and the L/C Issuers, and the Related Party of any of the foregoing Persons shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)Payments. All amounts due under this Section 11.04 shall be payable not later than ten (10) Business Days after written demand therefor.
(f)Survival. The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuers and the Swingline Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate, in the applicable course of such recovery or payment, from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Secured Obligations and the termination of this Agreement.
11.06Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, each L/C Issuer, the Swingline Lender and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments) and the Loans (including for purposes of this clause (b), participations in L/C Obligations and in Swingline Loans) at the time owing to it; provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in clause (b)(i)(B) of this Section 11.06 in the aggregate or in the case of tin assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in clause (b)(i)(A) of this Section 11.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if the “Trade Date” is specified in the Assignment and Assumption, as of the “Trade Date”, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Facilities, or $1,000,000, in the case of any assignment in respect of any Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed) provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans and/or the Commitment assigned, except that this clause (b)(ii) shall not (A) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.06 and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required for any assignment to a Competitor, and for any other assignment, provided, that the consent of the Borrower shall not be required in connection with an assignment to a non- Competitor if (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5)

Business Days after having received notice thereof: and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Facilities;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any unfunded Term Commitment, any Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)the consent of each L/C Issuer and the Swingline Lender shall be required for any assignment in respect of the Revolving Facility.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Subsidiaries, (B) to any of the Borrower’s Affiliates, (C) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (C), (D) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons), (E) so long as no Event of Default has occurred and is continuing, in the case of the Revolving Facilities, unless the Borrower has provided its prior written consent to the Administrative Agent, to a Person that is not a commercial bank that provides revolving loans to its customers in the ordinary course of its business.
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this clause (b)(vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(vii)Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).
(c)Register. The Administrative Agent, acting solely for this purpose as a non- fiduciary agent of the Borrower (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and interest amounts) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register.
(d)Participations.
(i)Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and
(iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations.
(ii)Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.06; provided that such Participant (A) shall be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under clause (b) of this Section 11.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for Tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163- 5(b) of the United States Treasury Regulations (or, in each case, any amended, successor or final version thereof). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note or Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Resignation as L/C Issuer or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer or the Swingline Lender assigns all of its Revolving Commitment and Revolving Loans pursuant to clause (b) above, such L/C Issuer or Swingline Lender may, (i) upon thirty (30) days’ notice to the Administrative Agent, the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as L/C Issuer or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such L/C Issuer or Swingline Lender as L/C Issuer or Swingline Lender, as the case may be. If an L/C Issuer resigns, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If a Swingline Lender resigns, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the applicable retiring L/C Issuer to effectively assume the obligations of the applicable retiring L/C Issuer with respect to such Letters of Credit.
11.07Treatment of Certain Information; Confidentiality.
(a)Treatment of Certain Information. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by Applicable Law or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16(e) or Section 11,06 or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (B) the provider of any Platform or other electronic delivery service used by the Administrative Agent, the L/C Issuers and/or the Swingline Lender to deliver Borrower Materials or notices to the Lenders or (viii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, or (ix) with the consent of the Borrower or to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.07, (xi) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (xii) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 11.07. For purposes of this Section 11.07, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a non-confidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.
(b)Non-Public Information. Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (i) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with Applicable Law, including United States federal and state securities Laws.
(c)Press Releases. The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law

(including required filings with the SEC) and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.
(d)Customary Advertising Material. The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logos and/or trademarks of the Loan Parties.
11.08Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by Applicable Law to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, such L/C Issuer or such Affiliates, irrespective of whether or not such Lender, such L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have under Applicable Law. Each Lender and L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.09Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10Integration; Effectiveness. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
11.11Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
11.12Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuers or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
11.13Replacement of Lenders.
(a)if the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b):
(ii)such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)such assignment does not conflict with Applicable Law; and
(v)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent,
(b)A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
(c)Each party hereto agrees that (i) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided further that any such documents shall be without recourse to or warranty by the parties thereto.
(d)Notwithstanding anything in this Section 11.13 to the contrary, (i) the Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to the applicable L/C Issuer or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.
11.14Governing Law; Jurisdiction; Etc.

(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 11.14. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.15Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.
11.16[Reserved].
11.17[Reserved].
11.18No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger and the Lenders and their respective Affiliates are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders and their respective Affiliates, on the other hand, (ii) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent, the Arranger and each Lender and each of their respective Affiliates each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, the Arranger, nor any Lender nor any of their respective Affiliates has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Arranger, nor any Lender nor any

of their respective Affiliates has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger, the Lenders and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.
11.19Electronic Execution; Electronic Records; Counterparts.
(a)This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Lender Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, L/C Issuer nor Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C Issuer and/or Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any other Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 DSC §7006, as it may be amended from time to time.
(b)Neither the Administrative Agent, L/C Issuer nor Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, L/C Issuer’s or Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, L/C Issuer and Swingline

Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
(c)Each of the Loan Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement or any other Loan Document based solely on the lack of paper original copies of this Agreement or such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
11.20USA Patriot Act Notice. Each Lender that is subject to the Patriot Act and the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Loan Party in accordance with the Patriot Act. The Borrower and each other Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations (including any Beneficial Ownership Certification) under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.
11.21Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document: or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
11.22Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
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